UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

GENERAL DYNAMICS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LETTER TO OUR SHAREHOLDERS

March 22, 2024

Dear fellow shareholder,

On May 1, 2024, we will hold our annual meeting of shareholders. Several important matters will be determined at the meeting, including the election of your Board of Directors. In addition to details regarding the topics up for a vote, the enclosed Proxy Statement includes a discussion of our sound corporate governance practices, our pay-for-performance approach to executive compensation, and our engagement with shareholders. Please take the opportunity to read it.

This year’s annual meeting follows a strong year in 2023. We achieved revenue of $42.3 billion, diluted earnings per share of $12.02 and net cash provided by operating activities of $4.7 billion. We also returned $1.9 billion to shareholders via share repurchases and dividends. With a five percent increase in 2023, we now have increased our dividend twenty-six consecutive years.

These results come as we emerge from a period of significant investment across the company that has been aimed at creating enduring value for our shareholders. In Aerospace, Gulfstream’s product development has resulted in a new fleet of business aircraft, generating significant customer demand. Capital investments in our shipyards and strategic acquisitions in Technologies have positioned the company for further growth. And in Combat, we have worked with our U.S. government customer to achieve substantial increases in artillery production capacity in response to the current threat environment — underscoring what America can do when government and industry are aligned.

The Board of Directors has continued to carry out its important work of independent oversight. Drawing on deep experience gained from leadership roles in industry, government and the military, your Board of Directors focused its time on the most significant risks and opportunities for the company at each board meeting. In addition, the Board provides close oversight of our leadership refreshment and transition processes and receives company-wide succession planning updates at each meeting.

On behalf of the Board of Directors, I am pleased to invite you to our 2024 Annual Meeting of Shareholders. If you are unable to attend, we encourage you to vote by proxy. We ask that you vote in accordance with the recommendations of the Board. Your vote is very important.

Sincerely,

Phebe N. Novakovic
Chairman and Chief Executive Officer

GENERAL DYNAMICS / 2024 PROXY STATEMENT	2

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME Wednesday, May 1, 2024 9:00 a.m. Eastern Time	VIRTUAL MEETING SITE www.VirtualShareholderMeeting.com/GD2024	WHO CAN VOTE Shareholders as of March 6, 2024, are entitled to vote

Proposal		Board Recommendation	Additional Information
1	Election of Directors	“FOR” each nominee	See pages 14 through 24 for more information on the nominees
2	Advisory Vote on the Selection of Independent Auditors	“FOR”	See page 42 for details
3	Advisory Vote to Approve Executive Compensation	“FOR”	See page 44 for details
4	Shareholder Proposal — Shareholder Opportunity to Vote on Excessive Golden Parachutes	“AGAINST”	See pages 90 through 92 for details

HOW TO VOTE

Shareholders will also act on all other business that properly comes before the meeting, or any adjournment or postponement thereof.

The Board of Directors set the close of business on March 6, 2024, as the record date for determining the shareholders entitled to receive notice of, and to vote at, the Annual Meeting. It is important that your shares be represented and voted at the meeting. Please complete, sign and return a proxy card or use the telephone or internet voting systems.

A copy of the 2023 Annual Report accompanies this Notice and Proxy Statement and is available on the website listed below. These proxy materials are first being mailed or made available on the internet to shareholders on or about March 22, 2024.

By Order of the Board of Directors,

Gregory S. Gallopoulos
Corporate Secretary
Reston, Virginia
March 22, 2024

INTERNET Access www.ProxyVote.com and follow the instructions.

MAIL Sign and date each proxy card received and return each card using the prepaid postage envelope.

TELEPHONE Call 1-800-690-6903 if you are a registered holder. If you are a beneficial holder, call the phone number listed on your voter instruction form.

ATTEND THE VIRTUAL MEETING

To be admitted to the virtual meeting, you must register in advance by accessing www.ProxyVote.com and following the instructions by 11:59 p.m. Eastern Time on April 26, 2024. Once registered, you can access the virtual meeting at www.VirtualShareholderMeeting.com/

GD2024.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 1, 2024 The Proxy Statement and 2023 Annual Report are Available at www.gd.com/2024proxy

GENERAL DYNAMICS / 2024 PROXY STATEMENT	3

GENERAL DYNAMICS / 2024 PROXY STATEMENT	4

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PROXY SUMMARY

This summary highlights selected information that is provided in more detail throughout this Proxy Statement. This summary does not contain all the information you should consider before voting. You should read the full Proxy Statement before casting your vote.

Voting Matters and Board Recommendations

At this year’s Annual Meeting, we are asking shareholders of our common stock, par value $1.00 per share (Common Stock) to vote on the following matters:

PROPOSAL 1
ELECTION OF DIRECTORS
The Board recommends a vote FOR all director nominees.	See page 14

PROPOSAL 2
ADVISORY VOTE ON THE SELECTION OF INDEPENDENT AUDITORS
The Board recommends a vote FOR this proposal.	See page 42

PROPOSAL 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Board recommends a vote FOR this proposal.	See page 44

PROPOSAL 4
SHAREHOLDER PROPOSAL — SHAREHOLDER OPPORTUNITY TO VOTE ON EXCESSIVE GOLDEN PARACHUTES
The Board recommends a vote AGAINST this proposal.	See page 90

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Who We Are

Overview of Our Business and Strategy

General Dynamics Corporation (NYSE: GD) is a global aerospace and defense company that specializes in high-end design, engineering and manufacturing to deliver state-of-the-art solutions to our customers. We offer a broad portfolio of products and services in business aviation; ship construction and repair; land combat vehicles, weapons systems and munitions; and technology products and services. We offer these products and services through our 10 business units, which are organized into four operating segments: Aerospace, Marine Systems, Combat Systems and Technologies.

To optimize market focus, customer intimacy, agility and operating expertise, each business unit is responsible for the development and execution of its strategy and operating results. This structure allows for a lean corporate function, which sets the overall strategy and governance for the company and is responsible for allocating and deploying capital.

Our business units seek to deliver superior operating results by building industry-leading franchises. To achieve this goal, we invest in advanced technologies, pursue a culture of continuous improvement, and strive to be the low-cost, high-quality provider in each of our markets. The result is long-term value creation measured by strong earnings and cash flow and an attractive return on capital.

Delivering Long-Term Shareholder Value

General Dynamics is focused on creating long-term shareholder value. The company’s total shareholder return (TSR) for the three-year period measured from the end of 2020 through the end of 2023 outpaced the S&P 500 Aerospace & Defense (A&D) Index and the S&P 500 Index (87.4% for the company over the three-year period vs. 41.9% and 33.1% for the S&P A&D and S&P 500, respectively). In 2023, the company increased the quarterly dividend by 5%, the 26th consecutive annual dividend increase.

DIVIDEND HISTORY

(Quarterly)

THREE-YEAR TSR PERFORMANCE VS. PEER INDEX

GENERAL DYNAMICS / 2024 PROXY STATEMENT	6

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Strong 2023 Financial and Operational Performance

$42.3 billion REVENUE	$4.7 billion NET CASH PROVIDED BY OPERATING ACTIVITIES	$3.8 billion FREE CASH FLOW (FCF)(1)	$93.6 billion YEAR-END BACKLOG
Record High	Record High	Record High	Record High
$1.32 per share QUARTERLY DIVIDEND	$1.9 billion CASH RETURNED TO SHAREHOLDERS	$1.4 billion CASH INVESTED IN THE BUSINESS	87.4% THREE-YEAR TOTAL SHAREHOLDER RETURN (TSR)
Five percent increase from prior year	Including the 26th consecutive annual dividend increase	Representing capital expenditures and company-sponsored research and development	vs. 33.1% for the S&P 500 Index vs. 41.9% for the S&P A&D Index

(1)	See Appendix A for a discussion of FCF, which is a non-U.S. generally accepted accounting principles (GAAP) measure.

GENERAL DYNAMICS / 2024 PROXY STATEMENT	7

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2024 Board of Director Nominees

Name and Primary Occupation	Independent	Director Since	Other Public Company Boards	Committee Membership
				AC	CC	FBPC	NCGC	SC
RICHARD D. CLARKE Former Commander, U.S. Special Operations Command and Retired General, U.S. Army		2023
RUDY F. DELEON Senior Fellow, Center for American Progress		2014
CECIL D. HANEY Retired Admiral, U.S. Navy		2019	1
CHARLES W. HOOPER Former Director, Defense Security Cooperation Agency and Retired General, U.S. Army		2023	1
MARK M. MALCOLM Former President and CEO, Tower International, Inc.		2015
JAMES N. MATTIS Former U.S. Secretary of Defense and Retired General, U.S. Marine Corps		2019
PHEBE N. NOVAKOVIC Chairman and CEO, General Dynamics Corporation		2012	1
C. HOWARD NYE Chairman, President and CEO, Martin Marietta Materials, Inc.		2018	1
CATHERINE B. REYNOLDS Co-founder and CEO, VitaKey Inc.		2017	1
LAURA J. SCHUMACHER Lead Director and Former Vice Chairman, External Affairs and Chief Legal Counsel, AbbVie Inc.		2014	1
ROBERT K. STEEL Vice Chairman and Partner, Perella Weinberg Partners LP		2021	2
JOHN G. STRATTON Executive Chairman, Frontier Communications Parent, Inc.		2020	2
PETER A. WALL Retired General, British Army		2016
Committee Chair	AC = Audit Committee	FBPC = Finance and Benefit Plans Committee
Committee Member	CC = Compensation Committee	NCGC = Nominating and Corporate Governance Committee
SC = Sustainability Committee

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Composition of the General Dynamics Board

(As Nominated for Election at the Annual Meeting)

DIRECTOR TENURE	AGE

AN INDEPENDENT BOARD	DIVERSITY

GUIDED BY EXPERTISE — KEY BOARD SKILLS, KNOWLEDGE AND EXPERIENCE

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A Commitment to Sound Corporate Governance

Our Board believes that a commitment to sound corporate governance enhances shareholder value. Good corporate governance starts with a strong value system, and the value system starts in the boardroom. The General Dynamics Ethos — our distinguishing moral nature — is rooted in four overarching values.

THESE VALUES:

•	Drive how we operate our business;
•	Govern how we interact with each other and our customers, partners and suppliers;
•	Guide the way we treat our workforce; and
•	Determine how we connect with our communities and impact our environment.

By adhering to our Ethos, we ensure that we continue to be good stewards of the investments made in us by our shareholders, customers, employees and communities.

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Corporate Governance Highlights

Governance Practice		For more information
Stock Ownership	• Market-leading stock ownership requirements provide that executive officers must hold shares of our Common Stock worth at least 8 to 15 times of base salary.	P. 70
	• We prohibit hedging and pledging of our Common Stock by directors and executive officers.	P. 71
Board Structure and Governance	• Thoughtful Board refreshment supports Board diversity and a balanced mix of new and more seasoned directors with an average tenure of 6.1 years.	P.9; P. 27
	• 12 of our 13 director nominees are independent. All of our Board committees are chaired by independent directors and are 100% independent.	P.24; P. 28
	• An independent Lead Director with a robust set of responsibilities is elected annually by the Board and provides additional independent oversight of senior management and Board matters.	P. 26
	• Diligent Board oversight of risk is a cornerstone of our risk management program.	P. 30
	• Our independent directors meet in executive sessions, chaired by the Lead Director, without management present following each regularly scheduled Board meeting.	P. 33
	• Our directors had an average attendance of 98.7% for all Board and committee meetings in 2023.	P. 33
	• The Board and each committee conduct annual self-assessments of their performance and effectiveness.	P. 38
	• Our related person transactions policy ensures appropriate Board review of related person transactions.	P. 39
	• Our directors are elected annually based on a majority voting standard for uncontested elections. We have a resignation policy if a director fails to receive a majority of votes cast.	P. 14; Bylaws*
•

We prevent overboarding by providing that directors may not serve on more than four other public company boards, and Audit Committee members may not serve on the audit committees of more than two other public companies.

CGG*
Corporate Responsibility and Sustainability
•

The Board’s fully independent Sustainability Committee assists the Board in overseeing corporate practices relating to sustainability, including environmental, health, safety, human rights and social matters.

P. 32; SC Charter*
•

In November 2023, we released an updated Corporate Sustainability Report that discusses our Ethos, our commitment to our stakeholders and communities, our efforts to reduce greenhouse gas (GHG) emissions, and our commitment to diversity and inclusion.

CSR**
	• Our ethics program includes strong Codes of Ethics for all employees globally, with specific codes for our directors and financial professionals.	GD Website**
	• Disclosure of our corporate political contributions and trade association dues describes the process and oversight we employ in each area.	GD Website***
	• We have a strong corporate commitment to respecting the dignity, human rights and autonomy of others.	CSR**; GD Website**

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Governance Practice		For more information
Shareholder Rights	• Our proxy access Bylaws enable shareholders meeting the requirements in our Bylaws to nominate director candidates and have those nominees included in our proxy statement.	Bylaws*
	• We do not have a shareholder rights plan, or poison pill. Any such future plan would require shareholder approval.	CGG*
	• Our Bylaws provide for shareholders’ rights under Delaware law to act by written consent.	Bylaws*
	• Our shareholders have the right to request a special meeting of shareholders.	Bylaws*
	• Voting rights are proportional to economic interests. One share equals one vote.	Certificate of Incorporation*

*	Our Corporate Governance Guidelines (CGG), Certificate of Incorporation, Bylaws and Sustainability Committee Charter (SC Charter) are available on our website at www.gd.com/CorporateGovernance.
**	Our Standards of Business Ethics and Conduct, Codes of Ethics, Corporate Sustainability Report (CSR) and Human Rights Policy are available on our website at www.gd.com/Responsibility.
***	See www.gd.com/AdditionalDisclosure.

Shareholder Engagement

KEY ITEMS DISCUSSED WITH SHAREHOLDERS IN 2023

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Executive Compensation Highlights

Components of 2023 Compensation Program

CEO	OTHER NEOS	DESCRIPTION
ANNUAL BASE SALARY
• Base salary is targeted to be a market-competitive rate and reflects the experience, potential and performance track record of each executive.
ANNUAL INCENTIVE COMPENSATION

•  Targeted around the median of our peers, the annual incentive is designed to motivate and align management with current year business goals and varies based on achievements. The incentive includes a balance of financial, strategic and operational measures to align with annual key priorities.

•  The 2023 annual incentive was formulaic and based on three financial metrics of diluted earnings per share (EPS) (25%), FCF (25%) and operating margin (20%), as well as overall and individual strategic and operational performance (30%).

•  Strategic and operational performance measures include, but are not limited to: financial performance improvements, prudent allocation of capital, human capital management, environmental, social and governance (ESG) management, debt management, segment performance, cost reductions, leadership and other significant factors not contemplated at the start of the year.

LONG-TERM INCENTIVE (LTI) COMPENSATION

•  LTI awards are targeted around a market-competitive range of our peers and also reflect the experience, potential and performance track record of executives. LTI awards have multi-year performance metrics designed to align the named executive officers (NEOs) with the objectives of our company and shareholders.

•  The LTI program consists of three elements: performance stock units, or PSUs (50%), stock options (30%) and restricted stock (20%).

•  A mix of elements serves to:

–  Focus leaders on specific long-term performance results;

–  Provide a balance of rewards focused on different objectives over varying time periods;

–  Reward management for improvements in shareholder value;

–  Retain key employees through longer-term vesting and performance periods; and

–  Provide an opportunity for wealth accumulation over time that is consistent with the shareholder experience.

50% PERFORMANCE STOCK UNITS 30% STOCK OPTIONS 20% RESTRICTED STOCK

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ELECTION OF THE BOARD OF DIRECTORS OF THE COMPANY

PROPOSAL 1

•	Accomplished slate of nominees, with diversity of thought, experience and skills beneficial to our company

•	All nominees are independent, except the chairman

•	Average director tenure of 6.1 years

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES.

Director Nominations

Directors are elected at each annual meeting of shareholders and hold office for one-year terms, until their successors are elected and qualified, or until their earlier death, removal or resignation. The Nominating and Corporate Governance Committee leads consideration of director nominees from various sources and identifies nominees with the primary goal of ensuring the Board collectively serves the interests of shareholders.

NOMINEES ARE THOROUGHLY EVALUATED TO ENSURE A BALANCED AND EFFECTIVE BOARD

Ability to devote sufficient time and attention to Board responsibilities	Absence of conflicts of interest	Background and professional experience	Diversity of key skills and expertise

Ethics and integrity	Overall gender and racial / ethnic diversity	For incumbents: performance, participation and contributions to the Board

DIRECTOR CANDIDATE EVALUATION

Potential Board candidates are evaluated in the context of the current Board composition to ensure we have directors with different backgrounds, talent, skills and expertise. This ensures that our directors bring a broad perspective to the company on a range of important issues.

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Director Nominees’ Skills, Knowledge and Experience

In considering Board nominees, the Nominating and Corporate Governance Committee considers each individual’s background and personal and professional experiences, in addition to general qualifications. Nominees are evaluated in the context of the Board as a whole, with a focus on achieving an appropriate mix of skills needed to lead the company at the Board level. The Nominating and Corporate Governance Committee regularly assesses and communicates with the Board about current and potential future skills and backgrounds to ensure the Board maintains an appropriate mix. These skills are reflected in the following table. Each nominee also possesses additional skills and experience that are not highlighted among those listed below. In addition to specific skills, any nominee to our Board must possess the personal integrity and values to assure that the Board can carry out its duties in the context of the potential military use of our products and services.

DIRECTOR NOMINEES’ SKILLS, KNOWLEDGE AND EXPERIENCE MATRIX

Importance to General Dynamics
Aerospace and Defense Industry	Supports oversight of the company’s business performance, understanding of our customers, and strategic developments in our industry
Corporate Governance and Public Company Board	Provides the background and knowledge necessary to ensure effective oversight and governance
Finance or Accounting	Enables in-depth analysis of our financial statements and understanding of our capital structure, financial transactions and financial reporting processes
Government Relations and Regulatory	Critical for an understanding of the complex regulatory and governmental environment involving our business, including relevant policy issues
Global Business and Strategy	Important for oversight of a complex organization with operations worldwide
Operations and Manufacturing	Necessary in overseeing a sustainable, complex and global manufacturing company
Sustainability	Supports oversight of the company’s corporate sustainability practices and management related to environmental, health, safety, human rights and social matters
Technology and Cybersecurity	Supports our businesses in navigating the increasingly sophisticated and constantly evolving landscape for technology and cybersecurity

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Board Diversity

In order to sustain a global business, we must bring together a group of people with a vision for the future and diversity of thought. We must have leadership, at both the executive and Board levels, to develop and execute our business objectives better than our competition. Highlights of the composition of the Board, as nominated, include:

Limitation on Directorships

Consistent with our director nominee evaluation criterion that each nominee must have the ability to devote sufficient time and attention to Board responsibilities, our directors may not serve on more than four other public company boards, and Audit Committee members may not serve on the audit committees of more than two other public companies.

Director Retirement Policy

In October 2023, the Board, advised by the Nominating and Corporate Governance Committee, reviewed proposed updates to the Bylaws and Corporate Governance Guidelines regarding the company’s director retirement policy. The Board and the Nominating and Corporate Governance Committee considered that ensuring continuity and stability of the Board is in the company’s best interests, and further took into account our directors’ demonstrated records of strong and effective leadership and continued contributions to the Board, among other things. In light of these considerations, the Nominating and Corporate Governance Committee recommended that the proposed updates to the director retirement policy be approved. The Board concurred and approved amendments to the company’s Bylaws and Corporate Governance Guidelines to reflect the director retirement policy set forth below.

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Directors typically do not stand for election after reaching the age of 75. If the Nominating and Corporate Governance Committee and two-thirds of the directors then in office determine that having a particular person on the Board would provide a significant benefit to the company, that individual may stand for election after reaching the age of 75. Our Bylaws prohibit directors from standing for election after reaching the age of 78.

2024 Director Nominees

The following 13 nominees are standing for election to the Board at the Annual Meeting. If any nominee withdraws or for any reason is unable to serve as a director, your proxy will be voted for any remaining nominees (except as otherwise indicated in your proxy) and any replacement nominee designated by the Nominating and Corporate Governance Committee.

Age: 61 Director since: February 2023 INDEPENDENT Committees: • Nominating and Corporate Governance	RICHARD D. CLARKE

BACKGROUND

•

Retired General, U.S. Army (1984 to 2022)

•

Commander, U.S. Special Operations Command (USSOCOM) (2019 to 2022)

•

Director for Strategy Plans and Policy (J5) (2016 to 2019)

•

Commander, 82nd Airborne Division (2014 to 2016); 74th Commandant of Cadets, U.S. Military Academy at West Point (2013 to 2014); Deputy Commanding General for Operations, 10th Mountain Division (2011 to 2013)

Mr. Clarke, a former four-star U.S. Army General, brings to the Board a deep understanding of current global security issues, as well as practical considerations underlying strategic and risk assessment analyses in the defense industry.

EXPERIENCE HIGHLIGHTS

•

Mr. Clarke retired from the U.S. military after nearly four decades of leading complex and diverse organizations at every level, including over 15 years internationally with more than 10 combat deployments to Iraq and Afghanistan.

•

As Commander of USSOCOM, he led a joint force of over 75,000 military members with an annual operating budget in excess of $25 billion.

•

Mr. Clarke has directed global deployments to conduct some of the nation’s most sensitive and critical missions, advising the U.S. Secretary of Defense directly on human capital, strategy and mission risks.

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Age: 71 Director since: September 2014 INDEPENDENT Committees: • Compensation • Finance and Benefit Plans • Sustainability	RUDY F. DELEON

BACKGROUND

•

Senior Fellow, Center for American Progress (2007 to Present)

•

Senior Vice President, The Boeing Company (2001 to 2006)

•

U.S. Deputy Secretary of Defense (2000 to 2001); Undersecretary of Defense for Personnel and Readiness (1997 to 2000)

•

Undersecretary of the U.S. Air Force (1994 to 1997)

Mr. deLeon’s leadership roles in the public and private sectors inform his deep understanding of the aerospace and defense industry, enabling him to bring to the Board valuable perspectives on our business.

EXPERIENCE HIGHLIGHTS

•

Through his experience as the second-highest ranking civilian official in the U.S. Department of Defense and as a foreign policy and military advisor, Mr. deLeon developed a keen understanding of the complexities of the U.S. military and national security policy.

•

His experience in government, combined with his leadership role at Boeing as a senior vice president leading all U.S. federal, state and local government liaison operations, provides him with important insight on navigating both domestic and international business operations, as well as trade policy and related issues in a regulated and global marketplace.

Age: 68 Director since: March 2019 INDEPENDENT Committees: • Audit • Nominating and Corporate Governance (Chair)	CECIL D. HANEY

BACKGROUND

•

Retired Admiral, U.S. Navy (1978 to 2017)

•

Commander, U.S. Strategic Command (2013 to 2016)

•

Commander, U.S. Pacific Fleet (2012 to 2013)

OTHER PUBLIC COMPANY BOARDS

•

Tenet Healthcare Corporation (2021 to Present)

Mr. Haney’s nearly four-decade career with the U.S. Navy enables him to provide the Board with valuable insight on key aspects of the defense industry and national security priorities.

EXPERIENCE HIGHLIGHTS

•

Mr. Haney’s military leadership positions, particularly with U.S. Strategic Command, required extensive knowledge about the roles of engineering, advanced technologies and cybersecurity in U.S. national security.

•

During his service, Mr. Haney also gained broad global experience in managing complex operational and budgetary issues.

•

Mr. Haney’s service on public company boards has provided him with valuable perspectives on public company governance and operations.

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Age: 66 Director since: June 2023 INDEPENDENT Committees: • Nominating and Corporate Governance	CHARLES W. HOOPER

BACKGROUND

•

Senior Counselor, The Cohen Group (2020 to Present)

•

Retired Lieutenant General, U.S. Army (1979 to 2020)

•

Director, Defense Security Cooperation Agency (DSCA) (2017 to 2020)

•

U.S. Defense Attache to Egypt (2014 to 2017); Director of Strategy, Plans and Programs, U.S. Africa Command (2011 to 2014); Deputy Director of Strategic Planning and Policy, U.S. Indo-Pacific Command (2009 to 2011); U.S. Defense Attache to the People’s Republic of China (2007 to 2009); Senior Director for China, Taiwan and Mongolia Policy in the Office of the U.S. Secretary of Defense (2001 to 2003)

OTHER PUBLIC COMPANY BOARDS

•

APA Corporation (2022 to Present)

Mr. Hooper’s leadership positions in the U.S. Army enable him to provide the Board with an in-depth understanding of geopolitical and security cooperation considerations essential in the aerospace and defense industry.

EXPERIENCE HIGHLIGHTS

•

In his role leading the DSCA, which oversees U.S. foreign military sales, Mr. Hooper had oversight of 20,000 people globally and over $50 billion in annual weapons sales.

•

International assignments as a senior U.S. Army officer, including Egypt, China, Africa Command and Indo-Pacific Command, give Mr. Hooper broad perspectives on foreign relations and geopolitical complexities, particularly U.S.-China political and military relations.

•

Through his leadership roles, Mr. Hooper developed a strong understanding of the impact of technological change in international security, including evolving threat landscapes and cybersecurity matters.

Age: 70 Director since: August 2015 INDEPENDENT Committees: • Audit • Finance and Benefit Plans	MARK M. MALCOLM

BACKGROUND

•

President and Chief Executive Officer, Tower International, Inc. (2007 to 2016)

•

Senior Advisor, Cerberus Capital Management (2006 to 2007)

•

Executive Vice President and Controller, Ford Motor Credit (2004 to 2005); Director of Finance and Strategy, Global Purchasing, Ford Motor Company (2002 to 2004)

OTHER PUBLIC COMPANY BOARDS

•

Tower International, Inc. (a former public company) (2007 to 2019; became public in 2010)

Mr. Malcolm’s financial acumen and executive leadership experience provides the Board with valuable insight on complex business issues in areas such as risk management, global supply chain management and public company governance.

EXPERIENCE HIGHLIGHTS

•

Mr. Malcolm’s executive positions at Tower International and Ford provide him with critical knowledge of the management, financial and operational requirements of large public companies.

•

Through his leadership roles, he gained extensive experience in evaluating financial results and accounting principles, as well as a deep understanding of public company financial reporting processes.

•

Based on his experience, the Board has determined that Mr. Malcolm is an Audit Committee Financial Expert (as defined by the SEC).

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Age: 73 Director since: August 2019 INDEPENDENT Committees: • Audit • Nominating and Corporate Governance	JAMES N. MATTIS

BACKGROUND

•

Senior Counselor, The Cohen Group (2019 to Present)

•

U.S. Secretary of Defense (2017 to 2019)

•

Retired General, U.S. Marine Corps (1969 to 2013); Commander, U.S. Central Command (2010 to 2013); Commander, U.S. Joint Forces Command (2007 to 2010); NATO Supreme Allied Commander Transformation (2007 to 2009)

•

Mr. Mattis previously served as a director of General Dynamics Corporation (2013 to 2017)

Mr. Mattis’ demonstrated leadership and strategic skills make him well-equipped to provide valuable insight to the Board on strategic opportunities and risks associated with our aerospace and defense businesses.

EXPERIENCE HIGHLIGHTS

•

Mr. Mattis’ service as the U.S. Secretary of Defense, following a distinguished career in the U.S. Marine Corps, in addition to top leadership posts with the U.S. Central Command, the U.S. Joint Forces and NATO, provide him with unique perspectives and experiences regarding U.S. and foreign military strategy and operations, including NATO operations.

•

Through his leadership positions, Mr. Mattis developed a deep understanding of international and government affairs, particularly in the context of the global defense industry.

•

Mr. Mattis’ roles also required an extensive understanding of cybersecurity and advanced technologies.

Age: 66 Director since: May 2012 Committees: • None	PHEBE N. NOVAKOVIC

BACKGROUND

•

General Dynamics Corporation, Chairman and Chief Executive Officer (2013 to Present); President and Chief Operating Officer (2012); Executive Vice President, Marine Systems (2010 to 2012); Senior Vice President, Planning and Development (2005 to 2010); Vice President, Strategic Planning (2002 to 2005)

OTHER PUBLIC COMPANY BOARDS

•

J.P. Morgan Chase & Co. (2020 to Present)

•

Abbott Laboratories (2010 to 2021)

Ms. Novakovic’s service as a senior officer of General Dynamics since 2002 makes her a valuable and trusted leader who provides the Board with a deep understanding of the company and its customers.

EXPERIENCE HIGHLIGHTS

•

Through her roles as General Dynamics’ chairman and chief executive officer, president and chief operating officer, and executive vice president, Marine Systems, Ms. Novakovic developed a deep understanding of the company’s business operations, growth opportunities, risks and challenges.

•

As General Dynamics’ senior vice president, planning and development, she gained a strong understanding of the company’s core customers and the global marketplace in which we operate.

•

Ms. Novakovic’s service as a public company director provides her with valuable perspectives on corporate governance matters and the roles and responsibilities of public company boards.

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Age: 61 Director since: May 2018 INDEPENDENT Committees: • Audit (Chair) • Compensation	C. HOWARD NYE

BACKGROUND

•

Martin Marietta Materials, Inc., Chairman of the Board of Directors (2014 to Present); Chief Executive Officer and Director (2010 to Present); President (2006 to Present); Chief Operating Officer (2006 to 2009)

•

Executive Vice President of Hanson PLC’s North American building materials business (2003 to 2006)

OTHER PUBLIC COMPANY BOARDS

•

Martin Marietta Materials, Inc. Chairman of the Board of Directors (2014 to Present); Director (2010 to Present)

Mr. Nye brings to the Board valuable insight on a broad range of strategic and operational business matters.

EXPERIENCE HIGHLIGHTS

•

As chairman and chief executive officer of Martin Marietta, a leading supplier of construction aggregates and heavy building materials, Mr. Nye has a deep understanding of engineering, manufacturing, supply chain, mergers and acquisitions, sustainability, regulatory and corporate governance matters.

•

Through his senior leadership positions in the manufacturing and construction industry, Mr. Nye gained extensive risk management experience, particularly in employee health and safety matters.

•

Mr. Nye’s strong business and legal background, together with his service on public company boards, provide him with valuable insight into challenges and risks facing large public companies.

•

Based on Mr. Nye’s experience with public company financial statements and reporting, the Board has determined that Mr. Nye is an Audit Committee Financial Expert (as defined by the SEC).

Age: 66 Director since: May 2017 INDEPENDENT Committees: • Audit • Finance and Benefit Plans (Chair) • Sustainability	CATHERINE B. REYNOLDS

BACKGROUND

•

Co-founder of VitaKey Inc. and Chief Executive Officer (2021 to Present)

•

Chairman and Chief Executive Officer of The Catherine B. Reynolds Foundation (2000 to Present)

•

Chairman and Chief Executive Officer of EduCap Inc. (1989 to 2023)

•

Founder and Chairman of Servus Financial Corporation (1993 to 2000)

OTHER PUBLIC COMPANY BOARDS

•

Lindblad Expeditions Holdings, Inc. (2016 to Present)

Ms. Reynolds brings to the Board valuable insight on a broad range of financial and business matters, as well as a deep understanding of risk management and public company governance topics.

EXPERIENCE HIGHLIGHTS

•

Ms. Reynolds has extensive business and financial experience, including her innovative development of the first asset-backed securitization structure for consumer education loans.

•

Ms. Reynolds is a certified public accountant, and through her senior executive roles and service on public company boards, including as a member of audit, compensation, sustainability, and finance and benefit plans committees, she has gained valuable insight into public company governance and operations.

•

The Board has determined that Ms. Reynolds’ extensive financial and accounting background qualifies her as an Audit Committee Financial Expert (as defined by the SEC).

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Age: 60 Director since: February 2014 INDEPENDENT Committees: • Compensation (Chair) • Nominating and Corporate Governance	LAURA J. SCHUMACHER — LEAD DIRECTOR

BACKGROUND

•

General Dynamics Corporation Lead Director (August 2023 to Present)

•

AbbVie Inc., Vice Chairman, External Affairs and Chief Legal Counsel (2018 to 2022); Executive Vice President, External Affairs and General Counsel (2013 to 2018)

•

Abbott Laboratories, Executive Vice President, General Counsel and Secretary (2007 to 2012)

OTHER PUBLIC COMPANY BOARDS

•

CrowdStrike Holdings, Inc. (2020 to Present)

Ms. Schumacher’s executive leadership experience provides the Board with a deep understanding of public company governance topics, as well as valuable insight on a broad range of strategic, legal and regulatory business matters.

EXPERIENCE HIGHLIGHTS

•

Ms. Schumacher’s positions as chief legal officer of two large public companies provided her with extensive experience with respect to risk management and a deep knowledge of the types of legal, regulatory and corporate governance risks facing public companies.

•

Her experience as a senior executive in the healthcare industry has provided her with a keen awareness of strategic considerations and challenges associated with a complex, highly regulated industry.

•

Ms. Schumacher’s experience includes leading complex corporate transactions, including the separation of AbbVie Inc. from Abbott Laboratories.

Age: 72 Director since: February 2021 INDEPENDENT Committees: • Compensation • Finance and Benefit Plans • Sustainability (Chair)	ROBERT K. STEEL

BACKGROUND

•

Perella Weinberg Partners LP, Vice Chairman (2021 to Present); Partner (2014 to Present); Chairman of Advisory (2014 to 2021); Chief Executive Officer (2014 to 2019)

•

New York City Deputy Mayor for Economic Development (2010 to 2013)

•

Wachovia Corporation, Chief Executive Officer and President (2008 to 2009)

•

U.S. Department of the Treasury, Under Secretary for Domestic Finance (2006 to 2008)

•

Goldman Sachs, Vice Chairman (2002 to 2004); Co-head of Equities Division (1996 to 2002)

OTHER PUBLIC COMPANY BOARDS

•

Perella Weinberg Partners LP, Vice Chairman (2021 to Present)

•

USHG Acquisition Corp. (2021 to Present)

•

Cadence Bancorporation (now known as Cadence Bank) (2010 to 2019)

Mr. Steel brings to the Board a deep understanding of a broad range of financial topics, as well as valuable insight into a variety of sustainability and public company governance matters.

EXPERIENCE HIGHLIGHTS

•

Mr. Steel gained extensive experience with financial markets through his high-ranking public and private sector roles, firsthand knowledge of regulatory structures both at the federal and local levels, and a deep understanding of strategic and capital allocation considerations for public companies.

•

Mr. Steel served as Co-Chair of the Board of Directors of the Value Reporting Foundation, now part of the International Financial Reporting Standards (IFRS) Foundation, which gives him unique insight into sustainability issues.

•

Through his executive leadership positions at Wachovia and Perella Weinberg, Mr. Steel gained valuable insight into challenges facing public companies.

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Age: 63 Director since: February 2020 INDEPENDENT Committees: • Audit • Finance and Benefit Plans	JOHN G. STRATTON

BACKGROUND

•

Executive Chairman of the Board, Frontier Communications Parent, Inc. (2021 to Present)

•

Executive Vice President and President of Global Operations, Verizon Communications Inc. (2015 to 2018); Executive Vice President and President of Global Enterprise and Consumer Wireline, Verizon Communications Inc. (2014 to 2015); Executive Vice President and President of Verizon Enterprise Solutions (2012 to 2014); Executive Vice President and Chief Operating Officer of Verizon Wireless (2010 to 2012)

OTHER PUBLIC COMPANY BOARDS

•

Frontier Communications Parent, Inc., Executive Chairman of the Board (2021 to Present)

•

Abbott Laboratories (2017 to Present)

Mr. Stratton brings to the Board valuable perspectives on strategic and operational business matters of public companies, including those related to technology and cybersecurity.

EXPERIENCE HIGHLIGHTS

•

Through his leadership positions at Frontier Communications and Verizon, Mr. Stratton has extensive business and management experience operating global public companies, including business strategy and risk management.

•

Mr. Stratton also gained extensive insight into the importance and role of technology, including opportunities and risks associated with rapidly developing new technologies and cybersecurity.

•

His experience in the telecommunications industry also provides Mr. Stratton with an understanding of business operations in a highly regulated industry.

Age: 68 Director since: August 2016 INDEPENDENT Committees: • Finance and Benefit Plans • Nominating and Corporate Governance • Sustainability	PETER A. WALL

BACKGROUND

•

Retired General, British Army (1974 to 2014); Chief of the General Staff (2010 to 2014); Commander in Chief, Land Command (2009 to 2010)

•

Director of Operations, United Kingdom Ministry of Defence (2007 to 2009)

•

Director and Chief Executive Officer, Amicus Limited (strategic leadership advisory firm) (2014 to Present)

Mr. Wall brings to the Board important insight into the operational requirements of our customers, the application of technology in our business, and a deep understanding of global security issues.

EXPERIENCE HIGHLIGHTS

•

Mr. Wall had a distinguished career in the British Army before retiring at the rank of General in 2014, and he also served as Director of Operations for the U.K. Ministry of Defence, directing operations worldwide.

•

As Chief of the General Staff of the British Army, Mr. Wall managed significant operating budgets and led a major transformation of the British Army, including capital investment to harness the latest military technology.

•

Mr. Wall’s service in the U.K. Ministry of Defence and the British Army gave him an in-depth understanding and appreciation of the complexities of the U.K. military, its allies and the overall defense industry.

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Director Independence

Independence Standards

Our Board has established an objective that at least two-thirds of the directors be independent. The Board has established director independence guidelines (the Director Independence Guidelines) that are consistent with applicable New York Stock Exchange (NYSE) rules to assist in determining director independence. Our Board regularly assesses the independence of our directors and examines the nature and extent of any relationships between General Dynamics and our directors, their families and their affiliates. For a director to be considered independent, the Board must determine that a director does not have any direct or indirect material relationship with General Dynamics. The Director Independence Guidelines are a part of our Corporate Governance Guidelines, which are available at www.gd.com/CorporateGovernance.

Independence Determinations

The Board has determined that each current non-management director — Ms. Reynolds, Ms. Schumacher, and Messrs. Clarke, deLeon, Haney, Hooper, Malcolm, Mattis, Nye, Steel, Stratton and Wall — qualifies as an independent director.

In March of each year and at other times during the year for director nominations or appointments occurring outside the annual meeting of shareholders, the Board considers whether each director and nominee to the Board meets the definition of an “independent director” in accordance with applicable NYSE rules and the company’s Director Independence Guidelines. To make these independence determinations, the Board reviewed all relationships between General Dynamics and the directors and affirmatively determined that none of the individuals qualifying as independent has a material business, financial or other type of relationship with General Dynamics, other than as a director or shareholder of the company. Specifically, the Board considered the relationships listed below and the related person transactions listed on page 39 of this Proxy Statement and found them to be immaterial. For each of the relationships that the Board considered for 2023, 2022 and 2021, the payments made or received by General Dynamics, and the charitable contributions made by General Dynamics, fell below the thresholds in our Director Independence Guidelines (the greater of $1 million or 2% of the consolidated gross revenue of the other company). Listed below are the relationships that existed in 2023 that were considered by the Board as part of its independence determinations.

•	Ms. Reynolds and Messrs. Clarke, Haney, Hooper, Mattis, Nye and Wall serve or served as members of the boards of trustees or boards of directors, or as executive officers, of charitable and other non-profit organizations to which General Dynamics (i) made payments for memberships, sponsorships, trade show exhibit space or tuition in the usual course of our business, (ii) made and received payments for products and services in the usual course of our business or (iii) made contributions as part of our annual giving program.
•	Ms. Reynolds, Ms. Schumacher, and Messrs. Clarke, Haney, Hooper, Nye, Steel and Stratton serve or served as directors of companies, and Messrs. Hooper, Mattis, Nye and Stratton are or were employees or executive officers of companies to which General Dynamics sold products and services, or from which General Dynamics purchased products and services, in the ordinary course of business. None of the directors had any material interest in, or received any compensation in connection with, these ordinary-course business relationships.

Board Nominees Recommended by Shareholders

The Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders in the same manner as it considers and evaluates potential directors identified by the company. Recommendations by shareholders should be submitted in writing to the chair of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, General Dynamics Corporation, 11011 Sunset Hills Road, Reston, Virginia 20190. Our Bylaws address the requirements for nominations of directors, including a proxy access provision that permits a shareholder or a group of up to 20 shareholders who have owned 3% or more of the company's outstanding capital stock continuously for at least three years to submit director nominees for inclusion in our proxy statement if the shareholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws. The requirements for director nominations, including requirements for proxy access, can be found in Article II, Section 10 of our Bylaws, which are available on our website at www.gd.com/CorporateGovernance.

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GOVERNANCE OF THE COMPANY

Our Commitment to Strong Corporate Governance

The General Dynamics Board of Directors believes that good corporate governance enhances shareholder value. To that end, General Dynamics is committed to employing strong market-leading practices to promote a culture of ethics and integrity that defines how we do business. At the core, we are in business to earn ethically a fair return for our shareholders.

On the recommendation of the Nominating and Corporate Governance Committee, the Board has adopted the General Dynamics Corporate Governance Guidelines to provide a framework for effective governance of the Board and the company. The guidelines establish policies and practices with respect to Board operations and responsibilities, including Board structure and composition, director independence, executive and director compensation, succession planning, and the receipt of concerns and complaints by the Board. The Board regularly reviews these guidelines and updates them periodically in response to changing regulatory requirements, feedback from shareholders on governance matters and evolving best practices in corporate governance.

Our key corporate governance practices are summarized below. Our Corporate Governance Guidelines are available at www.gd.com/CorporateGovernance.

Our Ethos

As part of our commitment to strong corporate governance practices, we maintain an active and robust ethics program. Our ethics program is rooted in our Ethos — our distinguishing moral nature. Our Ethos is defined by four values: transparency, trust, alignment and honesty.

By adhering to our Ethos, we ensure that we continue to be good stewards of the investments made in us by our shareholders, customers, employees, suppliers and communities.

We have a Standards of Business Ethics and Conduct Handbook that applies to all employees. This handbook, known as the Blue Book, has been updated and improved as we have grown and changed over the years. Our ethics program also includes periodic training on ethics and compliance topics for all employees and a 24-hour ethics helpline, which employees can access via telephone or online to communicate any business-related ethics concerns.

We also have adopted ethics codes specifically applicable to our Board and financial professionals. The Code of Conduct for Members of the Board of Directors embodies our Board’s commitment to manage our business in accordance with the highest standards of ethical conduct. The Code of Ethics for Financial Professionals, which supplements the Blue Book, applies to our chief executive officer (CEO), chief financial officer (CFO), controller and individuals performing similar financial functions.

Any amendments to or waivers from the Standards of Business Ethics and Conduct, Code of Ethics for Financial Professionals or Code of Conduct for Members of the Board of Directors on behalf of any of our executive officers, financial professionals or directors will be disclosed on our website. The current Standards of Business Ethics and Conduct are available on our website at www.gd.com/Responsibility.

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Board Leadership Structure

Our Board comprises accomplished and experienced directors, all of whom are independent except for our CEO, who provide advice and oversight to further the interests of our company and our shareholders. Our Board continually assesses the composition of the Board based on consideration of all relevant factors and specific circumstances facing the company at the time. The Board regularly evaluates its leadership structure, including whether to separate or combine the positions of chairman and CEO.

Our Corporate Governance Guidelines also provide that the Board will conduct a detailed study of the desirability of the separation of the chairman and CEO roles at the time of a CEO transition, in addition to its rigorous assessment each year when electing a chairman. Our Board currently believes that the combination of the chairman and CEO roles, while retaining a strong independent Lead Director, is appropriate for our company as described below.

Chairman

Strong and Effective Leadership

Our Board elects a chairman annually from among the directors. The Board believes that Ms. Novakovic’s deep understanding of the company’s business, day-to-day operations, growth opportunities, challenges and risk management gained through several leadership positions, including 11 years as CEO, enable her to provide strong and effective leadership to the Board and to ensure the Board is informed of important issues facing the company. For example, the Board has observed Ms. Novakovic’s proven track record of long-term success in driving the company’s capital allocation and deployment strategy. Further, Ms. Novakovic’s unwavering commitment to our Ethos underpins her transparency and honesty in all dealings with the Board.

Independent Lead Director

Additional Independent Oversight

Our Board elects a Lead Director annually from among the independent directors, upon recommendation from the fully independent Nominating and Corporate Governance Committee. After the unexpected death of our Lead Director James S. Crown in June 2023, the Board elected Ms. Schumacher as Lead Director in August 2023. The Board believes that Ms. Schumacher's experience as a public company executive, leadership as chair of our Compensation Committee, and service on other public company boards throughout the years provide her with a deep understanding of and respect for the roles and responsibilities of an independent director. She is well positioned to ensure independent views are brought to the boardroom.

The Board believes that the company’s corporate governance framework empowers the Lead Director to conduct effective independent oversight of senior management and Board matters. For example, while serving as Lead Director, Ms. Schumacher, among other things:

•	Approved in advance the full agenda for each Board meeting and each Board committee meeting, and proposed topics of discussion;
•	Oversaw performance assessments, including the Board self-assessment and CEO compensation review;
•	Attended all Board meetings and all meetings of Board committees on which she served;
•	Chaired meetings of non-management directors;
•	Regularly met with the chairman regarding topics relevant to the Board;
•	Facilitated regular communication among the directors and the chairman; and
•	Participated and assisted in the identification and assessment of potential director candidates.

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The independent Lead Director’s authorities and responsibilities are listed below.

Lead Director Authorities and Responsibilities

•

Acts as chair at Board meetings when the chairman is not present, including meetings of the non-management directors;

•

Has authority to oversee the evaluation of the performance of the Board (in consultation with the Nominating and Corporate Governance Committee chair) and the CEO (in consultation with the Compensation Committee chair);

•

Works with the chairman to develop and agree to meeting schedules and agendas, and agree to the nature of the information that will be provided to directors in advance of meetings;

•

Meets regularly with the chairman on topics relevant to the Board and to provide feedback on Board topics and meetings;

•

Has the authority to call meetings of the non-management directors;

•

Consults regularly with non-management directors, coordinates activities of the non-management directors and serves as a liaison between the chairman and non-management directors;

•

Is available for consultation and communication with significant shareholders, when appropriate;

•

Has the authority to retain advisors and consultants in connection with all Board functions; and

•

Performs such other duties as the Board may determine from time to time.

Board Refreshment

Ensuring that the company maintains a strong and effective Board is a key area of focus for General Dynamics. Since 2020, the company has added four new independent directors pursuant to our Board refreshment process.

Our Nominating and Corporate Governance Committee leads this dynamic refreshment process. We strive to maintain a balanced Board with diverse experiences, skills and perspectives. The committee — with input from the Board as appropriate — endeavors to identify highly-qualified candidates for potential service on our Board. Under this process, the committee takes into account relevant considerations including:

•	The capacity to devote sufficient time and attention to General Dynamics duties;
•	Background and professional experience;
•	Diversity of key skills and expertise;
•	Ethics and integrity;
•	Gender and racial/ethnic diversity; and
•	The absence of conflicts of interest.

Candidates are thoroughly evaluated based on the highest standards to which the company holds itself, as detailed in Director Nominations above.

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Board Committees

The Board has established five standing committees to assist in executing its duties: Audit, Compensation, Finance and Benefit Plans, Nominating and Corporate Governance, and Sustainability. The primary responsibilities of each of the committees are described below, together with the current membership and number of meetings held in 2023. Currently, all of our Board committees are composed entirely of independent, non-management directors. Charters for all five Board committees are available on our website at www.gd.com/CorporateGovernance.

Committee Members

Listed below are the members of each of the five standing committees as of March 6, 2024.

	Audit Committee	Compensation Committee	Finance and Benefit Plans Committee	Nominating and Corporate Governance Committee	Sustainability Committee
Richard D. Clarke
Rudy F. deLeon
Cecil D. Haney
Charles W. Hooper
Mark M. Malcolm
James N. Mattis
C. Howard Nye
Catherine B. Reynolds
Laura J. Schumacher
Robert K. Steel
John G. Stratton
Peter A. Wall

Lead Director	Chair
Audit Committee Financial Expert	Member

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Committee Responsibilities

Following are descriptions of the primary areas of responsibility for each of the five committees.

AUDIT COMMITTEE Members: C. Howard Nye (Chair) Cecil D. Haney Mark M. Malcolm James N. Mattis Catherine B. Reynolds John G. Stratton Meetings in 2023: 8

RESPONSIBILITIES:

•  Oversees accounting, financial reporting, internal control, auditing and regulatory compliance activities

•  Selects and oversees the independent auditor

•  Approves audit and non-audit services provided by the independent auditor, including a review of the scope of the audit

•  Reviews our consolidated financial statements with management and the independent auditor

•  Evaluates the performance, responsibilities, budget and staffing of internal audit program

•  Evaluates the scope of the internal audit plan

•  Monitors management’s implementation of the company’s policies, practices and programs with respect to business ethics and conduct

COMPENSATION COMMITTEE Members: Laura J. Schumacher (Chair) Rudy F. deLeon C. Howard Nye Robert K. Steel Meetings in 2023: 4

RESPONSIBILITIES:

•  Evaluates the performance of the CEO and other officers, and reviews and approves their compensation

•  Recommends to the Board the level and form of director compensation and benefits

•  Reviews and approves both incentive and equity-based compensation plans

•  Reviews and monitors succession plans for officers, including the CEO

•  Has authority to retain and terminate external advisors in connection with the discharge of its duties

•  Has sole authority to approve compensation consultant fees (to be funded by the company) and the terms of the consultant’s retention

FINANCE AND BENEFIT PLANS COMMITTEE Members: Catherine B. Reynolds (Chair) Rudy F. deLeon Mark M. Malcolm Robert K. Steel John G. Stratton Peter A. Wall Meetings in 2023: 3

RESPONSIBILITIES:

•  Oversees the management of the company’s financial policies to ensure the policies are in keeping with the company’s overall business objectives

•  For employee benefit plans that name the company or one of its subsidiaries as the investment fiduciary (and for which the company or one of its subsidiaries has not appointed the management investment committee as investment fiduciary):

–  Provides strategic oversight of the management of the assets

–  Reviews and approves management’s investment policy recommendations

–  Reviews and approves the retention of third parties for administration and management services related to trust assets

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Members: Cecil D. Haney (Chair) Richard D. Clarke Charles W. Hooper James N. Mattis Laura J. Schumacher Peter A. Wall Meetings in 2023: 5

RESPONSIBILITIES:

•  Evaluates Board and management effectiveness

•  Advises the Board on the appropriate size, composition, structure and operations of the Board and its committees

•  Reviews and recommends to the Board committee assignments for directors

•  Advises the Board on corporate governance matters and monitors developments, trends and best practices in corporate governance

•  Recommends to the Board corporate governance guidelines that comply with legal and regulatory requirements

•  Identifies qualified individuals as director candidates

SUSTAINABILITY COMMITTEE Members: Robert K. Steel (Chair) Rudy F. deLeon Catherine B. Reynolds Peter A. Wall Meetings in 2023: 1

RESPONSIBILITIES:

•  Reviews and monitors corporate practices related to corporate sustainability matters, including those regarding environmental, health, safety, human rights (including international sales of defense articles) and social matters

•  Monitors developments, trends and best practices in managing corporate sustainability

•  Has authority to obtain advice and assistance from internal and external advisors in connection with the discharge of its duties

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Risk Oversight

Under our comprehensive risk management program, the Board oversees management’s identification and prioritization of risk, focusing on the most significant current and emerging risks facing the company that could have a substantive financial or strategic impact. In addition, Board members independently raise and assess potential risks, as applicable. We believe our risk management processes are well-supported by the current Board leadership structure.

Senior management is responsible for day-to-day risk management and conducts thorough assessments through internal management processes and controls. The CEO and senior management team provide the Board with a dedicated and comprehensive assessment of material risks at least twice per year, and the Board is briefed throughout the year as needed on specific risks facing the company. In our process, upstream, downstream and operational risks are also assessed for potential financial or strategic impact holistically across the company, taking into account the totality of the circumstances (including quantitative analyses of potential financial and operational impact, as well as qualitative factors such as compliance with laws, pending regulations and the potential effect on our reputation). Management reviews each risk and opportunity and determines the appropriate path forward, including the potential escalation of the issue to the Board or applicable Board committee, as needed.

The Board, or the appropriate committee, assesses existing and significant emerging risks on an ongoing basis as they arise. While the Board applies the same oversight standards to all material risks facing the company, focusing more frequently on the areas that represent the more immediate risks, individual risks generally differ in duration and severity, and timeframes required for effective mitigation may vary greatly or change over time as risk environments evolve. Thus, as risk environments evolve, the Board may adjust its oversight strategy on a case-by-case basis, as appropriate.

ROLES IN RISK MANAGEMENT

Board of Directors

The Board oversees risk management, focusing on the most significant risks facing the company, including strategic, operational, financial, legal, environmental, cybersecurity and reputational risks.

The Board evaluates the company’s risks throughout the year. The Board focuses on risk at its annual multi-day Board meeting, typically held in early February, to set the overall strategy and operating plan for the company. The Board reviews, adjusts where appropriate, and approves the annual business unit and business segment goals presented by management; adopts our company operating plan for the year; and monitors these plans and related risks throughout the year as part of periodic financial and performance reports given to the Board by the CFO and executive vice president of each business segment.

While two Board meetings per year are specially designated to include a comprehensive review of risk management, where the CEO and senior management team provide the Board with a dedicated assessment of the company’s key risk areas, as well as mitigation efforts, risks are also raised and discussed at every Board meeting. Throughout the course of the year, the Board receives briefings from senior management, including those responsible for legal and compliance risk, concerning a variety of topics and related risks specifically facing the company as they arise.

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Examples of the risk topics discussed in 2023 included:

•	Defense budget and acquisition matters;
•	Cybersecurity;
•	Labor relations;
•	Product safety topics;
•	Supply chain challenges;
•	Legal and regulatory matters;
•	Financial matters;
•	Human capital management, including succession planning; and
•	Specific customer and program developments.

The Board maintains general risk oversight as described above. There are also specific significant risks of which the Board has maintained direct oversight:

•	Succession Planning. The Board considers senior management succession planning a core part of the company’s risk management program, and at least annually, the Board reviews with the CEO succession planning for senior leadership positions and the timing and development required to ensure continuity and diversity of leadership over the short and long term.
•	Cybersecurity. In light of the heightened cybersecurity threats faced by the defense industry generally, the Board maintains direct oversight of the company’s cybersecurity risks and approach.
•	Delegation of Authority. The Board oversees updates to our Delegation of Authority policy, which serves as the backbone of the company’s approach to risk management, allocating the most significant risks and decisions to senior management.

In addition, the Board committees are each responsible for various areas of risk oversight as described below.

Audit Committee

•	Oversees the company’s policies and practices concerning overall risk assessment and risk management.
•	Reviews and takes appropriate action regarding the company’s annual and quarterly financial statements, the internal audit program, the ethics program and internal control over financial reporting.
•	Receives regular briefings from members of senior management on accounting matters, the internal audit plan, internal control over financial reporting matters, and ethics program matters.
•	Holds separate, regular executive sessions with internal audit, management and the members of the company’s independent auditors’ audit team.

Finance and Benefit Plans Committee

•	Oversees the management of the company’s financial policies and the assets of the company’s defined benefit plans for employees.
•	Oversees market risk exposure with respect to assets within the company’s defined benefit plans, and related to the capital structure of the company, including borrowing, liquidity, allocation of capital and funding of benefit plans.
•	Assesses risks in areas under its purview, and receives regular briefings from our senior management or external advisors on financial policies, pension plan liabilities, and funding and asset performance.

Compensation Committee

•	Oversees our executive compensation program to ensure that the program creates incentives for strong operational performance and for the long-term benefit of the company and its shareholders without encouraging excessive risk-taking.
•	Receives briefings from the chairman and CEO; the senior vice president, human resources and administration; and outside consultants and advisors on compensation matters.

Nominating and Corporate Governance Committee

•	Oversees risks related to the company’s governance structure, processes, and risks arising from related person transactions.
•	Receives briefings from the senior vice president, general counsel and secretary.

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Sustainability Committee

•	Oversees risks relating to the company’s corporate sustainability practices and management, such as those regarding environmental, health, safety, human rights (including international sales of defense articles) and social matters.
•	Monitors developments, trends and best practices in managing corporate sustainability matters.
•	Receives briefings from the senior vice president, general counsel and secretary; and the senior vice president, human resources and administration.

Senior Management

•	Assumes responsibility for day-to-day risk management; conducts thorough assessments of the company’s risks through internal management processes and controls, including an evaluation of the potential impact of existing and significant emerging risks to the company.
•	Ensures compliance with the company’s disclosure obligations, controls and procedures as existing and significant emerging risks are identified.
•	Provides the Board with a dedicated and comprehensive briefing of material risks at least twice per year, and briefs the Board throughout the year as needed on specific risks facing the company.
•	Delivers reports to the Board at an annual multi-day Board meeting, typically held in early February, on opportunities and risks in the markets in which the company conducts business. Additionally, each business unit president and each business segment executive vice president presents the unit’s and segment’s respective operating plan and strategic initiatives for the year, including notable business opportunities and risks.
•	Reports financial and performance metrics to the Board, through the CFO and executive vice presidents of each business segment.

External Advisors

•	Remain available for consultation and provide independent, expert advice on the identification, oversight, evaluation and management of specific risks facing our business (including future threats and trends), and review and comment on risk management processes and procedures as necessary.
•	Review and suggest updates and improvements to our risk management processes and procedures.
•	Assist in the implementation of Board and senior management responsibilities regarding risk management.
•	Support, advise and assist with public disclosure regarding risk management and company risks.

HIGHLIGHT ON LABOR RELATIONS

Approximately 22% of our workforce is represented by collective bargaining agreements. In 2023, we renewed the collective bargaining agreements for the majority of our represented employees.

Outside the company, 2023 was a significant year for labor relations, with several high-profile union negotiations. This context provided challenges and opportunities for the company's own negotiations.

As part of its oversight and risk management process, the full Board received briefings throughout the year on union negotiations and labor relations. Management and the Board discussed negotiation strategy and process; market dynamics; and risks to the company.

The company successfully negotiated:

•  Renewed labor agreements with all major unions;

•  Mutually satisfactory resolution on economic terms; and

•  Alignment with union representatives on other factors intended to improve workforce productivity and worker safety.

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Board Meetings, Attendance and Executive Sessions

Engaged and Active Board of Directors

8	98.7%	100%	100%
Board of Directors meetings in 2023	Average director attendance at 2023 Board and committee meetings	Director attendance at the 2023 Annual Meeting	Each 2023 Board meeting was followed by a non-management director executive session
2023 Board meetings included a multi-day meeting in February to review our 2023 operating plan, including the operating plans of each of our business segments.	Strong director participation, with all Board members serving in 2023 attending 89% or more of the total number of Board and committee meetings of which he or she was a member. The average attendance for all Board and committee meetings in 2023 was 98.7%.	We encourage directors to attend each Annual Meeting of Shareholders.	Non-management directors may also meet without management present at other times as requested by any non-management director. The independent Lead Director chairs executive sessions.

Corporate Responsibility and Sustainability

Our Board and management take seriously our commitment to corporate responsibility. Our approach to sustainability is grounded in our corporate Ethos, which compels responsible business practices, transparency of our actions and accountability to our commitments. Our Ethos ensures that we behave according to our shared values; use those values to guide our every endeavor; and make General Dynamics sustainable for our shareholders, customers, employees and communities, both local and global.

Ongoing engagement with stakeholders has been an integral part of building and evolving our sustainability program, and we implement our program in a way that benefits our stakeholders, including investors, customers, employees, suppliers and communities. We understand the value of engaging stakeholders and providing robust disclosures on how General Dynamics’ Board and senior management team identifies, prioritizes and addresses environmental, social and governance (ESG) risks. We remain committed to reducing our global environmental impact, including our carbon footprint; protecting and promoting human rights; increasing the diversity and inclusiveness of our workforce; supporting the health, welfare and safety of our employees; and being transparent on these issues. As with all aspects of our business, we strive for continuous improvement. Our sustainability initiatives are no exception.

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Sustainability Governance

Our Board focuses its oversight on material risks and opportunities, including those related to ESG matters, as it discharges its duties. The Board’s fully independent Sustainability Committee assists the Board in overseeing corporate practices relating to sustainability, including environmental, health, safety, human rights and social matters. The Sustainability Committee is chaired by Robert K. Steel, an independent director with expertise and unique experience in the ESG field, including as a former board Co-Chair of the Value Reporting Foundation, now part of the IFRS Foundation.

Oversight of material risks is among the most critical functions of our Board. The Board also has long-established governance structures designed to assure that potentially material risks, including those related to sustainability issues, are adequately identified and escalated. Pursuant to these structures, senior management, as part of its day-to-day management of the business, identifies and evaluates sustainability issues and, where appropriate, escalates these issues within our governance structure. In addition, compliance with our established policies is subject to our rigorous internal audit program, which reports directly to the Board’s Audit Committee.

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Overarching Principles

Our approach to sustainability matters is guided by strong corporate governance processes and characterized by a culture of transparency.

GOVERNANCE	TRANSPARENCY
Our Board, as a whole and through its Sustainability Committee, maintains oversight over our sustainability practices and is committed to continuous improvement.	We publish key ESG information, including our comprehensive Corporate Sustainability Report that follows the Sustainability Accounting Standards Board (SASB) framework, our Employment Information Report (EEO-1) workforce diversity data, and our CDP (formerly known as the Carbon Disclosure Project) disclosure of climate-related data. This information is available on our website.

Key Focus Areas

Our governance processes described above ensure that our business decisions recognize the economic, environmental and social considerations in our operational strategy.

ENVIRONMENT	HUMAN CAPITAL MANAGEMENT
As a company with multiple business lines that include heavy manufacturing, we recognize that our actions have an impact on our planet. In keeping with our commitment to environmental stewardship, we adopted a company-wide target to reduce our greenhouse gas emissions by 40% by 2034 compared to our 2019 emissions.	People are the heart of our company. We are committed to the safety, health and well-being of our employees, including fair compensation for the work they perform, so that they can remain focused on their mission.

HUMAN RIGHTS	DIVERSITY
We recognize the fundamental human dignity of all people. As a company with operations and suppliers around the world, we appreciate the importance of ensuring that we respect basic human rights in our business activities and conduct risk-based due diligence efforts scaled in proportion with the degree of potential risk.	We believe that a diverse workplace yields better ideas and outcomes. We are committed to promoting a workforce that reflects a rich tapestry of different backgrounds, experiences and perspectives, where all are welcomed.

SUPPLY CHAIN
Suppliers are critical to our ability to deliver quality products and services at market prices to our customers, and we expect our suppliers to act as good corporate citizens.

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Shareholder Outreach and Engagement

Our Board is committed to robust shareholder engagement, and shareholder engagement has become an embedded part of our investor relations and governance programs. Conversations throughout the year led by our investor relations team are supplemented by an annual outreach dedicated to corporate governance matters, our executive compensation program, sustainability efforts, human capital management, succession planning and other business topics. In each of the past several years, we have targeted shareholders representing approximately 65% of our outstanding shares to receive their feedback on these topics. Our core shareholder engagement team comprises senior members of our investor relations, corporate governance and human resources (including executive compensation) groups, supplemented by our independent Lead Director or Compensation Committee chair as appropriate. Additionally, an ad hoc group of directors, anchored by the chairman and the independent Lead Director, is available to liaise with significant shareholders. Our Board remains committed to soliciting and understanding shareholder views and responding as appropriate.

OUR SHAREHOLDER ENGAGEMENT PROGRAM

FALL ENGAGEMENT

- We receive feedback and updates on shareholders' governance, executive compensation and corporate responsibility priorities.
- We provide updates to shareholders on the company's programs in these areas.

PROXY STATEMENT
(March)

- We make changes, when appropriate, to our corporate governance, executive compensation and corporate responsibility programs, and discuss those changes in our proxy statement.

SPRING ENGAGEMENT

- We offer additional engagement opportunities to address proxy statement matters or other questions.

ANNUAL MEETING
(May)

- Voting results help us calibrate our governance, executive compensation and corporate responsibility programs to reflect shareholders' priorities.

We target and have engaged annually with holders of approximately

65%

of our Common Stock

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KEY ITEMS DISCUSSED WITH SHAREHOLDERS IN 2023

HUMAN CAPITAL MANAGEMENT - Diversity - Labor relations	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE - Board refreshment and succession planning - Board leadership structure

CORPORATE RESPONSIBILITY AND SUSTAINABILITY - Greenhouse gas emissions - Human rights risk management and due diligence	MANAGEMENT SUCCESSION PLANNING

EXECUTIVE COMPENSATION

Director Orientation and Continuing Education

Our comprehensive director orientation and continuing education initiatives help ensure that directors have a deep and up-to-date understanding of our business.

STRENGTHENING DIRECTORS' KNOWLEDGE ABOUT OUR COMPANY

Orientation

- Each new director receives an orientation that consists of in-person briefings provided by corporate officers on our business operations; significant financial, accounting and risk-management matters; corporate governance; ethics; and key policies and practices.
- Each new director receives briefings on the responsibilities, duties and activities of the committees on which the director will initially serve.

Site Visits

- New directors have the opportunity to visit business units within each of our segments and receive briefings from the respective executive vice president and members of business unit management teams.
- All directors visit our business units periodically, allowing the directors to interact with the business unit management teams and employees, and to gain a firsthand view of our operations.

Management Briefings

- Management, including the general counsel and CFO, periodically provide materials and briefing sessions on subjects that assist directors in fulfilling their duties.

Operating Plan Review

- Annually, the Board holds a multi-day meeting with our senior management to conduct in-depth strategic and financial reviews and to approve the operating plans of each business unit, each business segment and the company as a whole.

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Board and Committee Performance Assessments

Our Board promotes continuous improvement throughout our company. In this spirit, the Board continually assesses itself for areas of potential improvement.

Communications with the Board

Any shareholder or any other interested party who has a concern or question about the conduct of General Dynamics may communicate directly with our non-management directors, the chairman or the full Board. Communications may be confidential or anonymous. Communications should be submitted in writing to the chair of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, General Dynamics Corporation, 11011 Sunset Hills Road, Reston, Virginia 20190. The Corporate Secretary will receive and process all written communications and will refer all substantive communications to the chair of the Nominating and Corporate Governance Committee in accordance with guidelines approved by the independent members of the Board. The chair of the Nominating and Corporate Governance Committee will review and, if necessary, investigate and address all such communications and will report the status of these communications to the non-management directors as a group or the full Board on a quarterly basis. Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as business solicitations; junk mail, mass mailings and spam; employment inquiries; and surveys.

Our employees and other interested parties may also communicate concerns or complaints about our accounting, internal control over financial reporting or auditing matters directly to the Audit Committee. Communications may be confidential or anonymous and can be submitted in writing or reported by telephone. Written communications should be submitted to the chair of the Audit Committee in care of our ethics officer at the address in the preceding paragraph or at the address in the Blue Book that is provided to all employees. Our employees can call a toll-free helpline number or access the helpline online. The ethics officer will review, investigate and address any concerns or complaints unless the Audit Committee instructs otherwise. The ethics officer will report the status of all concerns and complaints to the Audit Committee. The Audit Committee may also direct that matters be presented to the full Board and may direct special treatment of any concern or complaint addressed to it, including the retention of outside advisors or counsel.

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Related Person Transactions Policy

Our Board has adopted a written policy on the review and approval of related person transactions. Related persons covered by the policy are:

•	Executive officers, directors and director nominees;
•	Any person who is known to be a beneficial owner of more than 5% of our voting securities;
•	Any immediate family member of any of the foregoing persons; or
•	Any entity in which any of the foregoing persons has or will have a direct or indirect material interest.

A related person transaction is defined by this policy as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which General Dynamics (including any of its subsidiaries) will be a participant, the amount involved exceeds $120,000, and any related person will have a direct or indirect material interest. The following interests and transactions are not subject to the policy:

•	Director compensation that has been approved by the Board;
•	A transaction where the rates or charges are determined by competitive bid; or
•	A compensatory arrangement solely related to employment with General Dynamics (or a subsidiary) that has been approved by the Compensation Committee or recommended by the Compensation Committee to the Board.

The Nominating and Corporate Governance Committee is responsible for reviewing, approving and, where applicable, ratifying related person transactions. If a member of the committee has an interest in a related person transaction, then he or she will not be part of the review process. In addition, the committee may refer a related person transaction to the disinterested members of the Board for review and consideration of approval in accordance with the policy.

In considering the appropriate action to be taken regarding a related person transaction, the committee or the Board will consider the best interests of General Dynamics and whether the transaction is fair to the company, is on terms that would be obtainable in an arm’s-length transaction or is pursuant to a company discount program for which the related person is eligible, serves a compelling business reason, and any other factors it deems relevant. As a condition to approving or ratifying any related person transaction, the committee or the Board may impose whatever conditions and standards it deems appropriate, including periodic monitoring of ongoing transactions.

The following transactions with a related person were determined to pose no actual conflict of interest and were reviewed and approved by the Board pursuant to our related person transactions policy:

1)	Based upon a Schedule 13G filing made with the U.S. Securities and Exchange Commission (SEC) on January 31, 2024, BlackRock, Inc. (BlackRock), a provider of a broad range of investment management and technology services to institutional and retail clients worldwide, reported beneficial ownership of more than 5% of our outstanding Common Stock as of December 31, 2023. An affiliate of BlackRock provides investment management services related to certain of the company’s benefit plans. The agreements with BlackRock were negotiated in arm’s-length transactions and the ownership of General Dynamics stock plays no role in the business relationship between General Dynamics and BlackRock. In addition, we believe the agreements represent standard terms and conditions for investment management services. For providing the services, BlackRock received fees in 2023 totaling approximately $8.3 million. Also in 2023, our subsidiary, Gulfstream Aerospace Corporation (Gulfstream) received approximately $41 million from BlackRock as progress payments related to aircraft purchases, and our subsidiary, Jet Aviation, received payments from BlackRock totaling approximately $23.9 million for the purchase of aircraft management and related services. BlackRock’s purchases from Gulfstream and Jet Aviation were in the ordinary course of business and on arm’s-length terms, and the ownership of General Dynamics stock plays no role in the business relationship. In accordance with the related person transactions policy, the Nominating and Corporate Governance Committee reviewed and approved the services and transactions for 2023.
2)	In 2023, Henry Crown and Company made payments to Gulfstream totaling $12 million in connection with the execution of agreements to purchase four (4) aircraft, and also paid approximately $3.71 million for aircraft parts and maintenance services. In addition, Henry Crown and Company paid approximately $523,041 in 2023 to Jet Aviation in connection with charter flights and aircraft services. The purchases from both Gulfstream and Jet Aviation were in the ordinary course of business and on arm’s-length terms. Henry Crown and Company was an affiliated entity of Mr. Crown.
3)	An immediate family member of Mr. Roualet, a named executive officer, is an employee of a General Dynamics subsidiary and received compensation exceeding approximately $120,000 in 2023.

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Director Compensation

We compensate each non-management director for service on the Board. The Compensation Committee reviews director compensation on an annual basis.

2023 Compensation

Non-management director compensation for 2023 was:

Compensation Element	Amount
Annual Retainer	$125,000
Lead Director Retainer	$42,500
Annual Retainer: Audit Committee Chair	$27,500
Annual Retainer: Compensation Committee Chair	$25,000
Annual Retainer: • Finance and Benefit Plans Committee Chair • Nominating and Corporate Governance Committee Chair • Sustainability Committee Chair	$20,000
Annual Retainer: Audit Committee Member	$13,750
Annual Retainer: Compensation Committee Member	$12,500
Annual Retainer: • Finance and Benefit Plans Committee Member • Nominating and Corporate Governance Committee Member • Sustainability Committee Member	$10,000
Annual Equity Award	Approximately $170,000 on the date of award
Per Diem Fee for Non-Employee Directors Performing Specific Projects for the Company	$10,000

As part of the Compensation Committee’s annual review in early 2023 and at its request, management engaged Aon PLC (Aon) to conduct a director compensation analysis. Aon provided survey data for the peer group used to benchmark executive compensation. This information showed that the directors’ pay program was approximately at the median of the peer group. The committee recommended no changes to director compensation.

Each non-management director has the option of receiving all or part of the annual retainer in the form of Common Stock. The annual retainer, additional committee chair retainer (if any), additional committee member annual retainer, and per diem fees paid to each director during 2023 are reflected in the Fees Earned or Paid in Cash column of the Director Compensation for Fiscal Year 2023 table, without regard to whether a director took the annual retainer(s) in shares of Common Stock. The annual equity award consists of restricted stock and stock options granted pursuant to our shareholder-approved equity compensation plan and on the same terms, limits and schedule as awards to other plan participants.

In light of the travel required by service on the Board, we also provide each director with accidental death and dismemberment (AD&D) insurance coverage. Payments by General Dynamics for director AD&D insurance premiums are reflected in the All Other Compensation column of the Director Compensation for Fiscal Year 2023 table.

2024 Compensation

For 2024, as part of its annual review of director compensation, the Compensation Committee requested that management update its director compensation analysis. Management engaged Aon to provide survey data for the peer group used to benchmark executive compensation. The committee reviewed the survey data regarding director compensation provided by Aon. Based on this review, the committee recommended no changes to director compensation at this time.

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Director Compensation Table

The table below provides total compensation for 2023 for each non-management director serving during the year.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2023

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Option Awards ($)(c)	All Other Compensation ($)(d)	Total ($)
Richard D. Clarke*	117,375	85,343	84,514	506	287,738
James S. Crown**	112,683	85,343	84,514	276	282,816
Rudy F. deLeon	157,500	85,343	84,514	552	327,909
Cecil D. Haney	168,750	85,343	84,514	552	339,159
Charles W. Hooper***	69,280	49,176	49,601	276	168,333
Mark M. Malcolm	148,750	85,343	84,514	552	319,159
James N. Mattis	148,750	85,343	84,514	552	319,159
C. Howard Nye	165,000	85,343	84,514	552	335,409
Catherine B. Reynolds	168,750	85,343	84,514	552	339,159
Laura J. Schumacher	175,937	85,343	84,514	552	346,346
Robert K. Steel	167,500	85,343	84,514	552	337,909
John G. Stratton	148,750	85,343	84,514	552	319,159
Peter A. Wall	175,000	85,343	84,514	552	345,409

*	Mr. Clarke joined the Board in February 2023.
**	Mr. Crown passed away unexpectedly in June 2023.
***	Mr. Hooper joined the Board in June 2023.

(a)	Messrs. Malcolm, Mattis, Nye, Steel and Stratton, Ms. Reynolds and Ms. Schumacher elected to receive 100% of their annual retainer in Common Stock; Mr. deLeon elected to receive 50% of his annual retainer in Common Stock; and Mr. Haney elected to receive 10% of his annual retainer in Common Stock. Based upon these elections and each director’s length of service for the year, they received the following number of shares of Common Stock with the associated approximate grant date fair value: Mr. deLeon — 277 shares ($62,270); Mr. Haney — 54 shares ($12,139); and 555 shares ($124,756) for each of Messrs. Malcolm, Mattis, Nye, Steel and Stratton, Ms. Reynolds and Ms. Schumacher.
(b)	The amounts reported in the Stock Awards column reflect the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation — Stock Compensation. Assumptions used in the calculation of these amounts are included in Note R to our consolidated audited financial statements for the year ended December 31, 2023, included in our Annual Report on Form 10-K filed with the SEC on February 8, 2024. Restricted stock awards outstanding as of December 31, 2023, for each director were as follows: 375 for Mr. Clarke; 0 for Mr. Crown (his restricted stock awards released upon his passing in June 2023); 1,215 for Messrs. deLeon, Haney, Malcolm, Mattis, Nye, Steel, Stratton and Wall, Ms. Reynolds and Ms. Schumacher; and 230 for Mr. Hooper.
(c)	The amounts reported in the Option Awards column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. Assumptions used in the calculation of these amounts are included in Note R to our consolidated audited financial statements for the year ended December 31, 2023, included in our Annual Report on Form 10-K filed with the SEC on February 8, 2024. Option awards outstanding as of December 31, 2023, for each director were as follows: 1,780 for Mr. Clarke; 22,590 for Messrs. Crown and deLeon and Ms. Schumacher; 12,540 for Mr. Haney; 1,140 for Mr. Hooper; 21,230 for Mr. Malcolm; 10,930 for Mr. Mattis; 13,990 for Mr. Nye; 16,000 for Ms. Reynolds; 6,740 for Mr. Steel; 9,950 for Mr. Stratton; and 18,120 for Mr. Wall.
(d)	Amounts reflect payments for AD&D insurance.

Director Stock Ownership Guidelines

The Board believes that each director should develop a meaningful ownership position in General Dynamics. Pursuant to our stock ownership guidelines for non-management directors, each non-management director is expected to own shares of our Common Stock having a value equal to at least five times their annual retainer. Non-management directors are expected to retain shares received upon the vesting of restricted stock or exercise of options until the ownership guidelines are met. Management directors are subject to the ownership requirements discussed under Compensation Discussion and Analysis — Other Considerations — Stock Ownership Guidelines and Holding Requirements.

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ADVISORY VOTE ON THE SELECTION OF INDEPENDENT AUDITORS

PROPOSAL 2

The Audit Committee of the Board has the sole authority to retain the company’s independent auditors and is responsible for the compensation and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or related work. The Audit Committee has selected KPMG LLP (KPMG), an independent registered public accounting firm, as our independent auditors for 2024. KPMG has been retained as the company’s independent auditors since 2002. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent audit firm. The members of the Audit Committee believe that the continued retention of KPMG to serve as the company’s independent auditors is in the best interests of the company and its shareholders.

Your Board is submitting this selection of KPMG as the independent auditors for 2024 to an advisory vote of the shareholders. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. Nevertheless, as a good corporate governance practice, your Board has determined to solicit the vote of the shareholders on an advisory basis in making this appointment.

If the shareholders do not vote on an advisory basis in favor of the selection of KPMG as our independent auditors, the Audit Committee will reconsider whether to engage KPMG and may ultimately determine to engage that firm or another audit firm without resubmitting the matter to shareholders. Even if the shareholders vote in favor of the selection of KPMG, the Audit Committee may, in its sole discretion, terminate the engagement of KPMG and direct the appointment of another independent audit firm at any time during the year.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

Audit and Non-Audit Fees

The following table shows aggregate fees for professional services rendered by KPMG for the audit of our annual consolidated financial statements for the years 2023 and 2022, and fees billed for other services rendered by KPMG during those years.

	2023 ($)	2022 ($)
Audit Fees(a)	24,084,000	22,311,000
Audit-related Fees(b)	2,082,000	2,043,000
Tax Fees(c)	997,000	790,000
All Other Fees(d)	190,000	142,000
Total Fees	27,353,000	25,286,000

(a)	Audit fees are fees for professional services performed by KPMG for the audit of our consolidated annual financial statements (including the audit of internal control over financial reporting) and review of our consolidated quarterly financial statements. These fees also include fees for services that are normally provided in connection with statutory and regulatory filings.
(b)	Audit-related fees are fees for assurance and related services performed by KPMG that are reasonably related to the performance of the audit or review of our consolidated financial statements. These fees consist primarily of fees for professional services for benefit plan audits and evaluation of new accounting standards.
(c)	Tax fees are fees for professional services performed by KPMG for tax compliance, tax advice and tax planning. These fees consist primarily of fees for tax return preparation and review, tax compliance services for expatriates, and advice regarding tax implications of certain transactions.
(d)	All other fees are primarily related to professional services performed by KPMG for information technology contract compliance, assessment and advisory services.

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Auditor Independence

The Audit Committee has considered whether the services rendered by KPMG are compatible with maintaining KPMG’s independence. Representatives of KPMG are expected to attend the Annual Meeting, may make a statement if they desire to do so and will be available to respond to questions.

Policy on Pre-Approval

The company and the Audit Committee are committed to ensuring the independence of the independent auditors, both in fact and in appearance. Therefore, in accordance with the applicable rules of the SEC, the Audit Committee has established policies and procedures for pre-approval of all audit and permitted non-audit services provided by the independent auditors. The Audit Committee determines annually whether to approve all audit and permitted non-audit services proposed to be performed by the independent auditors (including an estimate of fees). If other audit or permitted non-audit services not included in the pre-approved services are required during the year, such services must be approved in advance by the Audit Committee. The Audit Committee may delegate authority to grant pre-approvals to its chair or a subcommittee as it deems appropriate, subject to a reporting obligation to the Audit Committee. All audit and permitted non-audit services listed above were pre-approved.

Audit Committee Report

The following Audit Committee Report will not be deemed “soliciting material” or “filed” with the SEC, and will not otherwise be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any previous or future filing by the company under the Securities Act of 1933, as amended (Securities Act) or the Securities Exchange Act of 1934, as amended (Exchange Act), except to the extent that the company incorporates it by specific reference.

The Audit Committee of the Board of Directors has furnished the following report.

The following six directors serve on the Audit Committee: C. Howard Nye (Chair), Cecil D. Haney, Mark M. Malcolm, James N. Mattis, Catherine B. Reynolds and John G. Stratton.

None of these directors is an officer or employee of General Dynamics. They all meet the independence requirements of the New York Stock Exchange and Rule 10A-3 of the Exchange Act. The Board has determined that Messrs. Malcolm and Nye and Ms. Reynolds each qualifies as an “audit committee financial expert” as defined by the SEC in Item 407(d) of Regulation S-K. The Audit Committee is governed by a written charter approved by the Board. In accordance with that charter, the committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of General Dynamics. The committee held eight meetings in 2023.

The Audit Committee has reviewed and discussed with management and the company’s independent auditors for 2023, KPMG LLP, an independent registered public accounting firm, the company’s audited consolidated financial statements as of and for the year ended December 31, 2023. Management is responsible for the company’s financial reporting process, including maintaining a system of internal controls, and for preparing the consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP). KPMG is responsible for auditing those consolidated financial statements and for expressing an opinion on the conformity of the consolidated financial statements with GAAP. In addition, in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the Audit Committee reviewed and discussed with management and KPMG management’s report on the operating effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act and KPMG’s attestation report on the company’s internal control over financial reporting.

The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. In addition, the Audit Committee has received and reviewed the written disclosures and letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence, including the compatibility of non-audit services with maintaining KPMG’s independence. Based on the foregoing discussions and reviews, the Audit Committee has satisfied itself as to the independence of KPMG.

In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements in the company’s Annual Report on Form 10-K as of and for the year ended December 31, 2023, for filing with the SEC.

This report is submitted by the Audit Committee.

C. Howard Nye (Chair) February 7, 2024	Cecil D. Haney Mark M. Malcolm James N. Mattis	Catherine B. Reynolds John G. Stratton

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ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL 3

As required by Section 14A of the Exchange Act, we are seeking shareholder input on our executive compensation as disclosed in this Proxy Statement. The Board and the Compensation Committee actively monitor our executive compensation practices in light of the industry in which we operate and the marketplace for talent in which we compete. We remain focused on compensating our executive officers fairly and in a manner that emphasizes performance while providing the tools necessary to attract and retain the best talent.

As described in the Compensation Discussion and Analysis section, our executive compensation program is designed to create incentives both for strong operational performance in the current year and for the long-term benefit of the company, thereby closely aligning the interests of management with the interests of our shareholders.

For these reasons, the Board recommends shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders of General Dynamics Corporation hereby APPROVE, on an advisory basis, the compensation paid to the company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, accompanying footnotes and narrative discussion.”

The vote is advisory and is not binding on the Board, and the vote is not intended to address any specific item of compensation. However, the Compensation Committee expects to take into account the outcome of the vote as it continues to consider the company’s executive compensation program.

The Board has resolved to hold annual advisory votes to approve the compensation of our NEOs. Accordingly, the next advisory vote to approve our executive compensation program is expected to occur at the 2025 Annual Meeting of Shareholders, unless the Board modifies its policy on the frequency of holding such advisory votes.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

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COMPENSATION DISCUSSION & ANALYSIS

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Executive Summary

This Compensation Discussion and Analysis (CD&A) describes the 2023 compensation of our Named Executive Officers (NEOs) who are identified below:

Name	Title	Tenure in Role
Phebe N. Novakovic	Chairman and Chief Executive Officer	11 years
Jason W. Aiken	Executive Vice President, Technologies and Chief Financial Officer	10 years*
Mark L. Burns	Vice President of the company and President, Gulfstream Aerospace	8 years
Robert E. Smith	Executive Vice President, Marine Systems	5 years
Mark C. Roualet	Executive Vice President, Combat Systems	11 years*
*	Mr. Aiken held the position of Executive Vice President, Technologies & CFO for 2023. Effective February 15, 2024, Mr. Aiken transitioned to Executive Vice President, Technologies. Mr. Roualet announced his intention to retire from the company effective April 30, 2024.

Business Overview

General Dynamics is a global aerospace and defense company that specializes in high-end design, engineering and manufacturing to deliver state-of-the-art solutions to our customers. We offer a broad portfolio of products and services in business aviation; ship construction and repair; land combat vehicles, weapons systems and munitions; and technology products and services. Our leadership positions in attractive business aviation and defense markets enable us to deliver superior and enduring shareholder returns.

Our company consists of 10 business units, which are organized into four operating segments: Aerospace, Marine Systems, Combat Systems and Technologies. We refer to the latter three collectively as our defense segments. To optimize market focus, customer intimacy, agility and operating expertise, each business unit is responsible for the development and execution of its strategy and operating results. This structure allows for a lean corporate function, which sets the overall strategy and governance for the company and is responsible for allocating and deploying capital.

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2023 Performance Highlights

DEMONSTRATED COMMITMENT TO DELIVERING STRONG FINANCIAL PERFORMANCE
$42.3 billion REVENUE	$4.7 billion NET CASH PROVIDED BY OPERATING ACTIVITIES	142% CASH FROM OPERATIONS AS A PERCENTAGE OF NET EARNINGS	$3.8 billion FREE CASH FLOW (FCF)(1)	$93.6 billion YEAR-END BACKLOG
Record High	Record High		Record High	Record High
115% CASH CONVERSION RATE(1)	$1.9 billion CASH RETURNED TO SHAREHOLDERS	$1.4 billion CASH INVESTED IN THE BUSINESS	87.4% THREE-YEAR TOTAL SHAREHOLDER RETURN (TSR)
	Including the 26th consecutive annual dividend increase	Representing capital expenditures and company-sponsored research and development	vs. 33.1% for the S&P 500 Index vs. 41.9% for the S&P A&D Index

(1)	See Appendix A for a discussion of FCF, which is a non-U.S. generally accepted accounting principles (GAAP) measure. Cash conversion rate is FCF as a percentage of net earnings.

Business Performance

OVERALL FINANCIAL AND OPERATIONAL PERFORMANCE

•	Our businesses performed well in 2023, overcoming the hurdles presented including hiring challenges, part shortages and supply chain disruptions, an inflationary economy, and the lack of G700 certification. Management worked aggressively to mitigate disruptions as they arose especially within the commercial supply chain and defense industrial base. We maintained our principal focus to deliver on customer commitments, keep our employees healthy and safe, conduct our operations in an efficient manner, and provide a high level of profitability.
•	Performance Highlights:

–	Revenue of $42.3 billion, an increase of 7.3% from 2022, despite the revenue shortfall at Gulfstream due to the absence of G700 certification, more than offset by defense segment revenue at $33.7 billion, an increase of 9.1% from 2022. The year had sequential growth in revenue and operating earnings with an improvement in operating margin from third quarter to fourth quarter of 100 basis points.
–	Strong cash generation
• Net cash provided by operating activities of $4.7 billion, 142% of net earnings
• FCF of $3.8 billion, 115% of net earnings
–	The company increased its dividend for the 26th consecutive year. In addition, the company repaid $1.2 billion in maturing debt.
–	Record-high year-end backlog of $93.6 billion increased 3% from 2022, driven by strong order activity across the segments supporting our long-term growth expectations, including Gulfstream aircraft order activity representing orders across all aircraft models, and several significant contract awards received in our defense segments, including strong Columbia-class growth and $3 billion of combined awards from the U.S. Navy for advance procurement and other work for the Virginia-class submarine program. The overall book-to-bill ratio (orders divided by revenue) for the company in 2023 was 1.1-to-1, positioning the company for future growth.
–	Exceptional three-year TSR at 87.4% considerably outpaced both the S&P 500 and S&P 500 Aerospace & Defense (A&D) indices which ended the three-year period at 33.1% and 41.9%, respectively.
–	We prudently invested over $1.4 billion in our businesses, while spending approximately 19% less on capital expenditures in 2023 versus 2022. The largest expenditures were driven by the product line transformation at Gulfstream and facilitization at Electric Boat to accommodate the construction of the Columbia-class and future blocks of the Virginia-class submarine programs.

•	Our commitment to sustainability continued in 2023 reflecting the company’s continued attention and coordinated progress toward our company-wide goal of reducing greenhouse gas (GHG) emissions by 40% by 2034 compared to our 2019 emissions. We published our comprehensive 2023 Corporate Sustainability Report continuing to enhance our disclosures to demonstrate the transparency of our sustainability efforts. We are committed to driving our human capital efforts promoting diversity and inclusion while providing detailed information on the demographics of our workforce and the progress we continue to make. In 2023, we negotiated with our major collective bargaining units to satisfactory outcomes for both the bargaining unit members and management.

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2023 Key Compensation Decisions

General Dynamics is committed to a pay-for-performance philosophy for our executives and the 2023 compensation decisions reflect that philosophy. The company performed well in 2023, as demonstrated by our record-high revenue, net cash provided by operating activities, FCF and year-end backlog.

The Compensation Committee’s (Committee, as used in this CD&A) decisions for 2023 pertaining to our named executive officers (NEOs) were as follows:

2023 Base Salaries

The base salaries of Ms. Novakovic and Messrs. Burns, Smith and Roualet remained constant in 2023. Mr. Aiken received an increase in salary based on the expansion of his responsibilities and commensurate with his level of experience, sustained performance and market assessment.

Performance Metrics

The performance metrics driving our annual incentive (diluted earnings per share (EPS); FCF; operating margin; and the strategic and operational goals) and long-term incentive (return on invested capital (ROIC)(1) and relative TSR (rTSR)) continue to balance near-term returns, long-term investments and the shareholder experience. These metrics are directly aligned with our strategy and are appropriate and effective in focusing our leaders on the drivers of shareholder value across our business over varying time horizons. Our belief in the appropriateness of these measures is supported by direct and positive feedback from the General Dynamics shareholders with whom we regularly engage and the 96.2% support for our say-on-pay vote in 2023. For purposes of determining 2023 NEO compensation, we made no changes to the metrics utilized or the weightings assigned to the metrics.

2023 Annual Incentive

Incentive Payout Targets (percentage of salary) — The annual incentive targets were set to reflect a balance of factors, including: the market data for these positions at peer companies, accountability for results, criticality and level of responsibility of the role, and experience, performance, and potential of the incumbent. The annual incentive opportunities were as follows: Ms. Novakovic - 185% of salary, Mr. Aiken - 125% of salary, and Messrs. Burns, Smith and Roualet - 110% of salary.

Overall, management established business plans and the Board approved financial goals for 2023 designed to be challenging, while recognizing the uncertainty and potential volatility of our financial performance resulting from the effects of supplier performance, supply chain disruptions in certain areas of the business, and the timing of the G700 U.S. Federal Aviation Administration (FAA) certification at Gulfstream. This translated into:

•	2023 annual incentive financial metric target ranges: are used in lieu of specific targets to reduce leverage and ensure a balanced performance-payout relationship in the face of potentially volatile results. The effect of using these ranges is that performance within the target ranges results in a payout at the target level, while performance above or below the ranges continues to result in payouts above or below target, consistent with our pay-for-performance approach to compensation. However, for 2023, none of these target ranges came into consideration in the scoring of the NEOs’ performance as results were either above or below the target range for each metric.
•	2023 NEO financial targets: were set consistent with our business plan and shareholder communications. Relative to 2022 actual performance, the outcome of our 2023 business planning resulted in expectations on all three financial measures that were higher than 2022.

–	EPS goal set more than 3.5% higher vs. 2022 actual — The company anticipated earnings growth in 2023 driven by anticipated deliveries of the G700 at Gulfstream.
–	FCF goal set 1% higher than 2022 actual — Given the company’s strong cash generation in 2022 driven by orders at Gulfstream, the 2023 FCF goal was established slightly higher than 2022’s actuals. The Committee considered material outperformance over 2022’s cash generation to be a robust challenge at the time the goal was set.
–	Operating margin goal set almost 2% higher than 2022 actual — The company expected a slightly higher margin rate in 2023 primarily due to projected aircraft mix at Gulfstream, offset partially by ongoing supply chain issues at Electric Boat.

(1) See Appendix A for a discussion of this non-GAAP measure.

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Annual Incentive Payouts for 2023 Performance — The company’s financial performance and NEOs' leadership in 2023 resulted in above-target annual incentive payouts for the NEOs. The NEOs achieved an average score of 136% of target based on the solid performance of the company against the three financial metrics (EPS, FCF and operating margin) and the NEOs' superior performance against their respective strategic and operational goals. Collectively, based exclusively on the company’s and their performance in 2023, the NEOs received 2% more in annual incentive payouts for 2023 performance when compared to 2022 as the company’s performance versus target was slightly better than 2022. Note that, while not directly linked to the annual incentive, our 2023 TSR performance was 7.1% versus 6.8% for the S&P A&D Index, suggesting that our business plans drove stock performance that held up well against our peers.

•	EPS — The company fell short of its EPS goal in 2023 due to circumstances beyond our control that prevented planned G700 deliveries. However, eight of our 10 business units outperformed their operating earnings plans despite over $1.5 billion less revenue than expected in the Aerospace group.
•	FCF — The company exceeded its FCF goal by approximately $300 million. The robust FCF performance was seen across our businesses as nine of our 10 business units exceeded their cash flow plans for 2023, including Gulfstream whose cash flow was constrained by the delay in G700 deliveries.
•	Operating margin — The company fell short of its operating margin goal in 2023. In the defense segments, the robust 9.1% revenue growth outpaced operating margin growth. In the Aerospace segment, the G700 deliveries did not take place in 2023 as previously planned which also impacted the operating margin performance.
•	Strategic and operational performance — All NEOs demonstrated superior performance in what continued to be a challenging economic environment. They continued to navigate uncertainties such as labor inexperience and shortages, supply chain disruptions and inflation while delivering solid financial results and making excellent progress on other important goals like sustainability. In particular, in 2023 the company successfully negotiated agreements with its major collective bargaining units to the satisfaction of bargaining unit members and management.

Long-Term Incentives

2021 – 2023 Performance Stock Unit (PSU) Payout — Our operating and share price performance during the last three years drove the results realized under the 2021 grant of PSUs for the 2021 – 2023 performance period to 160% of target aggregate payout. Our three-year ROIC performance for 2021 – 2023 was 12.3%, reflecting outperformance in each of the three years, versus a target of 11.3% for an above-target payout of 120%. Our three-year TSR had a positive impact on the performance of the 2021 grant of PSUs as our ranking for purposes of the rTSR calculation ranked at the 84th percentile, resulting in a 1.33x modifier. Consistent with our pay-for-performance philosophy and our focus on long-term performance, the 2021 – 2023 PSUs paid out at 160% out of a maximum of 200%.

2023 Long-Term Incentive (LTI) Grant — Consistent with the prior year, the 2023 long-term equity grants to NEOs were composed of 50% PSUs, 30% stock options and 20% restricted stock, and the PSUs continue to be tied to three-year ROIC with an rTSR modifier. On average, 2023 NEO LTI award values were approximately 9.4% higher than in 2022 (with Ms. Novakovic’s award representing an approximate 3.3% increase from her 2022 award). These grants reflect our NEOs’ proactive management and the financial performance of the company. The percentage increase in value is in line with general changes in market pay opportunity levels observed among our peers and the broader market.

Executive Compensation Philosophy

The goal of our executive compensation program is to closely link pay to the performance of our executives, the financial, strategic, and operational results of our company and the experience of shareholders. To maximize results across all of General Dynamics, the Committee governs and annually establishes our executive compensation program. The Committee uses this program to focus our management team on fundamental business priorities, including:

•	Delivering shareholder returns through disciplined execution on backlog, efficient cash flow conversion and prudent capital deployment;
•	Undertaking continuous improvement initiatives and collaboration across our businesses to drive profitability and achieve our goals; and
•	Managing costs and investments, providing thoughtful environmental, social and governance (ESG) management, human capital management and overall leadership.

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The Board believes that successful execution in these areas directly translates to shareholder value creation. Consequently, our executive compensation program, and specifically our incentive plans, are designed to focus and reward our management team for achieving results against a set of performance metrics and goals that support these priorities — both annually and in the longer-term.

Component	Purpose	Description
Annual Base Salary	Provides competitive, fixed-rate cash compensation	• Base salary is targeted to be a market-competitive rate and reflects the experience, potential and performance track record of each executive.
Annual Incentive Compensation	Provides a cash incentive opportunity based on annual performance and aligns management with our short-term financial, strategic and operational goals

•   Targeted around the median of our peers, the annual incentive is designed to motivate and align management with current year business goals and varies based on achievements. The incentive includes a balance of financial, strategic and operational measures to align with annual key priorities.

•   The 2023 annual incentive was formulaic and based on three financial metrics of EPS (25%), FCF (25%) and operating margin (20%), as well as overall and individual strategic and operational performance (30%).

•   Strategic and operational performance measures include, but are not limited to: financial performance improvements, prudent allocation of capital, human capital management, ESG management, debt management, segment performance, cost reductions, leadership and other significant factors not contemplated at the start of the year.

Long-Term Incentive Compensation	Provides our NEOs with a significant personal stake in the long-term success of the company by tying earned amounts to our multi-year financial and TSR performance; aligns management’s interest with that of shareholders; and supports our human capital strategy

•   LTI awards are targeted around a market-competitive range of our peers and also reflect the experience, potential and performance track record of executives. LTI awards have multi-year performance metrics designed to align the NEOs with the objectives of our company and shareholders.

•   The LTI program consists of three elements: PSUs (50%), stock options (30%) and restricted stock (20%).

•   A mix of elements serves to:

–   Focus leaders on specific long-term performance results;

–   Provide a balance of rewards focused on different objectives over varying time periods;

–   Reward management for improvements in shareholder value;

–   Retain key employees through longer-term vesting and performance periods; and

–   Provide an opportunity for wealth accumulation over time that is consistent with the shareholder experience.

CEO — ACTUAL COMPENSATION	OTHER NEOS — AVERAGE ACTUAL COMPENSATION

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Our Executive Compensation Governance Practices

100% independent Compensation Committee

Independent compensation consultant reporting to the Committee

Director and management proactive annual engagement with shareholders to discuss executive compensation

Market-leading stock ownership requirements for executive officers (values at least equal to 15x base salary for the CEO and at least equal to 8x to 10x base salary for the other NEOs)

Incentive compensation based on clear, measurable goals for key financial, strategic and operational metrics that drive business performance

The value of earned long-term incentives is based on our future and sustained performance and shareholder value creation

Thoughtfully selected peer group consisting of other aerospace and defense companies, as well as other companies with large market capitalization in related industries, with annual Committee review

50% of our long-term incentive is delivered in performance-based stock units that vest in three years subject to two relevant and objective metrics, ROIC and rTSR

Double-trigger change-in-control arrangements

Clawback, anti-hedging and anti-pledging policies

No single-trigger equity acceleration upon a change in control

No excessive perquisites

No excise tax gross-ups

No employment agreements with NEOs

No spring-loading of equity grants

No cash severance greater than 2.99x salary and annual incentive without shareholder approval

The Compensation Process

The Committee approves, and is actively engaged in, the design and implementation of the executive compensation program, with support from its independent compensation consultant and company management. The program is structured to:

•	Provide market-competitive total compensation opportunities with actual pay that varies with annual and longer-term performance;
•	Compensate executives subject to clear and challenging performance metrics tied to our operating and strategic plans;
•	Hold executives accountable for their actions;
•	Align executive compensation with shareholder value creation; and
•	Support our long-term business strategy.

The company targets to pay market-competitive rates for similarly situated positions with variation based on executive experience, performance and skill set. The program objective of pay-for-performance is achieved through annual performance reviews impacting salary and annual and long-term incentives. In addition, through the annual and long-term incentive programs, the NEOs are rewarded for outperforming on company goals. Similarly, actual pay can be substantially less than targeted levels for performance that falls significantly short of pre-established goals.

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2023 Compensation Process Timeline

Peer Group and Benchmarking to the Market

Each year the Committee, in consultation with management and with support from its independent compensation consultant, reviews and approves a peer group that is used to provide relevant market context for the Committee’s decisions. The Committee analyzes the peer group annually for reasonableness and alignment with the objectives listed below. It consists of companies that are:

•	In similar industries and where General Dynamics competes for business;
•	Likely sources of/or competition for executive talent;
•	Reasonably comparable in size, as measured by revenue and market capitalization;
•	Reasonably similar in organizational structure and complexity; and
•	Included as peers of some of our peer companies, or that include General Dynamics as a peer.

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Peer group compensation data, drawn from annual proxy filings, a survey provided by Aon PLC and information from Pay Governance, LLC, were utilized to assess the competitiveness of our executive compensation practices, structures and levels.

Peer Group Companies	Ticker Symbol	Revenue ($ in millions)*	Market Capitalization ($ in millions)**	Employee Population	Peer of Peers
3M Company	MMM	32,681	60,379	85,000
Accenture plc†	ACN	64,112	220,018	733,000
The Boeing Company†	BA	77,794	157,693	171,000
Caterpillar Inc.	CAT	67,060	150,521	113,200
Cisco Systems, Inc.	CSCO	56,998	205,287	84,900
Deere & Company†	DE	61,251	112,066	83,000
Eaton Corporation plc	ETN	23,196	96,159	94,000
Emerson Electric Co.†	EMR	15,165	55,626	67,000
Honeywell International Inc.†	HON	36,662	138,251	95,000
Johnson Controls International plc†	JCI	26,793	39,234	100,000
Lockheed Martin Corporation†	LMT	67,571	112,448	122,000
Northrop Grumman Corporation†	NOC	39,290	70,592	101,000
RTX Corporation†	RTX	68,920	120,714	185,000
Textron Inc.†	TXT	13,683	15,763	35,000
General Dynamics Corporation	GD	42,272	70,736	111,600
General Dynamics (Percentile Rank)		47%	31%	68%
*	As of the latest annual SEC filing
**	As of December 31, 2023
†	Lists General Dynamics as a peer

Shareholder Engagement

2023 Say-on-Pay Vote

Shareholder Engagement Overview

We encourage, thoughtfully consider and incorporate shareholder feedback regarding our executive compensation program. The most recent enhancements to our executive compensation program were based on feedback we received during shareholder meetings and communications over the last several years. These improvements included:

•	Enhancing disclosure and providing greater transparency regarding the annual incentive award;
•	Increasing the proportion of annual long-term equity with a performance feature in the form of PSUs to 50%; and
•	Adding a relative performance measure — rTSR — to the PSUs.

We believe that these enhancements highlight our pay-for-performance philosophy, as well as better align our long-term compensation to the relative stock performance of the company, ensuring alignment with our shareholders.

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2023 Shareholder Engagement Process and Outcome

As we have for the past several years, we conducted a robust shareholder outreach campaign during 2023 and reached out to shareholders representing approximately 65% of our Common Stock. Senior representatives from investor relations, corporate governance and human resources (including executive compensation), supplemented by our independent Lead Director or Committee chair as appropriate, met with shareholders and proxy advisors to gather feedback on our executive compensation program and discuss other topics including corporate governance matters, sustainability efforts, human capital management, succession planning and other business topics.

The feedback from our engagement efforts was presented to, and discussed in detail with, the Committee. The Committee determined that, in balancing this input with the support we received for our 2023 advisory vote on executive compensation and the needs and priorities of all stakeholders, there continued to be strong support for our compensation philosophy and programs. As a result, the Committee made no structural changes to our compensation programs during 2023 but did acknowledge the continued need for transparent disclosure, in particular delineating the rationale for more qualitative compensation decisions.

KEY ITEMS DISCUSSED WITH SHAREHOLDERS IN 2023

Components of Executive Compensation and Alignment with Company Performance

NEO compensation reflects the experience, potential and performance of each executive and is generally targeted to position the NEOs competitively in the market. To the extent actual compensation exceeds targeted levels, it is directly attributable to performance that leads to increased shareholder value and exceeds measurable, clearly-defined performance goals. Conversely, actual compensation can be substantially less than targeted levels for performance that falls significantly short of pre-established goals.

Executive compensation is linked strongly to the financial, strategic and operational performance of the company. As such, we demonstrate our commitment to aligning compensation with company performance through the key elements of the executive compensation program:

•	In 2023, 92% of the CEO’s total compensation was linked to metrics assessing company or stock performance and therefore meaningfully at-risk, while 87% of the other NEOs’ compensation consisted of a similar profile.
•	Our annual incentive is based on a formulaic result driven by performance against key financial, strategic and operational metrics and reflects our pay-for-performance philosophy.
•	50% of our LTI is delivered in PSUs that vest in three years subject to two relevant and objective metrics, ROIC and rTSR.

To emphasize a culture of ownership and strengthen management’s alignment with long-term shareholder interests, the Committee requires one of the strictest sets of stock ownership guidelines across Fortune 100 companies for the NEOs. Our chairman and CEO is required to hold General Dynamics stock with a value equal to at least 15 times base salary. The other NEOs are required to hold General Dynamics stock with a value equal to at least 8 to 10 times base salary.

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Each NEO’s compensation consists of a mix of fixed and variable components. The following charts summarize the various forms of compensation.

Components of Compensation	Description
Annual Base Salary (Cash)

•   Base salary is targeted to be a market-competitive rate and reflects the experience, potential and performance track record of each executive. It represents a fixed level of compensation commensurate with the responsibilities of the role.

Annual Incentive Compensation (Cash)

•   The 2023 annual incentive was formulaic and based on three financial metrics of EPS (25%), FCF (25%) and operating margin (20%), as well as overall and individual strategic and operational performance (30%).

•   Strategic and operational performance measures include, but are not limited to: financial performance improvements, prudent allocation of capital, human capital management, ESG management, debt management, segment performance, cost reductions, leadership and other significant factors not contemplated at the start of the year.

Long-Term Incentive Compensation (Equity)
Performance Stock Units

•   PSUs closely connect the NEOs to the company’s sustained financial performance through three-year average ROIC and rTSR metrics, and act as a retention tool through a three-year vesting and performance period.

Stock Options	• Stock options link the NEOs to the company’s stock price performance and align our executive team with shareholders’ interests in the long-term.
Restricted Stock	• Restricted stock aligns the NEOs with the company’s TSR performance over each three-year vesting period, acts as a retention tool and directly supports stock ownership.
Benefits and Perquisites

•   The company provides market-competitive perquisites, retirement, health and welfare benefits and certain change-in-control arrangements for purposes of recruitment and retention and to ensure the security and accessibility of our executives to facilitate the transaction of business.

Annual Base Salary

Each NEO’s base salary considers the market for similarly placed talent. It is based on the NEO’s experience and track record of performance, and balances other considerations such as complexity of the role, length of service and future expected contributions to the company. Salaries are reviewed annually, and increases, when they occur, are driven primarily by changes in the market. The goal of our base salary is to provide a competitive, fixed level of cash compensation reflecting the underlying responsibilities of the role and experience level of our executives. In 2023, Mr. Aiken’s salary increase reflected his accountability for results, criticality of the role, experience, performance and potential.

Name and Title	2022 Base Salary	2023 Base Salary
Ms. Novakovic Chairman and Chief Executive Officer	$1,700,000	$1,700,000
Mr. Aiken Executive Vice President, Technologies and Chief Financial Officer	$900,000	$1,100,000
Mr. Burns Vice President of the company and President, Gulfstream Aerospace	$875,000	$875,000
Mr. Smith Executive Vice President, Marine Systems	$875,000	$875,000
Mr. Roualet Executive Vice President, Combat Systems	$875,000	$875,000

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Annual Incentive Compensation

The NEOs are eligible to earn an annual incentive paid in cash based on the company’s and their individual performance. The incentive is designed to place a significant portion of each NEO’s total compensation at risk and create opportunities for executives to earn compensation through annual incentives that are awarded based on performance relative to clear and challenging performance goals. The incentive payout is based on performance against specific metrics and objectives established and approved by the Committee at the beginning of the year as well as the Committee’s assessment of each NEO’s individual contribution to company performance during the year. The target goals are designed to be achievable through solid execution but difficult to exceed and are directly linked to the company’s annual operating plan approved by the Board. The Committee believes the chosen metrics are critical indicators of the company’s overall performance and lead to value creation for our shareholders.

Setting Target Annual Incentive Opportunities

Each NEO’s target annual incentive, as a percentage of base salary, was determined during our annual compensation benchmarking process and is generally designed to provide total cash compensation that is market competitive for similarly situated positions if performance goals are met. Consistent with peer and market practice, the maximum incentive that can be earned under this plan is 200% of the target amount. Conversely, actual payout can be substantially less than targeted levels for performance that falls significantly short of pre-established goals.

NEO Performance Metrics

Because all of our NEOs play a major role in the overall success of the company in addition to overseeing the business and operating segments, the Committee believes that they should be evaluated on similar company-wide financial metrics. The Committee determines the final payout by considering the NEO’s achievements and contributions during the year, as well as company performance, market conditions and difficulty achieving the goals in the scoring of the strategic and operational goals.

For 2023, the annual incentive award for each NEO was determined based on three pre-established financial metrics — EPS, FCF and operating margin — and one metric encompassing individual and company strategic and operational imperatives as well as leadership behaviors. These metrics were selected as earnings and cash generation are the primary financial metrics utilized to drive performance at the company’s business units. Operating margin is included in the financial metrics to reflect the company’s relentless focus on driving the operating performance and profitability of its businesses.

2023 Performance Targets

The Committee approved the targets for the annual incentive metrics in March 2023, in direct alignment with our company’s annual operating plan and financial guidance, with the conviction that they were appropriately challenging and demonstrated significant rigor, considering the business outlook at the time.

•	Diluted EPS Goal: The 2023 diluted EPS goal was set more than 3.5% higher than 2022’s actual performance and 4% higher than the 2022 goal as earnings growth was expected primarily due to anticipated G700 deliveries at Gulfstream.
•	FCF Goal: The 2023 FCF goal was set 1% higher than 2022’s actual performance because of a mix of mostly offsetting issues and 3% higher than the FCF target for 2022 primarily because of the expected performance within the Aerospace group, which was expected to be offset by continued working capital needs within the Combat Systems and Marine Systems segments and elevated capital expenditures.
•	Operating Margin Goal: The 2023 operating margin goal was set almost 2% higher than actual performance in 2022 and the 2022 goal primarily due to projected aircraft mix at Gulfstream, offset partially by ongoing supply chain challenges at Electric Boat.

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Annual Incentive Targets and Achievement — 2023

Performance Metrics	Weighting	Threshold (50% Payout)	Target Range* (100% Payout)	Maximum (200% Payout)	2023 Results	Payout (% of Target)
Diluted Earnings Per Share		$10.54	$12.40 — $12.64	$13.27	$12.02	89.8% of Target
Free Cash Flow		$2,685M	$3,356M — $3,500M	$3,850M	$3,806M	187.4% of Target
Operating Margin		10.0%	10.8% — 10.9%	11.1%	10.0%	50.0% of Target
Strategic and Operational		0%	100%	200%	See Discussion Below	See Individual Results
•	Target Range established to recognize the uncertainty associated with determining the precise impact from certain items creating a flat spot in the payout curve.

Overall Scoring Commentary

The company achieved or slightly outperformed its financial metrics by focusing on operating performance to overcome challenges, capitalizing on market and other opportunities, continuing its cost-reduction initiatives, and driving shareholder value. In some cases, the businesses did better than anticipated and in other cases, issues like supply chain or labor challenges posed obstacles.

Financial Performance (70% Weight) Commentary

The NEOs had financial goals (shown in the table above) that determined 70% of their total annual incentive score. Structurally, the financial goals payout was as follows: 200% at maximum, 100% at target, 50% at threshold and 0% for performance below threshold. It is important to note that these goals, which were established in early 2023, considered the future state of the business as was anticipated at that time and were robust. As such, the company demonstrated below-target diluted EPS and operating margin performance offset by substantially above-target FCF performance. Specifically, in reviewing the formulaic scoring of the financial metrics, the Committee also noted the following:

DILUTED EARNINGS PER SHARE

Although eight of our 10 business units exceeded their planned operating earnings, the company’s diluted EPS performance was below target. The company generated diluted EPS of $12.02 for 2023. When the goal was established in early 2023, the company had planned to receive G700 certification and begin delivery of G700s. Since certification was not received in 2023, diluted EPS was negatively impacted.

FREE CASH FLOW

The company’s above-target FCF performance in 2023 was superb. We achieved an impressive cash conversion rate of 115% of net earnings. Nine of our 10 business units exceeded their cash flow plan. Of note was Gulfstream’s ability to outperform on cash. Gulfstream finished the year with a book-to-bill ratio of 1.2-to-1. The working capital growth experienced on an international contract within the Combat Segment also eased during 2023. General Dynamics Information Technology (GDIT) also contributed significantly to our cash story, generating cash well in excess of its imputed net income.

OPERATING MARGIN

While all of the businesses worked to drive profitability in 2023, operating margin performance fell short of that plan. Overall revenue grew at 7.3%, reaching record-high levels. The 9.1% revenue growth at the defense businesses outpaced operating earnings growth. Within the Aerospace segment, the G700 deliveries that did not take place in 2023 negatively impacted operating margin performance. In spite of this, the Aerospace segment still experienced a 50-basis point improvement in year-over-year operating margin on favorable aircraft mix, strong service business and the continuing growth of Jet Aviation.

GENERAL DYNAMICS / 2024 PROXY STATEMENT	57

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Strategic and Operational Performance (30% Weight) Commentary

At the beginning of 2023, the Committee approved the strategic and operational goals for each NEO. The goals were designed to reflect the significant individual performance expectations for each NEO, and fully contemplated that notable accomplishments beyond the approved goals could be recognized in the individual achievements for the year. Annually, each NEO is expected to contribute to the financial performance of the company beyond that specifically recognized in the financial performance metrics listed in the table above.

The 2023 NEO achievements highlighted below provide a basis for the evaluation of, and score assigned to, each NEO for their individual performance and contribution to overall company results and reflect the ever-changing nature of our business priorities and other business issues. The Committee’s evaluation and scoring of the strategic and operational performance for the NEOs included a combination of factors and considered various internal quantitative metrics that we do not disclose in detail herein due to competitive considerations.

To assist the Committee in properly evaluating each NEO’s performance, the following scoring framework was developed. The strategic and operational score was based on three factors: overall company performance, individual performance against specific business or functional goals, and leadership behaviors consistent with the company’s Ethos.

Strategic and Operational Goals Scoring Ranges:

175 – 200 Superior performance on all dimensions

150 – 175 Excellent performance (exceeded expectations on certain dimensions)

100 – 150 Adequate performance (met expectations)

0 – 100 Inadequate performance on some or all dimensions

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2023 NEO Achievements — Strategic and Operational

PHEBE N. NOVAKOVIC, Chairman and Chief Executive Officer

The Committee’s Assessment of CEO Performance for 2023

The Committee acknowledged the effective management and critical contributions by Ms. Novakovic as highlighted in her many noteworthy strategic and operational accomplishments listed below. The Committee recognized Ms. Novakovic’s continued exemplary leadership of the company as it traversed certain programmatic issues yet delivered strong financial performance across several metrics. Ms. Novakovic’s disciplined management methods and unity of purpose continued to focus the management team on maintaining a high level of profitability and driving strong cash conversion. Her performance in strategic and operational areas listed below earned a score of 190% from the Committee for her superior 2023 performance.

Financial Performance

Drive the financial performance of the company while prudently allocating capital.

•	Drove strong overall operating performance across the businesses despite a challenging operating environment. The company demonstrated continued resiliency, agility and flexibility in business operations dealing with supply chain issues, labor shortages and inflationary macroeconomic conditions.
	–	Revenue of $42.3 billion, an increase of 7.3% from 2022, resulted from growth across all segments with particularly strong growth in the defense segments, which were collectively up 9.1% from 2022. This increase is despite the revenue shortfall at Gulfstream due to the absence of planned G700 deliveries that were awaiting FAA certification.
	–	Steady sequential quarterly increases in both operating margin and EPS throughout the year through improved operating leverage as volumes increased.
	–	Record-high FCF of $3.8 billion was led by the continued strong order performance at Gulfstream and robust cash generation at GDIT, yielding an impressive cash conversion rate of 115% of net earnings.
•	Achieved a record-high year-end backlog of $93.6 billion, positioning the company for future growth. The overall book-to-bill ratio for the company in 2023 was 1.1-to-1, driven by the Aerospace (1.2-to-1) and Combat Systems (1.1-to-1) segments, with both the Marine Systems and Technologies segments achieving a 1-to-1 book-to-bill.
•	Made prudent investments in our businesses in 2023 with the continued product line transformation at Gulfstream and facilitization at Electric Boat to accommodate the construction of the Columbia-class and future blocks of the Virginia-class submarine programs.
•	Enabled the increase of the company's annual dividend by 5% from 2022 levels, the 26th consecutive year of annual increases, and repurchased 2 million shares of our outstanding Common Stock at an average price of approximately $215 per share.
•	Repaid $1.2 billion in debt maturities.

Cost Containment and Reduction

Provide strong oversight of cost containment and reduction initiatives throughout the company.

•	Focused efforts on cost-cutting and cost-containment across the company to drive profitability and improve cash generation despite a challenging operating environment.

Human Capital and Sustainability

Drive key human capital and sustainability efforts across the company.

Effectively manage key human capital and sustainability efforts, with a focus on diversity and inclusion.

•	Supported sustainability efforts across the company, including driving a company culture rooted in the company’s Ethos of transparency, trust, alignment and honesty; a robust safety mindset; and continuing progress toward our company-wide goal of reducing GHG emissions by 40% by 2034 compared to our 2019 emissions.
•	Oversaw the publication of the 2023 Corporate Sustainability Report that enhanced our disclosures to demonstrate the transparency of our sustainability efforts.
•	Continued furthering diversity and inclusion efforts across the company, demonstrating sustained progress in the diversity of the new hire population.
•	Managed succession planning through thoughtful leadership transitions, and provided key guidance and oversight to new leaders.

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Manage Segment Enterprise Challenges

Aerospace — Manage successfully through new model transitions to drive long-term growth while focusing on improving profitability to achieve market-leading returns.

•	Provided continuous oversight and guidance for the strategic efforts at Gulfstream to manage through new model transitions, including assisting with the navigation of supplier and certification challenges and making strategic investments to support increased production rates.
•	Drove efforts to focus on improving market-leading profitability, as evidenced by operating margin expanding 50 basis points on higher revenue for the second consecutive year.
•	Oversaw efforts by Gulfstream to facilitate the achievement of the G700 certification.

Marine Systems — Drive accountability for performance improvements across the segment. Guide capital investment plan designed to support significant anticipated growth at Electric Boat.

•	Drove accountability for performance improvements on the programs within the segment through hands-on engagement with management teams to address issues and make course corrections as needed throughout the year.
•	Managed the continued investment in facilities at Electric Boat to support the construction of the Columbia-class and Block V of the Virginia-class submarine programs.

Combat Systems — Develop next-generation platforms and technologies to meet customers’ emerging requirements to enhance future growth opportunities.

•	Achieved initial targets for increased artillery production and capacity to support growing demand for munitions and ordnance.
•	Fielded the first battalion of M-SHORAD Stryker vehicles to the U.S. Army.
•	Secured the second low-rate production award for the M10 Booker combat vehicle.
•	Awarded contract to advance the detailed design and prototype build and test phases of the XM30 Mechanized Infantry Combat Vehicle (MICV) competition, formerly known as the Optionally Manned Fighting Vehicle (OMFV).

Technologies — Drive earnings growth and margin improvement while working to expand market opportunities.

•	Achieved continued revenue and operating earnings growth at GDIT.
•	Oversaw the continued management and implementation of risk-mitigating activities to address a series of challenging supply chain disruptions at Mission Systems.
•	Awarded $13.5 billion in new awards at GDIT, far exceeding its previous annual record set in 2022. Included in these awards is a $4.5 billion indefinite delivery, indefinite quantity (IDIQ) contract to the U.S. Air Force for full spectrum security support services to protect mission critical infrastructure between two awardees, and a $2.5 billion IDIQ contract to the Indian Health Service to modernize its electronic health record system.
•	Supported market-expanding business development opportunities at Mission Systems, resulting in submitted bids almost triple the 2022 levels.

Overall

•	Directed and provided superior leadership of the company and its efforts to drive profitable revenue growth and robust cash generation used to reinvest in the business and return to shareholders.
•	Engaged with shareholders and continued to drive business performance to achieve a three-year TSR of 87.4%.
•	Oversaw strategic investments and strong product leadership that have allowed the company to capitalize on the robust demand environment, resulting in a record year-end backlog of $93.6 billion and well positioning the company for continued growth.

2023 Strategic and Operational Score for Ms. Novakovic: 190% of Target

GENERAL DYNAMICS / 2024 PROXY STATEMENT	60

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JASON W. AIKEN, Executive Vice President, Technologies and Chief Financial Officer

Meet or exceed Technologies segment financial goals.

•	Outperformed Technologies operating plan despite lingering supply chain headwinds.
•	Exceeded orders goal by approximately $300 million, with total orders just short of $13 billion.
•	Exceeded revenue goal by more than $300 million, with total revenue in excess of $12.9 billion.
•	Exceeded operating earnings goal by 1.3%, with total operating earnings in excess of $1.2 billion.
•	Achieved operating rate of 9.3%, slightly below target of 9.5% due to a mix of revenue that favored services over products.
•	Exceeded cash flow goal by 18%, or over $175 million.

Provide financial thought leadership and agility to optimize company results and capitalize on significant investments made in recent years.

•	Provided ongoing guidance and leadership to company-wide efforts to grow revenue, earnings and cash flows despite ongoing inflationary pressure, workforce cost and availability issues, and supply chain constraints.
•	Coordinated company-wide efforts to generate cash in excess of 100% of net earnings, outperforming expectations with full-year FCF of $3.8 billion and a cash conversion rate of 115% of net earnings, despite the delayed certification and entry into service of the G700.
•	Helped oversee generation of the highest operating cash flow and FCF in the company’s history despite the noted challenges.
•	Helped oversee achieving record full-year company-wide revenue with sequential improvement throughout the year.

Manage and thoroughly report business unit challenges and opportunities to the CEO.

•	Provided leadership and oversight of the Technologies segment, including advice, strategic planning and counsel to the business unit presidents on a variety of matters.
•	Worked with the business unit presidents and in coordination with the CEO to retire a variety of programmatic risks and position the business for expanding operating margins as it continues on its growth trajectory.

Demonstrate meaningful and successful collaboration between the Technologies segment business units.

•	Spearheaded effort to expand collaboration and cooperation among Technologies business units.
•	GDIT and Mission Systems engaged in joint efforts spanning technical areas, including artificial intelligence, cloud computing, zero trust, high-performance computing, and post-quantum cryptography resulting in nearly $1 billion in awards under joint pursuits.

Support the chairman and CEO in the prudent allocation and deployment of capital to enhance shareholder value.

•	Provided leadership in the balanced deployment of more than $4.5 billion in capital over the course of the year, including:
	–	Repaid $1.2 billion in maturing debt, ending the year with the company’s lowest debt balance since 2017, prior to the acquisition of CSRA, Inc.
	–	Repurchased 2 million shares of the company’s outstanding Common Stock at an average price of approximately $215 per share.
	–	Paid over $1.4 billion in dividends, on a 5% increase in dividends per share over 2022.
	–	Managed over $1.4 billion in internal investments in company-sponsored research and development (R&D) and capital expenditures.

Drive key human capital and sustainability efforts across the company.

•	Provided significant direction and influence to ensure that succession planning efforts were timely, appropriately considered diverse candidates, and were executed without management interruption.
•	Assisted efforts to gather and validate GHG emissions data at each business unit in support of the company’s GHG emissions reduction goals.

Overall

•	Supported the chairman and CEO, providing leadership and guidance to the business units and directing corporate financial activities.
•	Coordinated efforts and provided timely financial leadership to drive operating performance improvements and achieve cost savings to offset the macroeconomic challenges noted above.

GENERAL DYNAMICS / 2024 PROXY STATEMENT	61

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•	Drove an underrun in corporate office costs, holding costs below 2022 levels and reduced the total corporate office spend as a percentage of company sales.
•	Engaged in expanded external-facing roles, including ongoing interaction with shareholders, securities analysts and potential investors to ensure clarity of strategy, messaging and expectations as the company transitions from a period of significant investment to one of growth and execution on those investments; engaged with legislative representatives on a variety of topics including tax policy matters, and participated in other developmental opportunities.

2023 Strategic and Operational Score for Mr. Aiken: 190% of Target

MARK L. BURNS, Vice President of the company and President, Gulfstream Aerospace

Meet or exceed Gulfstream financial goals

•	Exceeded orders goal, continuing successful trend of capturing market demand across Gulfstream’s diverse offering of products and services. Book-to-bill was significantly over 1-to-1 for the third consecutive year, driving backlog at year-end to nearly $20 billion.
•	Grew sales and operating earnings and expanded operating margins for the third consecutive year. However, these three metrics were short of their goal for 2023 due to the unplanned certification timing delay of the new G700 aircraft.
•	Achieved strong cash flow generation, exceeding 2023’s established goal, despite the unfavorable impact of the G700 certification timing delay.

Manage and thoroughly report business unit challenges and opportunities to the CEO

•	Worked closely with the chairman and CEO to manage business and developmental risks, and opportunities to position Gulfstream for continued growth.

Meet major development project milestones

•	Worked diligently to advance certification of the new G700.
•	Drove significant progress on the G800 and G400 certification programs also under development, including completing the build of the first G400.
•	Managed closely R&D costs.
•	Completed manufacturing expansion efforts in Savannah, Georgia, to support increased production rates.

Maintain customer support leadership versus competition

•	Maintained leadership in the customer support area, as evidenced by the top rank in AIN’s 2023 Product Support Survey in the business jet category.
•	Continued the growth of the global customer support network with the opening of the Mesa, Arizona, Service Center and other strategic expansions in Savannah, Europe and Asia.

Drive key human capital and sustainability efforts across the company

•	Continued industry-leading sustainability efforts to utilize and promote the use of sustainable aviation fuel (SAF) and develop more fuel-efficient aircraft across the product line. Continued to utilize SAF in operations for company and test flights. Conducted the first-ever 100% sustainable business jet flight crossing the Atlantic Ocean.
•	Provided significant direction and influence to ensure that succession planning efforts were timely, appropriately considered diverse candidates, and were executed without management interruption.
•	Continued focus on human capital efforts in the area of diversity and inclusion by supporting employee resource groups and diverse hiring efforts.

Overall

•	Remained keenly focused on driving operational performance improvements throughout the business, growing revenue, operating earnings and operating margin over 2022, despite the certification timing delay of the new G700 aircraft.
•	Drove efforts to capture new orders, advance product development, and expand the aircraft manufacturing and customer support footprint to position Gulfstream for continued growth.

2023 Strategic and Operational Score for Mr. Burns: 185% of Target

GENERAL DYNAMICS / 2024 PROXY STATEMENT	62

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ROBERT E. SMITH, Executive Vice President, Marine Systems

Meet or exceed Marine Systems segment financial goals

•	Continued the six-year trend of highest-ever revenue for the segment.
•	Exceeded planned orders by more than $3.5 billion, or 39%, primarily due to additional awards on our submarine programs.
•	Exceeded revenue goal by 15%.
•	Achieved operating earnings goal but did not meet operating margin goal primarily due to cost performance at Bath Iron Works and supply chain issues at Electric Boat.
•	Exceeded cash goal by 19%.

Assist segment with driving improved program performance and velocity

•	Monitored key segment programs along with business unit presidents and interfaced with senior U.S. Navy and Congressional leadership as required.
•	The shipyards delivered four ships to the Navy: one Block IV Virginia-class submarine at Electric Boat, one Arleigh Burke-class (DDG-51) guided-missile destroyer at Bath Iron Works, one Expeditionary Sea Base (ESB) auxiliary support ship at NASSCO and one John Lewis-class (T-AO-205) fleet replenishment oiler also at NASSCO.
•	Remained on track to deliver the first Columbia-class submarine in accordance with the Navy’s need, while beginning to increase Virginia-class work throughput.
•	Completed 10 major surface ship repair and modernization projects on schedule and budget.

Provide assistance to operating units to reduce cost while preparing for future segment revenue and margin growth

•	Guided major contracting initiatives to limit risk exposure, protect profitability and increase segment backlog.
•	Provided oversight to shipyard facility expansion plan to enable Columbia-class deliveries and other future growth.
•	Assisted efforts to expand hiring and retention programs at each shipyard to build the workforce necessary to meet future shipbuilding demand. Over 7,000 shipbuilders were hired during 2023.

Manage and thoroughly report business unit challenges and opportunities to the CEO

•	Worked in conjunction with the CEO to manage business risks and opportunities.
•	Drove strategy and execution for the key teammate/subcontractor relationships for submarine programs.
•	Provided experienced leadership and oversight of the Marine Systems segment, including advice and counsel to the business unit presidents on a variety of matters.

Human Capital & Sustainability – Drive key human capital and sustainability efforts across the company

•	Increased diversity participation within the Marine Systems workforce and senior leadership teams during the year.
•	Provided significant direction and influence to ensure that succession planning efforts within the Marine Systems segment were timely and appropriately considered diverse candidates.
•	Engaged with management teams to successfully negotiate five major trade contracts with local union leadership at Bath Iron Works, Electric Boat and NASSCO, each of which were subsequently ratified.
•	Supported continued efforts to reduce GHG emissions across the Marine Systems segment in accordance with the company’s long-term goals.

Overall

•	Conducted frequent in-depth operational meetings across the segment to assess and manage residual impacts of the pandemic, including internal labor constraints and subcontractor issues, and ensured compliance with U.S. government regulations.
•	Served as executive sponsor for the company's Engineering & Technology Council and the company's Contracts Council to help facilitate best practice sharing throughout the company.

2023 Strategic and Operational Score for Mr. Smith: 180% of Target

GENERAL DYNAMICS / 2024 PROXY STATEMENT	63

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MARK C. ROUALET, Executive Vice President, Combat Systems

Meet or exceed Combat Systems segment financial goals

•	Combat Systems continued its strong track record of operating performance while increasing backlog.
•	Exceeded planned orders by $3.4 billion, with a total of $9.2 billion in orders booked across the portfolio.
•	Achieved revenue of $8.3 billion, exceeding plan by over $830 million and prior year by $960 million.
•	Achieved $1.1 billion in operating earnings, exceeding plan and prior year by over $70 million.
•	Full-year operating margin of 13.9% was impacted by $390 million of lower-margin facilitization contracts.
•	Achieved $1.5 billion in cash across the segment, exceeding the plan by over $420 million, while growing over $480 million year over year.
•	Outperformed prior year in orders, revenue, operating earnings and FCF.

Manage and thoroughly report business unit challenges and opportunities to the CEO

•	Provided close coordination with the CEO on all matters relating to risks and opportunities across the Combat Systems segment.
•	Provided strong operational leadership to the business unit presidents while expanding manufacturing capacity and production throughput.
•	Continued to develop the leadership depth within the segment in order to execute growth agenda.

Generate increased capacity for artillery manufacturing

•	Artillery munitions production deliveries approached 300,000 rounds versus contractual requirements of 236,000, exceeding contract requirements by 26%.
•	Oversaw the facility expansion efforts to increase artillery production.

Provide leadership and guidance to the Combat presidents

•	Directed and actively promoted leadership development and succession planning.
•	Contributed strong operational management experience in understanding the interrelationships between cost, schedule, performance and risk through each of the businesses.
•	Held quarterly business reviews along with specific customer interaction in support of the business unit presidents.
•	Supported a seamless transition of the president of General Dynamics European Land Systems.

Human Capital & Sustainability

•	Provided significant guidance and direction to assure that all succession planning efforts across the Combat Systems segment included diverse candidates throughout the organization.
•	Supported continued efforts to reduce GHG emissions across the Combat Systems segment in accordance with the company’s long-term goals.

Overall

•	Continued the sponsorship of the company's Manufacturing Council activities across the 10 business units.
•	Supported all diversity and inclusion efforts within the group while offering opportunities across the Combat Systems portfolio.
•	Provided quick and effective communication when operational challenges presented themselves, whether workforce, supply chain, technical or operationally related.

2023 Strategic and Operational Score for Mr. Roualet: 200% of Target

GENERAL DYNAMICS / 2024 PROXY STATEMENT	64

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Annual Incentive Payout (AIP)

The below table summarizes the NEOs’ targets and the Committee’s determination of their earned annual incentive based on the AIP formula discussed in detail previously. The target incentive is a percentage of base salary as shown below, and the maximum incentive is 200% of target. The annual incentive payouts for 2023 reflected our pay-for-performance philosophy to reward the overall above-target performance of the company driven especially by superb cash performance and the outstanding contributions of our executives who led the company during 2023.

Name	2023 Base Salary ($)	Target Incentive (% of Base)	Target Incentive ($)	Overall Achievement (% of Target)	Annual Incentive Payout ($)
Ms. Novakovic	1,700,000	185	3,145,000	136.3	4,287,000
Mr. Aiken	1,100,000	125	1,375,000	136.3	1,874,000
Mr. Burns	875,000	110	962,500	134.8	1,297,000
Mr. Smith	875,000	110	962,500	133.3	1,283,000
Mr. Roualet	875,000	110	962,500	139.3	1,341,000

Long-Term Incentive Compensation

LTI compensation is provided to NEOs to align management’s interest with that of shareholders through share ownership, to reward NEOs for achievement of multi-year financial goals and TSR performance consistent with the shareholder experience, and to retain key talent through longer-term vesting and performance schedules. LTI comprises a major portion of total target compensation provided to each NEO. This provides our executives with a significant personal stake in the long-term success of General Dynamics. By awarding LTI compensation through various types of equity instruments, different elements of shareholder alignment are achieved. The following chart illustrates the allocation of LTI compensation in our annual equity awards:

2023 LONG-TERM INCENTIVE ALLOCATION

GENERAL DYNAMICS / 2024 PROXY STATEMENT	65

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Setting Long-Term Equity Grant Awards

The Committee uses guidelines that are based upon peer market data, and balances other considerations such as company performance, complexity of the role, length of service, future expected contributions to the company and impact on dilution when determining actual LTI grant amounts. This approach allows for the consideration of a multitude of factors to properly reward and incent management for long-term performance and align the needs of the business with that of shareholders. The Committee was also cognizant of tenure in roles, the current market for executive talent, and the desire to retain this highly cohesive leadership team as the company executes its long-term strategy. As shown below, the annual LTI grants awarded in early March 2023 for the individual performance of the NEOs were as follows:

Name	2023 LTI Grant* ($)
Ms. Novakovic	15,500,000
Mr. Aiken	6,000,000
Mr. Burns	4,750,000
Mr. Smith	3,700,000
Mr. Roualet	3,750,000

•	Amounts awarded by the Committee may differ from those displayed in the Summary Compensation Table (SCT) due to the requirement to value the equity amounts in the SCT at aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation.

Performance Stock Units — 50% of LTI

PSUs are a form of equity compensation tied to the achievement of specific performance goals and linked to the long-term performance of the company. They are calculated by multiplying the overall LTI award value by the 50% weighting to arrive at the PSU portion of the grant. The quantity of target PSUs granted is determined based on the average of the high and low quoted stock price per share of the company’s Common Stock on the New York Stock Exchange (NYSE) on the date of grant.

Purpose	This element of executive compensation closely connects the NEOs to the company’s longer-term financial performance and TSR over a three-year period and acts as a retention tool.
Performance Metrics	Three-year average ROIC subject to an rTSR modifier
Vesting	Three-year cliff vesting
Dividend and Voting Rights and Share Ownership	Dividend equivalents are deemed reinvested in additional stock units, which are earned only when the underlying PSU is earned. PSUs do not have voting rights, nor do they count for share ownership guideline purposes until vested.
Forfeiture	NEOs who voluntarily resign or are terminated for cause prior to the end of the applicable performance period immediately forfeit all PSUs that have not vested unless otherwise determined by the Committee.

2023 PSU GRANT (2023 – 2025 PERFORMANCE CYCLE)
HOW WE CHOSE OUR TARGET GOAL
•	The company operates in a dynamic and competitive environment. As such, the ROIC target established each year represents the outlook for the upcoming three-year period and may not be comparable to past targets or prior achievement. It is set to be a challenging yet achievable target based on the latest three-year forecast.
•	The ROIC calculated on an annual basis fluctuates given the investment needs of the business, the long lead times on several business units and the different payment cycles within the businesses. Therefore, comparisons of ROIC on a year-over-year basis or of any given year to a three-year average, may not appropriately reflect the underlying strategic investments to support the long-term performance of the business or the complexity of the business cycles.
•	The established target reflects the multi-year operating plan for the company. It reflects the Committee’s and management’s assessment of future company performance and required investments to support the long-term growth of the company. The three-year ROIC target for the 2023 – 2025 performance period was approved in March 2023 and reflected the best judgment of the Committee at that time.
•	For the 2023 – 2025 performance period, the ROIC target was set at 12.6%, which was consistent with the previous target for the 2022 – 2024 performance period. In setting the ROIC target, the Committee considered the period of investment that the company is in and its impact on the balance sheet, including the remaining level of capital investment at Electric Boat, and the continued product line transformation at Gulfstream.

GENERAL DYNAMICS / 2024 PROXY STATEMENT	66

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After the three-year performance period ends, the number of PSUs earned is determined based on our three-year average ROIC, subject to an rTSR modifier.

Three-Year Average ROIC Performance*	PSU Payout Performance after 3 Years from Grant Date
2.5% or more above target	150% of target PSUs
At target	100% of target PSUs
2.5% below target	50% of target PSUs
More than 2.5% below target	0% of target PSUs

•	Performance interpolated between 2.5% below and 2.5% above target.

The resulting percentage earned from the three-year average ROIC will be subject to an rTSR modifier, which compares our TSR performance to the TSR performance of the other companies in the S&P 500 to produce the final number of earned units. For purposes of determining the rTSR modifier, the TSR calculation is based on the 90-trading-day average prices of General Dynamics Common Stock and each index component. The Committee believes the S&P 500 provides a more comprehensive comparison for share price performance than our compensation peer group, which is a customized benchmark based on a limited number of companies.

The rTSR modifier may increase or decrease the PSU payout by as much as one-third, resulting in a PSU payout range between zero and 200% of the target units granted. To achieve a maximum payout for the PSUs, the company must achieve both maximum ROIC performance and achieve rTSR performance in the 75th percentile or above.

PSU GRANT PERFORMANCE AND PAYOUT

2021 – 2023 PSU Performance

ROIC — In March 2024, the Committee certified the three-year ROIC achievement of 12.3% for PSUs granted in 2021, against the target of 11.3% established for the 2021 – 2023 performance period. This three-year performance target was established by the Committee in March 2021 during a period of great business uncertainty given the COVID-19 pandemic.

Performance Metric	0% of Target ROIC	50% of Target ROIC	100% of Target ROIC	150% of Target ROIC	Payout (% of Target)
Three-year Average ROIC Performance					120% of Target ROIC
	More than 250 basis points below target	250 basis points below target	11.3% at target	250 basis points or more above target

rTSR — The 2021 grant of PSUs included an rTSR modifier that operated as described above to adjust the payout of the PSUs based on the company’s TSR performance compared to the TSR performance of the other companies in the S&P 500. For the 2021 – 2023 period, the company’s rank was 77 out of 481 peers, or at the 84th percentile, yielding an rTSR modifier of 133.3%.

PSU Payout — For the 2021 – 2023 period, the rTSR modifier of 133.3% adjusted the payout from the 120% of target ROIC performance to 160% out of a potential maximum of 200% payout of the PSUs. The company’s above-target ROIC performance augmented by the positive TSR performance during the three-year performance period had a positive impact on the PSUs realized by the NEOs, consistent with our pay-for-performance philosophy.

GENERAL DYNAMICS / 2024 PROXY STATEMENT	67

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Restricted Stock — 20% of LTI

Restricted stock awards are a form of equity compensation tied to the completion of a service period. They are calculated by multiplying the overall LTI award value by the 20% weighting assigned to the restricted stock portion of the grant. The quantity of restricted stock granted is determined based on the average of the high and low quoted stock price per share of the company’s Common Stock on the NYSE on the date of grant.

Purpose	This element of executive compensation closely connects NEO compensation to the company’s TSR performance over the vesting period and acts as a retention tool.
Vesting	The shares are subject to a three-year cliff vesting period (i.e., 100% of the shares vest on the third anniversary of the grant). The Committee believes the use of three-year cliff vesting on our restricted stock ensures that executives are focused on long-term value creation while supporting the company’s need to attract and retain executives during all market conditions.
Dividend and Voting Rights and Share Ownership	During the restriction period, NEOs may not sell, transfer, pledge, assign or otherwise convey their restricted shares. NEOs are eligible to vote their shares and receive dividend payments and other distributions on our Common Stock when declared by the Board. Unvested shares of restricted stock do not count toward share ownership guidelines.
Forfeiture	NEOs who voluntarily resign or are terminated for cause prior to the end of the applicable vesting period forfeit their restricted stock unless otherwise determined by the Committee.

Stock Options — 30% of LTI

Stock options are a form of equity compensation linked to the long-term share performance of the company. A stock option gives our NEOs the right to buy up to a specified number of shares of our Common Stock over the term of the option at a predetermined fixed price. They are calculated by multiplying the overall LTI award value by the 30% weighting assigned to the stock option portion of the grant. The quantity of stock options granted is determined using the Black-Scholes option pricing model on the date of grant. A stock option’s exercise price is the average of the high and low quoted price per share of the company’s Common Stock on the NYSE on the date of grant. In March 2023, the Committee approved a grant of stock options to each NEO. The exercise price of these stock options was set at $227.58.

Purpose	This element of executive compensation closely connects the NEOs to the company’s stock price performance over the long term and acts as a retention tool.
Vesting	The stock options vest as follows: 50% of the grant becomes exercisable on the second anniversary of the grant date and 50% becomes exercisable on the third anniversary of the grant date. Vested stock options remain exercisable through the options’ expiration date, which occurs on the day prior to the 10th anniversary of the grant date. Due to our stringent stock ownership guidelines, stock options, when exercised, must be held as shares until the ownership requirement is met.
Share Ownership	Stock options do not count toward share ownership guidelines until the option is exercised and purchased shares are retained.
No Repricing of Stock Options	Our equity compensation plan prohibits the repricing of stock options, including the exchange of underwater stock options for another award or for cash, without the approval of shareholders.
Forfeiture	NEOs who voluntarily resign or are terminated for cause immediately forfeit all stock options that have not vested unless otherwise determined by the Committee.

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Benefits and Perquisites

Benefits

Benefits are an important tool used to attract and retain outstanding executives. Benefit levels are reviewed periodically to ensure they are cost effective, competitive and support the overall needs of our employees. The company makes available medical, dental, vision and life insurance, as well as disability coverage. NEOs can select the level of coverage appropriate for their circumstances. The company also provides NEOs with group life insurance coverage worth two-times their base salary and long-term disability coverage worth 50% of their base salary.

Company-Sponsored Retirement Plans

We provide retirement plans to our eligible employees, including the eligible NEOs, through a combination of qualified and nonqualified ERISA (Employee Retirement Income Security Act of 1974, as amended) plans. Following are descriptions of the retirement plans in which the NEOs participate:

General Dynamics Corporation 401(k) Plan

Each NEO is eligible to participate in the General Dynamics Corporation 401(k) Plan, a tax-qualified, defined-contribution retirement plan. Each NEO is eligible to make before-tax contributions and receive company matching contributions under the 401(k) Plan. During 2023, the 401(k) Plan provided for a company-matching contribution of 100% on contributions up to the first 6% of eligible pay for the NEOs. The matching contributions during 2023 for the NEOs are included in footnote (d) to the All Other Compensation column of the SCT.

Defined-Benefit Retirement Plans

Ms. Novakovic and Messrs. Aiken, Roualet and Smith participate in a company-sponsored defined-benefit plan called the General Dynamics Salaried Retirement Plan (the Salaried Plan). As of December 31, 2013, benefits under the Salaried Plan have been frozen for employees at our corporate headquarters.

The benefit under the Salaried Plan is payable as a life annuity. The Salaried Plan is a funded, tax-qualified, noncontributory defined-benefit pension plan. It was amended effective January 1, 2007, to exclude any employee initially hired or who incurs a break in service after that date. The benefit formula under the Salaried Plan for employees hired before January 1, 2007, is 1.0% times a participant’s highest final average pay frozen as of December 31, 2013 (as of March 31, 2017, for Mr. Smith), multiplied by years of service earned on or after January 1, 2007, and before January 1, 2014 (before April 1, 2017, for Mr. Smith), plus 1.333% times a participant’s highest final average pay frozen as of December 31, 2010, multiplied by years of service earned prior to January 1, 2007. Final average pay for purposes of calculating retirement benefits includes a NEO’s base salary and annual incentive. The company makes contributions to the Salaried Plan through payments into a trust fund from which the benefits are paid.

Mr. Burns participates in a company-sponsored defined-benefit plan called the Gulfstream Aerospace Corporation Pension Plan (the GAC Plan). The GAC Plan was amended in December 2018, freezing the benefits for Mr. Burns as of December 31, 2018. The GAC Plan is a funded, tax-qualified, noncontributory defined-benefit pension plan. For service prior to January 1, 2004, Mr. Burns has a frozen pension accrued benefit under the GAC Plan that totals approximately $3,400 payable monthly as a single-life annuity. Upon his retirement, this amount will increase with cost-of-living adjustments up to a maximum of 3% annually. Effective January 1, 2004, the GAC Plan was amended to provide benefits for each month of credited service earned after December 31, 2003, based on 1.125% of the final average monthly pay at or below the monthly integration level plus 1.25% of the excess above the integration level. Final average monthly pay considers salary and annual bonus after December 31, 2003, but excludes equity awards. The portion of Mr. Burns’ benefit earned after December 31, 2003, frozen as of December 31, 2018, is payable monthly as a life annuity and is not subject to cost-of-living adjustments.

Supplemental Retirement Plan

The amount of cash compensation used to calculate pension benefits for participants is limited by the Internal Revenue Code ($330,000 in 2023). To provide a benefit calculated on compensation in excess of this compensation limit, the company provides executives participating in the Salaried Plan with coverage under the General Dynamics Corporation Supplemental Retirement Plan (the Supplemental Retirement Plan). Benefits under the Supplemental Retirement Plan are general unsecured obligations of General Dynamics. Ms. Novakovic and Messrs. Aiken, Roualet and Smith participate in the Supplemental Retirement Plan. Pension accruals under this plan were frozen as of December 31, 2013, for participants including the participating NEOs (other than Mr. Smith). Mr. Smith’s pension accruals under the plan were frozen as of March 31, 2017.

Supplemental Savings Plan

The company provides a Supplemental Savings Plan to key employees, including each NEO. The purpose of the Supplemental Savings Plan is to allow key executives to defer salary and receive matching contributions on compensation in excess of the compensation limit imposed by the Internal Revenue Code on earnings used to calculate 401(k) contributions. Matching contributions during 2023 for the NEOs are included in footnote (d) to the All Other Compensation column of the SCT.

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Other Retiree Benefits

Eligible key executives throughout the company, including the NEOs (other than Mr. Burns), can purchase group term life insurance at retirement of up to two-times their base salary. For executives who retire early (prior to age 65), we pay for insurance coverage equal to one-half of the executive’s base salary until the executive reaches age 65. For early retirees who elect coverage in excess of one-half of base salary, they will pay monthly premiums for the additional coverage. For executives retiring at or after age 65, we pay for insurance coverage up to two-times an executive’s base salary. This coverage is ratably reduced over a five-year period following the executive’s retirement, or beginning at age 65 for early retirees, subject to a maximum coverage level of 25% of the coverage in effect at the time of retirement.

Perquisites

We provide our NEOs perquisites that the Committee believes are reasonable yet competitive. The company provides perquisites to the NEOs for purposes of recruitment, retention and security. We provide perquisites to ensure the security and accessibility of our executives to facilitate the transaction of business. As a reasonableness test, we compare these perquisites to generally accepted corporate practices.

In 2023, the perquisites provided to our NEOs were financial planning and tax preparation services, physical examinations or concierge medical, home security systems, personal liability and supplemental accidental death and dismemberment (AD&D) insurance, the personal use of automobiles owned or leased by the company, and personal use of our aircraft. Personal use of our aircraft is provided to our chairman and CEO, as required by the Board, to help ensure her security and accessibility. The company also provided a club membership to one NEO in his role as a business unit president.

We have provided additional information on perquisites in footnote (d) to the All Other Compensation column of the SCT.

Other Considerations

Stock Ownership Guidelines and Holding Requirements

Our stock ownership and retention guidelines for our executive officers are among the most stringent in the Fortune 100. Stock ownership guidelines strongly align the interests of management with the interests of shareholders because executives become shareholders with a considerable investment in General Dynamics.

Our stock ownership and retention guidelines preclude NEOs from selling shares of our Common Stock until they own shares with a market value of at least 8- to 10-times their base salary and at least 15 times for the CEO. Shares held outright and shares held through our 401(k) plans are counted for purposes of meeting the ownership guidelines. PSUs, unvested shares of restricted stock and stock options (whether vested or not), are not counted in the ownership calculation.

Stock Ownership Guidelines
Chief Executive Officer	Officers including Other NEOs
15x	8x to 10x
Base Salary	Base Salary

When exercising options, officers who have not met the ownership guidelines may sell shares acquired upon exercise to cover the exercise price of the options, transaction costs and taxes, and are expected to hold the remaining shares until the guidelines are met. Similarly, net shares received upon vesting of PSUs and restricted stock (after withholding taxes) may not be sold until the stock ownership guidelines are met. Once an officer attains the required ownership level, the officer must maintain that ownership level until he or she no longer serves as an officer. The stock ownership and retention guidelines are reviewed annually by the Committee. For the year ended December 31, 2023, the total number of shares owned by our CEO and other officers represented 24.9 times their combined annual salaries.

Change-in-Control Agreements

The company has change-in-control agreements with each of the NEOs. The company believes that these agreements are an important tool for recruiting and retaining highly qualified executives. The agreements are structured to protect the interests of shareholders by including a “double-trigger” mechanism that results in a severance payout only when:

•	A change in control is consummated; and
•	The executive’s employment is terminated by the company without cause or by the executive for good reason within 24 months following the change in control.

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A “change in control” is defined to include specified stock acquisition, merger, or disposition transactions involving General Dynamics. The Committee evaluates and reviews payment and benefit levels under the change-in-control agreements periodically to ensure that the agreements are consistent with the practices of our peer group companies. Our agreements for NEOs do not include a provision for reimbursement of excise taxes that may become due upon a change in control.

In February 2024, the Committee adopted a new cash severance policy for executive officers requiring shareholder approval for any new or modified severance arrangements that provide for cash payments greater than 2.99 times salary and annual incentive.

Payments and benefits provided to NEOs pursuant to the change in control agreements are described in the Potential Payments Upon Termination or Change in Control section beginning on page 81 of this Proxy Statement.

Role of the Independent Compensation Consultant

The Committee’s charter provides that the Committee has sole authority to engage the services of an independent compensation consultant for the Committee and approve fees paid to the consultant by the company. The Committee engaged FW Cook as an independent compensation consultant to provide advice on executive compensation matters. The Committee found that FW Cook provided important perspectives on market practices for executive compensation, peer company analysis, the levels and structure of the compensation program, and compensation governance. During 2023, at the Committee’s request, FW Cook performed the following specific services:

•	Attended Committee meetings;
•	Provided regulatory and human capital matters updates to the Committee;
•	Provided information and advice relating to executive and CEO compensation matters; and
•	Reviewed compensation-related disclosures in the company’s proxy statement.

The Committee reviewed the factors influencing FW Cook’s independence (as specified by NYSE listing standards) and determined that no conflict of interest exists.

Anti-Hedging and Anti-Pledging Policies

The company has a longstanding policy in place that prohibits all directors and executive officers from hedging company securities. Since 2014, the company has maintained a policy prohibiting all directors and executive officers from pledging company securities that they own directly.

Clawback Policy

The company has in place an executive compensation recoupment policy, or clawback policy, which applies to executive officers of the company (referred to as the Covered Executive Officers), including the NEOs, that is intended to comply with U.S. Securities and Exchange Commission (SEC) and NYSE rules. In the event of a restatement of our financial results due to the company’s material noncompliance with any financial reporting requirement under U.S. federal securities laws, the result of which is that any equity or other performance-based compensation paid to that Covered Executive Officer would have been a lower amount had it been calculated based on the restated results, the Committee has the authority to recover any excess compensation that was awarded to that Covered Executive Officer. In determining the excess compensation, the Committee will take into account its good faith estimate of the value of awarded and actual compensation that may have been affected by the restatement and the events leading to it. This includes all performance-based cash incentives and equity-based grants which may have vested or been exercised during the period in question. A full copy of the executive compensation recoupment policy is attached as an exhibit to the company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Compensation and Risk Management

With the support of management and the independent compensation consultant, the Committee evaluates the company’s overall risk profile relative to the incentive components of compensation to ensure that NEOs are not overly incentivized to focus on short-term stock performance. The use of long-term equity incentive awards as a significant portion of total direct compensation and robust stock ownership guidelines are structured to ensure management is focused on the long term and not incentivized to take excessive risk to ensure alignment with the shareholder experience.

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EXECUTIVE COMPENSATION

Summary Compensation

The Summary Compensation Table (SCT) conforms to requirements of the SEC and shows base salary, annual incentive, equity awards (restricted stock, PSUs and stock options) and all other compensation, which includes among other things the value of perquisites, 401(k) contributions and tax reimbursements (see footnote (d) to the SCT for a complete listing of categories included in the All Other Compensation column). The table also includes a column titled Change in Pension Value and Nonqualified Deferred Compensation Earnings. For our eligible NEOs, this includes only the change in pension value (see footnote (c) to the SCT), which is an actuarial estimate of the present value of the future cost of pension benefits. The value does not reflect a current cash cost to General Dynamics or, necessarily, the pension benefit that an executive would receive, since that is determined by a number of factors, including length of service, age at retirement and longevity.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(a)	Option Awards ($)(a)	Non-Equity Incentive Plan Compensation ($)(b)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(c)	All Other Compensation ($)(d)	Total ($)
Phebe N. Novakovic Chairman and Chief Executive Officer	2023	1,700,000	11,246,277	4,649,716	4,287,000	—	699,783	22,582,776
	2022	1,700,000	10,592,081	4,499,650	4,089,000	—	597,436	21,478,167
	2021	1,671,250	11,045,739	4,350,097	6,074,000	—	412,775	23,553,861
Jason W. Aiken Executive Vice President, Technologies and Chief Financial Officer	2023	1,100,000	4,353,404	1,799,967	1,874,000	36,155	80,669	9,244,195
	2022	900,000	3,177,503	1,349,818	1,383,000	—	91,258	6,901,579
	2021	900,000	3,275,325	1,290,207	2,039,000	—	75,707	7,580,240
Mark L. Burns Vice President of the company and President, Gulfstream Aerospace	2023	875,000	3,446,407	1,424,875	1,297,000	—	80,035	7,123,317
	2022	856,250	2,823,925	1,200,397	1,315,000	—	73,999	6,269,571
	2021	776,250	2,666,235	1,049,894	1,734,000	—	69,041	6,295,420
Robert E. Smith Executive Vice President, Marine Systems	2023	875,000	2,684,494	1,110,082	1,283,000	90,211	79,645	6,122,432
	2022	856,250	2,684,139	1,138,848	1,200,000	—	76,478	5,955,715
	2021	800,000	2,514,041	989,744	1,720,000	—	80,588	6,104,372
Mark C. Roualet Executive Vice President, Combat Systems	2023	875,000	2,721,049	1,124,801	1,341,000	186,453	81,207	6,329,510
	2022	865,000	2,471,526	1,049,815	1,286,000	—	87,795	5,760,136
	2021	835,000	2,436,996	960,676	1,713,000	—	79,405	6,025,077
(a)	The amounts reported in the Stock Awards and the Option Awards columns reflect aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. These amounts reflect our calculation of the value of these awards at the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the NEO. Assumptions used in the calculation of these amounts are included in Note R to our consolidated audited financial statements for the year ended December 31, 2023, included in our Annual Report on Form 10-K filed with the SEC on February 8, 2024. Stock Awards include awards of restricted stock and PSUs. The grant date values of 2023 PSUs, as reported in this column, are based on the probable outcome of the performance conditions as of the grant date. The grant date values of 2023 PSUs, assuming a maximum payout for each NEO, were as follows:

Name	Grant Date Value ($)
Ms. Novakovic	16,293,274
Mr. Aiken	6,305,839
Mr. Burns	4,992,521
Mr. Smith	3,889,717
Mr. Roualet	3,942,346

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(b)	Payments are reported for the fiscal year in which the related services were rendered, although the actual payments are made in the succeeding year.
(c)	The values listed in this column represent the change in the present value of accumulated benefits from December 31 of the prior year to December 31 of the respective year calculated for all the pension plans in which the executive participates. The values are an actuarial estimate of the present value of the future cost of pension benefits for each of the NEOs and do not reflect a current cash cost to the company or, necessarily, the pension benefit that an executive would receive. Pension benefits for Ms. Novakovic and Messrs. Aiken and Roualet were frozen as of December 31, 2013. Pension benefits for Mr. Smith were frozen as of March 31, 2017. Pension benefits for Mr. Burns were frozen as of December 31, 2018. Negative changes in pension value were excluded from this column for the NEOs as follows:

	Negative change in pension value
Name	2021 ($)	2022 ($)	2023 ($)
Ms. Novakovic	(107,086)	(567,268)	(9,803)
Mr. Aiken	(53,429)	(257,623)	—
Mr. Burns	(111,321)	(382,572)	(1,417)
Mr. Smith	(106,396)	(529,194)	—
Mr. Roualet	(129,442)	(654,633)	—

(d)	All Other Compensation for 2023 included the following items:

Name	Reimbursement of Taxes ($)(1)	Retirement Plan Contributions and Allocations ($)(2)	Term Life Insurance Payments ($)	Perquisites ($)(3)
Ms. Novakovic	1,787	53,800	35,150	609,046
Mr. Aiken	2,407	37,800	7,852	32,610
Mr. Burns	—	37,300	13,037	29,698
Mr. Smith	2,761	37,300	8,406	31,178
Mr. Roualet	2,355	37,300	13,037	28,515
(1)	Reflects amounts reimbursed for the payment of taxes associated with a company-provided dining room benefit. All employees at our corporate headquarters receive this dining room benefit and associated tax reimbursement.
(2)	Represents amounts contributed by General Dynamics to the 401(k) Plan and allocations by General Dynamics to the Supplemental Savings Plan.
(3)	Noncash items (perquisites) provided to NEOs in 2023, which for one or more NEOs is in the aggregate equal to or greater than $10,000, were as follows: financial planning and tax preparation services, home security systems and, solely at the discretion of the chairman and CEO, personal use of company aircraft. Perquisites that exceeded the greater of $25,000 or 10% of the total amount of perquisites for a specific NEO were as follows: Ms. Novakovic — $393,930 related to personal travel on company aircraft and $179,821 related to security for Ms. Novakovic. The aggregate incremental cost to General Dynamics for Ms. Novakovic’s personal travel aboard aircraft owned by the company (products of Gulfstream Aerospace), as required by the Board to help ensure Ms. Novakovic’s security and accessibility, is calculated based on the following variable operating costs to the company: fuel costs, trip-related maintenance expenses, landing fees, trip-related hangar and parking fees, on-board catering expenses and crew expenses. No additional direct operating cost is incurred if a family member accompanies an executive on a flight.

Equity-Based Awards

Our long-term compensation for senior executives, including the NEOs, consists of equity awards in the form of restricted stock, PSUs and stock options. The following table provides information on the equity awards in 2023 for the NEOs. The table includes the grant date of each equity award, the number of shares of restricted stock, PSUs and stock options, the exercise price of the stock options, the closing price of our Common Stock on the NYSE on the date of grant, and the grant date fair value of the equity awards. As discussed in the CD&A section, we use the average of the high and low quoted stock price per share of the company’s Common Stock on the NYSE on the date of the grant, not the closing price, to value the restricted stock and PSUs and set the exercise price for stock options.

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GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2023

		Date of Compensation Committee Action	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All Other Stock Awards: Number of Shares of Stock or Units(c)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($)(d)	Closing Price on Date of Grant ($)	Grant Date Fair Value of Stock and Option Awards ($)(e)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum
Ms. Novakovic			—	3,145,000	6,290,000
	03/08/2023	03/07/2023				11,352	34,055	68,110	13,620	—	—		11,246,277
	03/08/2023	03/07/2023				—	—	—	—	97,930	227.58	227.06	4,649,716
Mr. Aiken			—	1,375,000	2,750,000
	03/08/2023	03/07/2023				4,393	13,180	26,360	5,275	—	—		4,353,404
	03/08/2023	03/07/2023				—	—	—	—	37,910	227.58	227.06	1,799,967
Mr. Burns			—	962,500	1,925,000
	03/08/2023	03/07/2023				3,478	10,435	20,870	4,175	—	—		3,446,407
	03/08/2023	03/07/2023				—	—	—	—	30,010	227.58	227.06	1,424,875
Mr. Smith			—	962,500	1,925,000
	03/08/2023	03/07/2023				2,710	8,130	16,260	3,250	—	—		2,684,494
	03/08/2023	03/07/2023				—	—	—	—	23,380	227.58	227.06	1,110,082
Mr. Roualet			—	962,500	1,925,000
	03/08/2023	03/07/2023				2,747	8,240	16,480	3,295	—	—		2,721,049
	03/08/2023	03/07/2023				—	—	—	—	23,690	227.58	227.06	1,124,801
(a)	These amounts represent cash awards that are possible under the company’s annual incentive plan. The value earned can be found in the SCT in the Non-Equity Incentive Plan Compensation column.
(b)	These amounts relate to PSUs granted in 2023. Each PSU represents the right to receive a share of Common Stock upon release of the PSU. The exact number of PSUs that may be earned is determined based upon a performance metric set by the Compensation Committee, which for 2023 grants is the company’s ROIC over the three-year period from 2023-2025. Grants for each NEO are also subject to an rTSR modifier that can increase or decrease the PSU payout by as much as one-third. If the threshold ROIC is not met, no PSUs would be earned; if the threshold ROIC is met, and after taking into consideration the rTSR modifier, the number of PSUs that are earned may range from 33% to 200% of the PSUs originally awarded. Dividend equivalents accrue on PSUs during the performance period and are subject to the same vesting conditions based upon performance. For PSUs granted in 2023, the PSUs will be released to the participant following the three-year performance period, to the extent earned.
(c)	These amounts relate to shares of restricted stock that cliff-vest three years after the grant date, subject to continuous service requirements.
(d)	The exercise price for stock options is the average of the high and low quoted stock price per share of the company’s Common Stock on the NYSE on the date of grant.
(e)	For PSUs, the grant date fair value is calculated based upon the target payout amount, which is the probable outcome of the performance conditions as of the grant date.

Option Exercises and Stock Vested

The following table shows the stock options exercised by the NEOs and restricted stock released to them during 2023. As explained in the CD&A section, we require officers to retain shares of Common Stock issued to them as compensation, up to predetermined levels, based on their position with General Dynamics. Once an ownership level is attained, the officer must maintain that minimum ownership level until he or she no longer serves as an officer of General Dynamics. The amounts reported in the Value Realized on Exercise and the Value Realized on Vesting columns in the table below are before-tax amounts.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2023

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Ms. Novakovic	—	—	60,530	14,037,198
Mr. Aiken	22,400	2,026,976	17,543	4,068,306
Mr. Burns	27,600	2,513,869	13,157	3,051,171
Mr. Smith	—	—	12,721	2,950,061
Mr. Roualet	—	—	13,463	3,122,134

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Outstanding Equity Awards

The following table provides information on outstanding stock option and stock awards held by the NEOs as of December 31, 2023. The table shows the number of stock options that a NEO holds (both exercisable and unexercisable), the option exercise price and its expiration date. For stock awards, the table includes the number of shares of restricted stock and PSUs that are still subject to the restriction period or the performance period (i.e., have not vested). For restricted stock and PSUs, the market value is based on the price of the company’s Common Stock on the NYSE on December 31, 2023.

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock or Units That Have Not Vested(b)	Market Value of Shares of Stock or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ms. Novakovic					43,705	11,348,877	113,909	29,578,715
	—	116,240	232.90	03/01/2032
	75,575	75,575	168.56	03/02/2031
	166,660	—	165.47	03/03/2030
	129,090	—	167.61	03/05/2029
	186,460	—	223.93	03/06/2028
	211,620	—	191.71	02/28/2027
Mr. Aiken					14,240	3,697,701	37,029	9,615,435
	—	34,870	232.90	03/01/2032
	22,415	22,415	168.56	03/02/2031
	48,310	—	165.47	03/03/2030
	30,690	—	167.61	03/05/2029
	43,940	—	223.93	03/06/2028
	49,100	—	191.71	02/28/2027
	45,000	—	135.85	03/01/2026
Mr. Burns					11,765	3,055,018	30,591	7,943,508
	—	30,010	227,58	03/07/2033
	—	31,010	232.90	03/01/2032
	18,240	18,240	168.56	03/02/2031
	36,230	—	165.47	03/03/2030
	43,860	—	167.61	03/05/2029
	32,560	—	223.93	03/06/2028
	31,590	—	191.71	02/28/2027
Mr. Smith					10,430	2,708,358	27,175	7,056,618
	—	29,420	232.90	03/01/2032
	17,195	17,195	168.56	03/02/2031
	35,010	—	165.47	03/03/2030
	9,430	—	189.00	09/02/2029
	16,400	—	167.61	03/05/2029
	11,570	—	223.93	03/06/2028
	13,140	—	191.71	02/28/2027
	19,320	—	135.85	03/01/2026

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	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock or Units That Have Not Vested(b)	Market Value of Shares of Stock or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Roualet					10,095	2,621,369	26,298	6,828,677
	—	27,120	232.90	03/01/2032
	16,690	16,690	168.56	03/02/2031
	37,090	—	165.47	03/03/2030
	29,940	—	167.61	03/05/2029
	42,880	—	223.93	03/06/2028
	48,650	—	191.71	02/28/2027
	73,330	—	135.85	03/01/2026
(a)	The dates on which unexercised options that were unexercisable as of December 31, 2023, subsequently became or will become exercisable is as follows:

Name	Number of Options	Exercise Price ($)	Dates Exercisable	Number of Shares That Will Become or Subsequently Became Exercisable
Ms. Novakovic	97,930	227.58	March 8, 2025	48,965
			March 8, 2026	48,965
	116,240	232.90	March 2, 2024	58,120
			March 2, 2025	58,120
	75,575	168.56	March 4, 2024	75,575
Mr. Aiken	37,910	227.58	March 8, 2025	18,955
			March 8, 2026	18,955
	34,870	232.90	March 2, 2024	17,435
			March 2, 2025	17,435
	22,415	168.56	March 4, 2024	22,415
Mr. Burns	30,010	227.58	March 8, 2025	15,005
			March 8, 2026	15,005
	31,010	232.90	March 2, 2024	15,505
			March 2, 2025	15,505
	18,240	168.56	March 4, 2024	18,240
Mr. Smith	23,380	227.58	March 8, 2025	11,690
			March 8, 2026	11,690
	29,420	232.90	March 2, 2024	14,710
			March 2, 2025	14,710
	17,195	168.56	March 4, 2024	17,195
Mr. Roualet	23,690	227.58	March 8, 2025	11,845
			March 8, 2026	11,845
	27,120	232.90	March 2, 2024	13,560
			March 2, 2025	13,560
	16,690	168.56	March 4, 2024	16,690

GENERAL DYNAMICS / 2024 PROXY STATEMENT	76

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(b)	Shares release to participants on the first day on which the NYSE is open for business after the third anniversary of the day of grant. The dates on which restricted shares or units that had not vested as of December 31, 2023, subsequently were or will be released are as follows:

Name	Number of Restricted Shares or Units	Dates of Release	Number of Shares or Units Released or to be Released	Market Value of Shares or Units Released ($)
Ms. Novakovic	43,705	March 4, 2024	17,205	4,703,331
		March 3, 2025	12,880
		March 9, 2026	13,620
Mr. Aiken	14,240	March 4, 2024	5,100	1,394,187
		March 3, 2025	3,865
		March 9, 2026	5,275
Mr. Burns	11,765	March 4, 2024	4,155	1,135,852
		March 3, 2025	3,435
		March 9, 2026	4,175
Mr. Smith	10,430	March 4, 2024	3,915	1,070,244
		March 3, 2025	3,265
		March 9, 2026	3,250
Mr. Roualet	10,095	March 4, 2024	3,795	1,037,439
		March 3, 2025	3,005
		March 9, 2026	3,295

(c)	Represents PSUs that released in the first quarter of 2024 or, subject to satisfaction of the performance condition and Compensation Committee determination, may release during the first quarter of 2025 or 2026. The number of PSUs released or that may release are as follows:

Name	Number of PSUs Released March 5, 2024	Number of PSUs That May Release in First Quarter 2025	Number of PSUs That May Release in First Quarter 2026
Ms. Novakovic	73,598	66,953	69,313
Mr. Aiken	21,826	20,083	26,826
Mr. Burns	17,762	17,848	21,239
Mr. Smith	16,752	16,964	16,547
Mr. Roualet	16,239	15,623	16,771

GENERAL DYNAMICS / 2024 PROXY STATEMENT	77

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Company-Sponsored Retirement Plans

General Dynamics offers retirement programs through a combination of qualified and nonqualified ERISA plans. The NEOs participate in each of the retirement programs indicated next to their names in the table below.

The table shows the actuarial present value as of December 31, 2023, of the pension benefits earned for each NEO over the course of the officer’s career. A description of the material terms and conditions of each of these plans and agreements follows the table. Pension benefits have been frozen for each NEO for the plans listed below.

PENSION BENEFITS FOR FISCAL YEAR 2023

Name	Plan Name	Number of Years Credited Service(a)	Present Value of Accumulated Benefit ($)(b)	Payments During Last Fiscal Year
Ms. Novakovic	Salaried Retirement Plan	13	423,485	None
	Supplemental Retirement Plan	13	2,146,514
Mr. Aiken	Salaried Retirement Plan	11	199,364	None
	Supplemental Retirement Plan	11	208,008
Mr. Burns	Gulfstream Aerospace Corporation Pension Plan	35	1,254,888	None
Mr. Smith	Salaried Retirement Plan	26	644,360	None
	Supplemental Retirement Plan	26	480,699
Mr. Roualet	Salaried Retirement Plan	29	1,068,942	None
	Supplemental Retirement Plan	29	1,776,473

(a)	Each NEO’s total service and credited service is as set forth below:

Name	Total Service (Years)	Credited Service (Years)
Ms. Novakovic	23	13
Mr. Aiken	22	11
Mr. Burns	40	35
Mr. Smith	34	26
Mr. Roualet	42	29

(b)	The Present Value of Accumulated Benefit under each plan has been calculated as of December 31, 2023, using the company’s ASC Topic 715, Compensation — Retirement Benefits, assumptions as of year-end 2023. For a discussion of these assumptions, see Note S to our consolidated audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 8, 2024.

Salaried Retirement Plan

The Salaried Plan is a funded, tax-qualified, noncontributory defined-benefit pension plan that provides benefits as a life annuity to retired participants. A participant’s benefit under the Salaried Plan increases with each year of service. Participants who leave before they are eligible for early retirement are paid a substantially reduced amount. Ms. Novakovic and Messrs. Aiken, Roualet and Smith participate in the Salaried Plan.

Earnings used to calculate pension benefits (pensionable earnings) include only a participant’s base salary and annual incentive and exclude all other items of income, including equity awards. Under the Internal Revenue Code, the Salaried Plan does not take into account any earnings over a predetermined compensation limit, which was $330,000 for 2023, and does not pay annual benefits beyond a predetermined benefit limit, which was $265,000 for 2023.

Benefits under the Salaried Plan were frozen as of December 31, 2013, for employees at our corporate headquarters, including the participating NEOs (other than Mr. Smith). Mr. Smith’s benefits under the Salaried Plan were frozen as of March 31, 2017. The Salaried Plan pays a monthly benefit equal to the product of (1) the benefit percentage times (2) the final average monthly pay times (3) the years of credited service. For credited service earned prior to January 1, 2007, the benefit percentage equals 1.333%. For credited service earned on or after January 1, 2007, the benefit percentage equals 1.0%. Final average monthly pay is equal to the average of the participant’s highest 60 consecutive months of pensionable earnings out of the participant’s last 120 months of employment. For credited service earned prior to January 1, 2007, the final average monthly pay used in the benefit calculation froze as of December 31, 2010. The normal retirement age under the Salaried Plan is age 65. The Salaried Plan benefit is calculated as a single-life monthly annuity beginning at age 65 and has multiple actuarially equivalent payment forms from which participants can choose to take their benefit. A cash lump sum is only available if a participant’s accrued benefit is less than $5,000. None of the eligible NEOs other than Ms. Novakovic had reached the normal retirement age as of December 31, 2023.

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A participant with at least 10 years of service qualifies for early retirement at age 55. Messrs. Smith and Roualet have qualified for early retirement. A participant who is eligible for early retirement is entitled to receive the following:

1)	For benefits based on credited service earned prior to January 1, 2007, if a participant retires between age 55 and 62, his or her age 65 benefit is reduced by 2.5% for each full year that he or she retires prior to age 62. If the participant retires between age 62 and 65, he or she will receive 100% of his or her age 65 benefit.
2)	For benefits based on credited service earned on or after January 1, 2007, a participant who is eligible for early retirement and subsequently retires between age 55 and 65 will have his or her age 65 benefit reduced by 4.8% for each full year that he or she retires prior to age 65.

Supplemental Retirement Plan

The Supplemental Retirement Plan is a nonqualified defined-benefit plan that provides retirement benefits to eligible employees whose salaries exceed the Internal Revenue Code compensation limit or whose annual benefits would exceed the Internal Revenue Code benefit limit. Ms. Novakovic and Messrs. Aiken, Roualet and Smith participate in the Supplemental Retirement Plan.

Benefits under the Supplemental Retirement Plan were frozen as of December 31, 2013, for employees at our corporate headquarters, including the NEOs (other than Mr. Smith) who participate in the plan. Mr. Smith’s benefits under the plan were frozen as of March 31, 2017. The Supplemental Retirement Plan provides benefits equal to the difference between (1) the amount that would have been provided under the Salaried Retirement Plan if the annual compensation limit and annual benefit limit did not apply, and (2) the benefit actually paid under the Salaried Retirement Plan. A participant’s pensionable earnings and forms of payment are the same under the Supplemental Retirement Plan as the Salaried Retirement Plan.

Gulfstream Aerospace Corporation Pension Plan

The GAC Plan is a tax-qualified defined-benefit pension plan that provides benefits as a life annuity to retired participants. A participant’s benefit under the GAC Plan increases with each year of service. Participants who leave before they are eligible for early retirement are paid a substantially reduced amount. Mr. Burns participates in the GAC Plan.

Earnings used to calculate pension benefits (pensionable earnings) include only a participant’s base salary and cash bonus and exclude all other items of income, including equity awards. Under the Internal Revenue Code, the GAC Plan does not take into account any earnings over a predetermined compensation limit and does not pay annual benefits beyond a predetermined benefit limit.

Benefits under the GAC Plan were frozen as of December 31, 2018, for Mr. Burns. For service prior to January 1, 2004, Mr. Burns has a frozen pension accrued benefit under the GAC Plan that totals approximately $3,400 payable monthly as a single-life annuity. Upon his retirement, this amount will increase with cost-of-living adjustments up to a maximum of 3% annually. Effective January 1, 2004, the GAC Plan was amended to provide benefits for each month of credited service earned after December 31, 2003, based on 1.125% of the final average monthly pay at or below the monthly integration level plus 1.25% of the excess above the integration level. The portion of Mr. Burns’ benefit earned after December 31, 2003, is payable monthly as a life annuity and is not subject to cost-of-living adjustments. The normal retirement age under the GAC Plan is age 65. The GAC Plan benefit is calculated as a single-life monthly annuity beginning at age 65 and has multiple actuarially equivalent payment forms from which participants can choose to take their benefit. A cash lump sum is only available if a participant’s present value of accrued benefit is less than $5,000. Mr. Burns did not reach the normal retirement age as of December 31, 2023.

A participant with at least 20 years of service at age 50 or with at least five years of service at age 60 qualifies for early retirement. Mr. Burns is qualified for early retirement. A participant who is eligible for early retirement is entitled to receive the following:

1)	If a participant retires between age 50 and 60, his or her age 65 benefit is reduced by a factor based on a table described in the GAC Plan document for each full year that he or she retires prior to age 60.
2)	If the participant retires between age 60 and 65, he or she will receive 100% of his or her age 60 benefit.

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Nonqualified Defined-Contribution Deferred Compensation

As part of our overall retirement program, the NEOs and other key employees are eligible to participate in a nonqualified defined-contribution deferred compensation plan. The following table illustrates the amounts due to each executive as of December 31, 2023. In addition, the table shows contributions made by both the NEOs and General Dynamics in 2023 along with the earnings on each executive’s total account.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2023

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(a)	Aggregate Earnings in Last Fiscal Year ($)(b)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(c)
Ms. Novakovic	170,000	34,000	118,719	—	3,539,959
Mr. Aiken	18,000	18,000	71,518	—	506,939
Mr. Burns	87,500	17,500	157,583	—	943,578
Mr. Smith	17,500	17,500	12,926	—	277,594
Mr. Roualet	87,500	17,500	170,775	—	2,460,587

(a)	The registrant contributions are included in the All Other Compensation column of the SCT.
(b)	No amounts shown in the Aggregate Earnings in Last Fiscal Year column are reported as compensation in the SCT.
(c)	Certain amounts in the Aggregate Balance at Last Fiscal Year End column were previously reported in the SCT in the Salary column (in the case of executive contributions) or in the All Other Compensation column (in the case of registrant contributions) for the NEOs. The amounts previously reported as executive and registrant contributions were as follows:

	Amount Previously Reported
Name	Executive Contributions ($)	Registrant Contributions ($)
Ms. Novakovic	1,610,000	356,450
Mr. Aiken	132,800	132,800
Mr. Burns	280,144	56,029
Mr. Smith	46,000	46,000
Mr. Roualet	646,000	132,700

General Dynamics Corporation Supplemental Savings Plan

The Supplemental Savings Plan is a nonqualified defined-contribution plan that provides key employees, including the NEOs, the opportunity to defer a portion of their salary without regard to the limitations imposed by the Internal Revenue Code on the 401(k) Plan and receive employer matching contributions on a portion of the contributions.

Effective January 1, 2014, for those who elect to participate in the Supplemental Savings Plan, a participant may contribute between 1% and 10% of the participant’s base salary to the plan. The company will match the participant’s contributions for the first 2% of the participant’s base salary on a dollar-for-dollar basis. Investment performance mirrors the performance of the funds that are available to participants under the 401(k) Plan.

Supplemental Savings Plan participants, including the NEOs, do not receive any earnings on their Supplemental Savings Plan accounts that are not otherwise paid to all other 401(k) Plan participants with a balance in the same investment fund. Participants receive lump-sum payments six months after their separation from service for balances (including earnings) accumulated on or after January 1, 2005. For balances accumulated prior to January 1, 2005, payment is made as soon as possible after separation, and participants will receive a lump-sum payment unless they have previously elected to receive a deferred lump-sum payment or annual installment payments.

GENERAL DYNAMICS / 2024 PROXY STATEMENT	80

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Potential Payments Upon Termination or Change in Control

The following are estimated payments and benefits that would be provided to the NEOs in the event of termination of the executive’s employment assuming a termination date of December 31, 2023.

We have calculated these amounts for different termination scenarios based on our existing benefit plans and the General Dynamics Corporation equity compensation plan currently in effect (the Equity Compensation Plan). The actual amounts of the payments and costs of the benefits, however, can only be determined at the time of an executive’s separation from General Dynamics and, depending on the payment or benefit, may extend over several years.

For each termination and change-in-control scenario discussed below, the NEO would also be entitled to:

1)	The pension benefits described in the Pension Benefits for Fiscal Year 2023 table, for those NEOs who are eligible to receive benefits; and
2)	The amounts listed in the Nonqualified Deferred Compensation for Fiscal Year 2023 table.

The estimated totals presented in the table on the next page do not include these pension benefit and nonqualified deferred compensation amounts, nor do the totals include items that are provided to all employees, such as payment for accrued vacation.

Change-in-Control Agreements — Double-Trigger

For a change-in-control situation, we have change-in-control agreements with key employees, including each of the NEOs. We have estimated the payments and benefits the NEOs could receive under our existing benefit plans, change-in-control agreements and the equity compensation plans. Our calculations assume the executive was terminated on December 31, 2023, and that this date was within 24 months following a change in control, thereby satisfying the “double-trigger” requirement under the change-in-control agreements. The actual amounts of the payments and costs of the benefits, however, can only be determined at the time of an executive’s separation from General Dynamics, and depending on the payment or benefit, may extend over several years. As discussed in the CD&A section titled Other Considerations — Change-in-Control Agreements, the change-in-control agreements contain a “double-trigger” mechanism that is triggered only under certain circumstances. Our agreements do not provide for excise tax gross-ups. Rather, the agreements provide that, in the event change-in-control benefits would trigger an excise tax under Internal Revenue Code Section 280G and Internal Revenue Code Section 4999, then the value of the benefits will be either (1) delivered in full or (2) subject to a cutback, whichever provides the executive officer the greatest benefit on an after-tax basis (with the excise tax being the responsibility of the executive to pay).

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Scenario and Payment Type	Ms. Novakovic ($)	Mr. Aiken ($)	Mr. Burns ($)	Mr. Smith ($)	Mr. Roualet ($)
Termination For Cause or Voluntary Resignation
Retiree Life Insurance Benefit(a)	419,429	—	—	235,488	236,330
Retiree Medical and Dental Benefit(b)	—	—	21,111	67,194	10,188
Stock Options	—	—	—	—	—
Restricted Stock	—	—	—	—	—
PSUs	—	—	—	—	—
Total	419,429	—	21,111	302,682	246,518
Death(c)
Life Insurance Benefit	3,400,000	2,200,000	1,750,000	1,750,000	1,750,000
Stock Options(d)	13,139,957	4,192,232	3,455,005	3,104,474	3,006,840
Restricted Stock(d)	11,348,877	3,697,701	3,055,018	2,708,358	2,621,369
PSUs(d)(e)	8,793,984	2,898,696	2,463,489	2,184,084	2,077,620
Total	36,682,818	12,988,629	10,723,512	9,746,916	9,455,829
Disability(c)
Retiree Life Insurance Benefit(a)	419,429	—	—	235,488	236,330
Retiree Medical and Dental Benefit(b)	—	—	21,111	67,194	10,188
Stock Options(d)	13,139,957	4,192,232	3,455,005	3,104,474	3,006,840
Restricted Stock(d)	11,348,877	3,697,701	3,055,018	2,708,358	2,621,369
PSUs(e)(h)	8,793,984	2,898,696	2,463,489	2,184,084	2,077,620
Total	33,702,247	10,788,629	8,994,623	8,299,598	7,952,347
Termination without Cause or Retirement(c)
Retiree Life Insurance Benefit(a)	419,429	—	—	235,488	236,330
Retiree Medical and Dental Benefit(b)	—	—	21,111	67,194	10,188
Stock Options(f)(h)	12,371,444	—	3,269,505	2,929,634	2,837,102
Restricted Stock(g)(h)	11,348,877	—	3,055,018	2,708,358	2,621,369
PSUs(e)(h)	8,793,984	—	2,463,489	2,184,084	2,077,620
Total	32,933,734	—	8,809,123	8,124,758	7,782,609
Change in Control, with Qualifying Termination
Annual Incentive(i)	4,345,000	1,460,333	1,315,000	1,257,667	1,286,000
Severance(j)	18,074,550	7,655,397	4,380,000	6,376,673	6,461,390
Life, Medical, Dental and Long-Term Disability Benefits(k)	110,366	87,156	58,532	91,109	95,955
Retiree Life, Medical and Dental Benefits(l)	398,059	—	4,922	262,357	220,601
Outplacement Services(m)	10,000	10,000	10,000	10,000	10,000
Financial Counseling and Tax Planning Services(n)	30,000	30,000	20,000	30,000	30,000
Supplemental Retirement Benefit(o)	145,112	100,718	65,101	95,169	97,111
Stock Options(p)	13,139,957	4,192,232	3,455,005	3,104,474	3,006,840
Restricted Stock(p)	11,348,877	3,697,701	3,055,018	2,708,358	2,621,369
PSUs(p)	17,691,836	6,090,041	5,074,471	4,350,771	4,205,615
Total	65,293,757	23,323,578	17,438,049	18,286,578	18,034,881

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(a)	Assumes the executive elects the maximum of two-times-pay coverage at retirement. The estimated cost is calculated using the assumptions made for financial reporting purposes for valuing post-retirement life insurance at December 31, 2023. The life insurance benefit is further described under the CD&A section titled Other Retiree Benefits.
(b)	The estimated cost for this coverage is based on the difference between the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA) rate that the executive would pay and the higher expense we must recognize for financial reporting purposes. We provide retiree medical and dental coverage only until an executive reaches age 65. Ms. Novakovic and Mr. Aiken are not eligible for retiree medical and dental coverage at December 31, 2023.
(c)	In situations where an executive has completed a full calendar year of service to the company, for certain termination scenarios not involving a change in control, the executive may remain eligible for an annual incentive for performance during the year, though whether a bonus is paid in the future, and the amount, if any, would be subject to Compensation Committee approval. No future annual incentive payment is guaranteed, and the amount of any annual incentive would be determined as described in the CD&A section. The NEO may also be eligible for $2 million of proceeds under AD&D insurance, depending upon the circumstances.
(d)	Upon death or total and permanent disability, the remaining unvested portion of the option grant will become fully vested and exercisable in accordance with the terms of the original grant agreement. PSUs granted would be evaluated for achievement relative to goals and if earned, a pro rata amount (determined as set forth in the respective award agreements) will vest and be released within two and one-half months following the original vesting date. The restricted stock held by the executive vest immediately and would be released at the time of permanent disability or death and transferred to the estate as applicable. The value of the unvested options reflected in the table represents the difference between the closing share price of $259.67 on December 31, 2023, and the option grant price, multiplied by the number of retained unvested options. The value of the restricted stock represents the number of restricted shares held on December 31, 2023, multiplied by the closing share price of $259.67 on December 31, 2023.
(e)	The value of the prorated PSUs represents the number of earned units as of December 31, 2023, assuming target performance, multiplied by the closing share price of $259.67 on December 31, 2023.
(f)	The value of the unvested options reflected in the table represents the difference between the closing share price of $259.67 on December 31, 2023, and the option grant price, multiplied by the number of retained unvested options.
(g)	The value of the restricted stock represents the number of restricted shares held on December 31, 2023, multiplied by the closing share price of $259.67 on December 31, 2023.
(h)	Under the terms of the Equity Compensation Plan, most participants qualify for retirement treatment after reaching age 55 with at least five years of continuous service with the company. For participants who are elected officers of the company and who have reached age 55, the plan provides for retirement treatment with the consent of the company’s CEO or, in the case of the CEO, the Compensation Committee. For purposes of this Proxy Statement, we assume that any required consents for retirement treatment have been obtained. Since Ms. Novakovic and Messrs. Burns, Roualet and Smith are eligible to retire, they would forfeit a portion of their unvested stock option awards granted in 2021 based on days of service during the three-year period as of the grant date. The retained options would be exercisable in accordance with the terms of the original grant. The unvested stock option awards granted in 2022 and 2023 will continue to vest. The restricted stock awards would be released immediately. The PSUs would be prorated (as set forth in the respective award agreements) and will be released within two and one-half months following their respective scheduled vesting dates, if earned based on the applicable performance goals. Because Mr. Aiken is not eligible to retire at December 31, 2023, the equity values in these scenarios would apply only in the case of disability.
(i)	Any annual incentive amount paid in a change-in-control situation would be determined in accordance with the terms of the applicable change-in-control agreement. Since we assume that a change in control and triggering event had occurred on December 31, 2023, the change-in-control scenarios identify the March 2023 annual incentive amounts (or the average of the 2021, 2022 and 2023 annual incentive amounts, if higher).
(j)	Calculated in accordance with the applicable change-in-control agreement. For the NEOs other than Mr. Burns, this amount equals 2.99 times their annual salary and annual incentive. For Mr. Burns, the multiple is 2.00 times.
(k)	Represents an additional 36 months of life, medical, dental and long-term disability benefits for the NEOs other than Mr. Burns. These costs reflect an amount equal to 3.00 times the 2023 annual employer premiums for these benefits. For Mr. Burns, the amount represents an additional 24 months and the costs reflect an amount equal to 2.00 times the 2023 annual employer premiums for these benefits.
(l)	The costs of retiree benefits for Ms. Novakovic and Messrs. Burns, Smith and Roualet are reduced in this scenario because the 36 months (24 months for Mr. Burns) of continued active coverage described in Note (k) defers the commencement date of this coverage. Ms. Novakovic is not eligible for retiree medical and dental benefits; therefore, the amount represents retiree life benefit only. Mr. Burns is not eligible for retiree life benefits; therefore, the amount represents retiree medical and dental benefits only.
(m)	Represents the estimated outplacement services costs, obtained from an outplacement vendor, for 12 months for a senior executive.
(n)	Represents financial counseling and tax planning services for 36 months (for NEOs other than Mr. Burns) or 24 months (for Mr. Burns) following the termination date, at a total cost not to exceed $10,000 per year for each NEO.
(o)	Represents a supplemental retirement benefit payable in cash equal to an additional 36 months (24 months for Mr. Burns) of company contributions to each defined-contribution plan in which the executive participates.
(p)	Our Equity Compensation Plan and the applicable award agreements contain a “double-trigger” mechanism for all participants, including the NEOs. This mechanism provides that if, within two years following a change in control, a participant’s employment is terminated by the company for any reason other than for Cause (as defined in the Equity Compensation Plan) or by the executive for Good Reason (as defined in the Equity Compensation Plan), then all outstanding awards that have not vested will immediately vest and become exercisable and all restrictions on awards will immediately lapse.

Pay Ratio Results

The CEO pay ratio below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

There have been no changes in our employee population or employee compensation arrangements in 2023 that we reasonably believe would result in a significant change in our pay ratio disclosure. Therefore, we have based our pay ratio calculation for 2023 using compensation for the same median employee identified for 2021, which median employee was identified under the process described in our 2021 pay ratio calculation set forth in our 2023 proxy statement.

Total 2023 annual compensation for the median employee was valued at $102,785 and total annual compensation for the CEO was valued at $22,582,776, resulting in a ratio of median employee total annual compensation to CEO total annual compensation of 220:1. Total annual compensation for the median employee and the CEO is calculated according to the disclosure requirements of the SCT and includes base salary, annual incentive, equity awards, change in pension values and other compensation such as perquisites and company-paid healthcare benefits.

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Pay Versus Performance

The “Compensation Actually Paid” values shown below do not reflect the compensation actually paid to the CEO or the NEOs. As such, the Compensation Committee did not consider the information provided in the table in structuring or determining compensation for our NEOs. For a complete discussion of the company’s executive compensation program and the Committee’s philosophy and approach, please refer to the CD&A section of this Proxy Statement (beginning on page  45).

The table intends to compare “Pay Versus Performance” and prescribes a method to calculate “Compensation Actually Paid” (CAP). While the table shows SCT compensation and CAP values side by side, they are not comparable.

Together with the salary and annual incentive, the SCT values include the accounting fair value of equity awards granted in the year shown (at the time the grant was made), whereas CAP values include a revaluation of the current grant at year-end, plus the year-over-year change in the fair value of multiple years of historical equity grants. Because CAP includes multiple years of grants, the calculation of CAP each year is heavily impacted by the change in the stock price and therefore, may be higher or lower than the SCT compensation values.

The actual value of an equity award realized by an executive depends on several factors measured over multiple years, including the stock price, the financial performance of the company, the rTSR performance of the company as compared to a peer group, timing of stock option exercises and other factors.

Year	Summary Compensation Table Total for PEO ($)(a)	Compensation Actually Paid to PEO ($)(a)(b)(c)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(a)	Average Compensation Actually Paid to Non-PEO NEOs ($)(a)(b)(c)	Value of Initial Fixed $100 Investment Based on		Net Earnings ($M)	Annual ROIC(e)
					GD Total Shareholder Return ($)	S&P Total Aerospace & Defense Shareholder Return ($)(d)
2023	22,582,776	31,647,903	7,204,864	9,619,890	163	119	3,315	12.3%
2022	21,478,167	48,651,910	6,221,750	12,842,568	152	112	3,390	12.6%
2021	23,553,861	42,557,364	6,501,277	11,102,219	125	95	3,257	11.9%
2020	19,328,499	9,128,233	5,293,847	2,978,395	87	84	3,167	11.8%

(a)	For each year represented, Ms. Phebe N. Novakovic was our principal executive officer (PEO), and our non-PEO NEOs were Messrs. Jason W. Aiken, Mark L. Burns, Robert E. Smith and Mark C. Roualet.

(b)	Amounts shown for CAP are computed in accordance with Item 402(v) of Regulation S-K under the Exchange Act and do not reflect the actual amount of compensation earned by or paid to the NEOs during the applicable year. These amounts reflect total compensation as reported in the SCT with certain adjustments as required by Item 402(v) of Regulation S-K and described in footnote (c) below.
(c)	CAP reflects the exclusions and inclusions of equity awards for the PEO and the other NEOs as set forth below and calculated in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The valuation methodologies and assumptions, with certain modifications pursuant to SEC guidance, used to calculate CAP are based on our grant date fair value of these awards as disclosed in the company’s consolidated audited financial statements filed with the SEC on Form 10-K for the years reflected in the table below. The amounts shown for 2022 for the PEOs’ CAP and the non-PEO NEOs’ CAP have been corrected to subtract $25,760 and $17,982, respectively. The amounts shown for 2021 for the PEOs’ CAP and the non-PEO NEOs’ CAP have been corrected to subtract $39,619 and $110,670, respectively. The amounts shown for 2020 for non-PEO NEOs’ CAP have been corrected to add $93,710.

GENERAL DYNAMICS / 2024 PROXY STATEMENT	84

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SCT Total to Compensation Actually Paid Reconciliation for the PEO and non-PEOs:

	Calculation for PEO				Calculation for Average of Non-PEOs
Calculation(1) of Compensation Actually Paid	Year 2020 ($)	Year 2021 ($)	Year 2022 ($)	Year 2023 ($)	Year 2020 ($)	Year 2021 ($)	Year 2022 ($)	Year 2023 ($)
Summary Compensation Table Total	19,328,499	23,553,861	21,478,167	22,582,776	5,293,847	6,501,277	6,221,750	7,204,864
Less aggregate change in actuarial present value of pension benefits	(381,567)	—	—	—	(242,276)	—	—	(78,205)
Less grant date fair value of stock and option awards	(14,210,301)	(15,395,836)	(15,091,731)	(15,895,993)	(3,338,770)	(3,795,780)	(3,973,993)	(4,666,270)
Add year-end fair value of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year	10,733,219	20,972,489	19,885,285	20,091,360	2,521,801	5,170,727	5,236,173	5,897,817
Add change in fair value (whether positive or negative) as of vesting date of awards granted in prior fiscal years for which all applicable vesting conditions were satisfied at fiscal year-end or during the fiscal year	(1,703,747)	1,725,480	4,975,264	(2,942,513)	(289,494)	371,980	1,146,440	(703,510)
Add change in fair value (whether positive or negative) as of fiscal year-end for unvested and outstanding awards granted in prior fiscal years	(4,843,424)	11,475,277	17,170,099	7,580,277	(1,008,977)	2,802,051	4,154,201	1,904,573
Add dividends paid on unvested equity awards during the fiscal year	205,554	226,093	234,826	231,996	42,264	51,964	57,997	60,621
Compensation Actually Paid	9,128,233	42,557,364	48,651,910	31,647,903	2,978,395	11,102,219	12,842,568	9,619,890

(1)	For the PEO and other NEOs, for each covered year, service cost and prior service cost of pension benefits equals $0, fair value of awards that are granted and vest in the same covered fiscal year equals $0, and fair value of awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the covered fiscal year equals $0.

(d)	TSR shown in this table utilizes the S&P 500 Aerospace & Defense (A&D) Index, which we use in our stock performance graph required by Item 201(e) of Regulation S-K included in the company’s consolidated audited financial statements filed with the SEC on Form 10-K for the years reflected in the table above. The comparison assumes $100 was invested for the period starting December 31, 2019, through December 31 of the applicable fiscal year in each of the company’s Common Stock and the S&P A&D Index. All dollar values assume reinvestment of the pre-tax value of dividends paid by companies included in the S&P A&D Index. The historical stock price performance of our Common Stock shown is not necessarily indicative of future stock price performance.

In our 2022 Pay Versus Performance disclosure, we referenced the S&P 500 Index (rather than the S&P A&D Index) but have changed that for the table above because of subsequently issued clarifying SEC guidance. For comparison purposes, the table below provides TSR for the company’s Common Stock, the S&P A&D Index currently presented, and the S&P 500 Index previously presented.

	Value of Initial Fixed $100 Investment Based on
Year	GD Total Shareholder Return ($)	S&P Total Aerospace & Defense Shareholder Return ($)	S&P 500 Total Shareholder Return ($)
2023	163	119	158
2022	152	112	125
2021	125	95	152
2020	87	84	118
(e)	Pursuant to Item 402(v) of Regulation S-K, we determined annual ROIC to be the most important financial performance measure used to link company performance to CAP to our PEO and other NEOs in 2023. This performance measure may not have been the most important financial performance measure for years 2022, 2021, and 2020 ,and we may determine a different financial performance measure to be the most important such measure in future years. See Appendix A for a discussion of this non-GAAP measure.+

GENERAL DYNAMICS / 2024 PROXY STATEMENT	85

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2023 Tabular List of Most Important Financial and Non-Financial Performance Measures

The following table presents the financial and non-financial performance measures that the company considers to have been the most important in linking CAP to our PEO and other NEOs in 2023 as set forth in the table above to company performance. The measures in this table are not ranked.

Most Important Performance Measures
Diluted EPS
Free Cash Flow
Operating Margin
Return on Invested Capital
Total Shareholder Return

Pay Versus Performance Relationship Descriptions

The following charts set forth the relationship between CAP to our PEO, the average of CAP to our other NEOs, and the company’s cumulative TSR, S&P A&D Index TSR, net earnings, and ROIC over the four-year period from 2020 through 2023, each as set forth in the table above.

PEO CAP ($M) Versus GDTSR and S&P Aerospace & Defense Index TSR

$87
$84
$125
$95
$152
$112
$163
$119
$9.1
$42.6
$48.7
$31.6
2020
2021
2022
2023
PEO Compensation Actually Paid
GDTSR
S&P Aerospace & Defense Return

Average NEO CAP ($M) Versus GDTSR and S&P Aerospace & Defense Index TSR

$87
$84
$125
$95
$152
$112
$163
$119
$3.0
$11.1
$12.8
$9.6
2020
2021
2022
2023
Average NEO Compensation Actually Paid
GDTSR
S&P Aerospace & Defense Return

PEO CAP ($M) Versus GD Net Earnings ($M)

$3,167
$3,257
$3,390
$3,315
$9.1
$42.6
$48.7
$31.6
2020
2021
2022
2023
PEO Compensation Actually Paid
GD Net Earnings

Average NEO CAP ($M) Versus GD Net Earnings ($M)

$3,167
$3,257
$3,390
$3,315
$3.0
$11.1
$12.8
$9.6
2020
2021
2022
2023
Average NEO Compensation Actually Paid
GD Net Earnings

PEO CAP ($M) Versus GD Annual ROIC

11.8%
11.9%
12.6%
12.3%
$9.1
$42.6
$48.7
$31.6
2020
2021
2022
2023
PEO Compensation Actually Paid
GD Annual ROIC

Average NEO CAP ($M) Versus GD Annual ROIC

11.8%
11.9%
12.6%
12.3%
$3.0
$11.1
$12.8
$9.6
2020
2021
2022
2023
Average NEO Compensation Actually Paid
GD Annual ROIC

GENERAL DYNAMICS / 2024 PROXY STATEMENT	86

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Compensation Committee Report

The following Compensation Committee Report will not be deemed “soliciting material” or “filed” with the SEC, and will not otherwise be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any previous or future filing by the company under the Securities Act or the Exchange Act, except to the extent that the company incorporates it by specific reference.

The Compensation Committee of the Board of Directors has furnished the following report.

The following four directors serve on the Compensation Committee: Laura J. Schumacher (Chair), Rudy F. deLeon, C. Howard Nye and Robert K. Steel.

None of these directors is an officer or employee of General Dynamics. They all meet the independence requirements of the NYSE.

The Compensation Committee is governed by a written charter approved by the Board. In accordance with that charter, the Compensation Committee is responsible for evaluating the performance of the CEO and other General Dynamics officers, as well as reviewing and approving their compensation. The committee also establishes and monitors company-wide compensation programs and policies. The committee’s processes and procedures for the consideration and determination of executive compensation are explained in greater detail in the CD&A section of this Proxy Statement.

The Compensation Committee has reviewed and discussed with management the CD&A. Based on this review and discussion, the Committee recommended to the Board, and the Board approved, the inclusion of the CD&A in this Proxy Statement in accordance with Item 407(e) of Regulation S-K.

This report is submitted by the Compensation Committee.

Laura J. Schumacher (Chair)	C. Howard Nye
Rudy F. deLeon	Robert K. Steel

March 5, 2024

GENERAL DYNAMICS / 2024 PROXY STATEMENT	87

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SECURITY OWNERSHIP

Security Ownership of Management

The following table provides information as of March 6, 2024, except as otherwise indicated, on the beneficial ownership of Common Stock by (1) each of our directors and nominees for director, (2) each of the NEOs and (3) all of our directors and executive officers as a group. The following table also shows Common Stock held by these individuals through company-sponsored benefit programs. Except as otherwise noted, the persons listed below have the sole voting and investment power for all shares held by them, except for such power that may be shared with a spouse.

Name of Beneficial Owner	Common Stock Beneficially Owned(a)			Total Common Stock
	Shares Owned	Options Exercisable within 60 Days	Percentage of Class (%)
Directors and Nominees
Richard D. Clarke	685	0	*	685
Rudy F. deLeon	5,462	19,715	*	25,177
Cecil D. Haney	2,501	9,665	*	12,166
Charles W. Hooper	540	0	*	540
Mark M. Malcolm	9,627	18,355	*	27,982
James N. Mattis	3,019	8,055	*	11,074
Phebe N. Novakovic	854,504	691,480	*	1,545,984
C. Howard Nye	5,343	11,115	*	16,458
Catherine B. Reynolds	6,528	13,125	*	19,653
Laura J. Schumacher	9,964	19,715	*	29,679
Robert K. Steel	2,496	3,865	*	6,361
John G. Stratton	6,986	7,075	*	14,061
Peter A. Wall	3,592	15,245	*	18,837
Other NEOs
Jason W. Aiken	147,792	240,455	*	388,247
Mark L. Burns	78,321	196,225	*	274,546
Mark C. Roualet	173,091	205,500	*	378,591
Robert E. Smith	67,988	134,650	*	202,638
Directors and Executive Officers as a Group
(25 individuals)	1,748,677	2,582,950	1.6	4,331,627
*	Less than 1%.
(a)	Includes shares in the 401(k) Plan held by the executive officers and shares of Common Stock subject to resale restrictions, for which restrictions have not expired.

GENERAL DYNAMICS / 2024 PROXY STATEMENT	88

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Security Ownership of Certain Beneficial Owners

Except as otherwise noted, the following table provides information as of March 6, 2024, with respect to the number of shares of Common Stock owned by each person known by General Dynamics to be the beneficial owner of more than 5% of our Common Stock.

Name of Beneficial Owner	Common Stock Beneficially Owned
	Shares Owned	Percentage of Class (%)
Longview Asset Management, LLC,(a) 222 North LaSalle Street, Suite 700, Chicago, IL 60601	28,098,241	10.2
The Vanguard Group,(b) 100 Vanguard Blvd., Malvern, PA 19355	21,775,574	7.9
Newport Trust Company, LLC,(c) 1627 Eye Street, NW, Suite 950, Washington, DC 20006	15,664,262	5.7
Wellington Management Group LLP, (d) c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210	15,432,618	5.6
BlackRock, Inc.,(e) 50 Hudson Yards, New York, NY 10001	14,500,792	5.3
(a)	This information is based solely on information provided by Longview Asset Management, LLC (Longview). Longview manages investment portfolios for clients who own Common Stock. Pursuant to its investment advisory agreements, Longview has voting and dispositive power over the Common Stock held in its clients’ accounts and is deemed to beneficially own 28,098,241 shares of Common Stock. Clients of Longview disclaim that they are a group for purposes of Section 13(d) of the Exchange Act, and disclaim that any one of them is the beneficial owner of shares owned by any other person or entity.
(b)	Share information for The Vanguard Group (Vanguard) is as of December 31, 2023, and is based solely on information contained in a Schedule 13G filed by Vanguard with the SEC on February 13, 2024.
(c)	Newport Trust Company, LLC (Newport) is the independent fiduciary and investment manager for the assets of the General Dynamics Stock Fund under the General Dynamics Corporation 401(k) Plan Master Trust. Newport has shared voting power over the shares held in the General Dynamics Stock Fund. Share information for Newport is based solely on information provided by Newport.
(d)	Share information for Wellington Management Group LLP (Wellington) is as of December 31, 2023, and is based solely on information contained in a Schedule 13G filed by Wellington with the SEC on February 8, 2024.
(e)	Share information for BlackRock, Inc. (BlackRock) is as of December 31, 2023, and is based solely on information contained in a Schedule 13G filed by BlackRock with the SEC on January 31, 2024.

Equity Compensation Plan Information

The following table provides information as of December 31, 2023, regarding Common Stock that may be issued under our equity compensation plans.

Plan Category	(A)	(B)	(C)
	Number of Securities to be Issued Upon the Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by shareholders	12,503,200(a)	$191.99(b)	16,235,155
Equity compensation plans not approved by shareholders	—	—	—
Total	12,503,200	$191.99	16,235,155
(a)	Includes 11,210,483 stock options, 195,801 shares issuable upon vesting of restricted stock units (including dividend equivalents thereon) (RSUs), and 1,096,916 shares issuable upon vesting of PSUs (assuming achievement at the maximum payout and including dividend equivalents thereon).
(b)	RSUs and PSUs do not have an exercise price and, therefore, are not taken into consideration in calculating the weighted average exercise price.

GENERAL DYNAMICS / 2024 PROXY STATEMENT	89

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SHAREHOLDER PROPOSAL — SHAREHOLDER OPPORTUNITY TO VOTE ON EXCESSIVE GOLDEN PARACHUTES

PROPOSAL 4

We have been advised by John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, California 90278, owner of at least 100 shares of Common Stock, that he intends to present the following shareholder proposal at the Annual Meeting. We are not responsible for the accuracy or content of the proposal and supporting statement, presented below, as received from the proponent. Our reasons for opposing the proposal are also presented below.

Proposal and Supporting Statement

Proposal 4 — Shareholder Opportunity to Vote on Excessive Golden Parachutes

Shareholders request that the Board adopt a policy to seek shareholder approval of senior managers’ new or renewed pay package that provides for golden parachute payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus. This proposal only applies to Named Executive Officers.

Golden parachute payments include cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.

“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval at an annual meeting after material terms are agreed upon.

Generous performance-based pay can sometimes be justified but shareholder ratification of golden parachutes better aligns management pay with shareholder interests.

This proposal is relevant even if there are current golden parachute limits. A limit on golden parachutes is like a speed limit. A speed limit by itself does not guarantee that the speed limit will never be exceeded. Like this proposal the rules associated with a speed limit provide consequences if the limit is exceeded. With this proposal the consequences are a non-binding shareholder vote is required for unreasonably high golden parachutes.

This proposal places no limit on long-term equity pay or any other type pay. This proposal thus has no impact on the ability to attract executive talent or discourage the use of long-term equity pay because it places no limit on golden parachutes. It simply requires that extra large golden parachutes be subject to a non-binding shareholder vote as a shareholder meeting already scheduled for other matters.

This proposal is relevant because the annual say on executive pay vote does not have a separate section for approving or rejecting golden parachutes.

The topic of this proposal received between 51% and 65% support at:

FedEx
Spirit AeroSystems
Alaska Air
Fiserv

In 2023 Ms. Phebe Novakovic could have potentially been entitled to a $92 million golden parachute.

Please vote yes:

Shareholder Opportunity to Vote on Excessive Golden Parachutes — Proposal 4

GENERAL DYNAMICS / 2024 PROXY STATEMENT	90

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Statement by Your Board of Directors Against the Shareholder Proposal

The Board has carefully considered this shareholder proposal and recommends that shareholders vote AGAINST this proposal. The proposal is unnecessary because the company’s existing approach and policy impose reasonable, market-based limitations on cash severance payments that address the proponent’s concern with excessive severance arrangements. The proposal, however, would harm shareholder value by going well beyond these reasonable market norms to impose extraordinary limitations on long-term equity that would make it harder to attract and retain talented executives and risk misaligned incentives between management and shareholders during a change-in-control (CIC) situation.

The company’s existing named executive officer (NEO) severance agreements relate only to CIC situations and contain reasonable conditions and do not exceed cash severance of 2.99 times annual salary plus annual cash incentive compensation.

The proposal addresses a problem that does not exist at the company. The company’s current practices are reasonable and consistent with the market. Specifically, the company has CIC severance agreements with each of the NEOs that provide for cash severance amounts that range from 2.0 to 2.99 times the executive’s annual salary and annual cash incentive. The agreements also provide for the vesting of outstanding and unvested equity awards previously granted as part of annual, market-based compensation packages. The company does not have other severance arrangements.

These CIC agreements protect shareholder interests by including a “double-trigger” mechanism that results in a cash severance payout and equity vesting only when: (i) a CIC is consummated; and (ii) the executive’s employment is terminated by the company without cause or by the executive for good reason within 24 months following the CIC. Our CIC severance agreements do not include a provision for the payment of excise taxes that may become due upon a CIC.

Given that CIC severance agreements are customary market practice, the company believes that these agreements are an important tool for recruiting and retaining highly qualified executives. The agreements are designed to protect executives financially if they are terminated through no fault of their own, within 24 months of a CIC. These arrangements provide reasonable and appropriate market-based limits on post-termination cash compensation while providing executives with the opportunity to share in the value they created as part of historical annual compensation equity grants.

Moreover, the equity component of CIC severance agreements protects shareholders from misaligned incentives in a CIC situation. Long-term equity compensation is designed to maintain alignment between management and shareholder interests. By protecting entitlement to that compensation during a CIC, the CIC agreements also protect the aligned incentives.

The company annually discloses the terms of its CIC severance arrangements, as well as the potential benefits available to NEOs in the proxy statement termination benefits table (see page 82) to provide transparency to shareholders. It is important to also note that historical shareholder feedback has not raised concerns about our CIC practice.

The proponent’s citation to the overall potential value of CIC protection for Phebe Novakovic is misleading and underscores why the proposal is misguided. As disclosed in the Potential Payments Upon Termination or Change in Control table, the amount cited by the proponent includes equity compensation that Ms. Novakovic has already earned under the company’s compensation plan. The purpose of the CIC arrangement is to ensure the purposes of the compensation program are fulfilled by allowing executives to share in the value they help create.

The Compensation Committee has adopted a policy requiring shareholder ratification of new or modified severance arrangements if cash benefits exceed 2.99 times annual salary plus annual cash incentive.

The proposal is also unnecessary because the Board already adopted reasonable, market-based limits on severance arrangements that may be adopted without shareholder approval. In February 2024, the Compensation Committee adopted a policy requiring shareholder ratification of new or altered severance agreements if the associated cash benefits exceed 2.99 times annual salary plus annual cash incentive target. This policy puts clear guardrails around any new or modified severance agreements.

GENERAL DYNAMICS / 2024 PROXY STATEMENT	91

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The proposal is overbroad and harms shareholder interests by compelling an approach to long-term equity incentive compensation that is inconsistent with market practice.

The shareholder proposal seeks to include equity compensation in the severance payments subject to shareholder approval. By limiting the payment of equity and other compensation in severance and CIC situations without shareholder approval, ratification of this proposal would impose restrictions on severance arrangements that materially deviate from reasonable market norms. This would put the company at a competitive disadvantage in recruiting and retaining qualified executives. Moreover, the protection of long-term equity compensation in CIC situations serves an important purpose to maintain alignment between management and shareholders.

FOR THESE REASONS, THE BOARD OF DIRECTORS BELIEVES THAT SHAREHOLDER INTERESTS ARE BEST SERVED BY VOTING AGAINST THIS PROPOSAL.

GENERAL DYNAMICS / 2024 PROXY STATEMENT	92

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FREQUENTLY ASKED QUESTIONS

Annual Meeting and Proxy Materials

How do I attend the Annual Meeting?

The Annual Meeting will be conducted in virtual format only. To be admitted to the virtual Annual Meeting, you must register in advance by accessing www.ProxyVote.com, using the 16-digit control number found on your proxy card or voting instruction form. Please note that the registration deadline is Friday, April 26, 2024, at 11:59 p.m. Eastern Time (ET). You will receive a confirmation e-mail with information on how to attend the meeting. You will not be able to attend the Annual Meeting unless you register by the deadline noted above.

You will be able to participate in the Annual Meeting by visiting www.VirtualShareholderMeeting.com/GD2024 on the day of the meeting and entering the same 16-digit control number you used to pre-register and as shown in your confirmation e-mail. Beneficial owners who do not have a 16-digit control number should follow the instructions on the voting instruction form provided by their bank, broker or other nominee.

When should I log in to the virtual Annual Meeting?

Online access to the audio webcast will open at 8:45 a.m. ET on May 1, 2024, to allow time for you to log in and test your device’s audio system. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website. Technicians will be available to assist you.

Can I ask questions before or during the Annual Meeting?

Shareholders will be able to submit questions in advance of the Annual Meeting via www.ProxyVote.com. In addition, shareholders will be able to submit questions during the meeting via www.VirtualShareholderMeeting.com/GD2024 by typing the question into the indicated question box and clicking “submit.” The views and constructive comments and questions of shareholders are welcome. However, we reserve the right to exclude questions that are, among other things, related to personal matters, material non-public information about the company, or other topics that are not pertinent to the business of the company or the Annual Meeting. If we do not answer your question during the meeting, we will endeavor to respond to you directly via the e-mail address you provide during the pre-registration process for attending the Annual Meeting.

What if there are technical difficulties during the Annual Meeting?

In the event of technical difficulties, we expect that an announcement will be made on www.VirtualShareholderMeeting.com/GD2024. If necessary, the announcement will include updated information regarding the date, time and location of the Annual Meeting. We will also post any updated information regarding the meeting on our Investor Relations website at investorrelations.gd.com.

How are proxy materials being distributed for the Annual Meeting?

As permitted by SEC rules, we are providing the proxy materials for our 2024 Annual Meeting via the internet to most of our shareholders. Use of the internet expedites receipt of the 2024 proxy materials by many of our shareholders, helps conserve resources and keeps distribution costs for our Annual Meeting as low as possible. For shareholders who are participants in our 401(k) plans, we are required generally to deliver proxy materials in hard copy. On March 22, 2024, we initiated delivery of proxy materials to our shareholders of record in one of two ways: (1) mailing a Notice of Internet Availability containing instructions on how to access proxy materials via the internet, or (2) mailing a printed copy of the materials. If you received a notice in lieu of a printed copy of the proxy materials, you will not automatically receive a printed copy in the mail. If you received a notice and would also like to receive a printed copy of the proxy materials, the notice includes instructions on how you may request printed materials.

GENERAL DYNAMICS / 2024 PROXY STATEMENT	93

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How many shares must be present to hold the Annual Meeting?

A quorum of shares must be present to transact business at the Annual Meeting. A quorum is the presence, either virtually in person or by proxy, of holders of a majority of the issued and outstanding shares of the company’s Common Stock as of the close of business on March 6, 2024 (the Record Date). On the Record Date, General Dynamics had 274,368,153 shares of Common Stock issued and outstanding.

If you submit a properly completed proxy in accordance with one of the voting procedures described below, or attend the virtual Annual Meeting to vote at the meeting, your shares of Common Stock will be considered present. For purposes of determining whether a quorum exists, abstentions and broker non-votes (as described below) will be counted as present. Once a quorum is present, voting on specific proposals may proceed. In the absence of a quorum, the Annual Meeting may be adjourned.

Voting

Who can vote at the Annual Meeting?

All holders of our Common Stock at the close of business on the Record Date are entitled to attend and vote their shares of Common Stock at the Annual Meeting. This includes shareholders of record and beneficial owners (including 401(k) plan participants), as described in more detail below.

How do I vote my shares?

How you vote your shares will depend on whether you are a shareholder of record or a beneficial owner.

SHAREHOLDERS OF RECORD

Each shareholder of record is entitled to one vote on all matters presented at the Annual Meeting for each share of Common Stock held. You are considered a shareholder of record if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., as of the Record Date. Broadridge Financial Solutions, Inc. (Broadridge) provides proxy materials to shareholders of record on the company’s behalf. If your shares are registered in different names or held in more than one account, you may receive more than one proxy card or set of voting instructions. In that case, you will need to vote separately for each set of shares in accordance with one of the voting procedures set forth below.

Shareholders of record may cast their vote by:

Internet:	Access www.ProxyVote.com and follow the instructions.
Telephone:	Call 1-800-690-6903 and follow the instructions.
Mail:	Sign and date each proxy card received and return each card using the prepaid postage envelope.
Attending the Annual Meeting:	Register in advance via www.ProxyVote.com. Once registered, attend the meeting at www.VirtualShareholderMeeting.com/GD2024 on the day of the meeting.

The telephone and internet voting systems are available 24 hours a day. They will close at 11:59 p.m. ET on April 30, 2024. Please note the voting deadline differs for participants in our 401(k) plans, as described below. All shares represented by properly executed, completed and unrevoked proxies that are received on time will be voted at the Annual Meeting in accordance with the specifications made on the proxy card.

If you return a signed proxy card but do not specifically direct the voting of your shares, your proxy will be voted as follows:

FOR the election of directors as described in this Proxy Statement
FOR the selection, on an advisory basis, of KPMG LLP as the company’s Independent Auditors
FOR the approval, on an advisory basis, of Executive Compensation of Named Executive Officers
AGAINST the Shareholder Proposal regarding Excessive Golden Parachutes
IN ACCORDANCE WITH the judgment of proxy holders for other matters that properly come before the Annual Meeting

GENERAL DYNAMICS / 2024 PROXY STATEMENT	94

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BENEFICIAL OWNERS

If your shares are held by a bank, broker or other nominee (sometimes referred to as holding shares in “street name”), the bank, broker or other nominee is the shareholder of record, and you are the beneficial owner of those shares. Your bank, broker or other nominee will forward the proxy materials to you. As the beneficial owner, you have the right to direct the voting of your shares by following the voting instructions provided by your bank, broker or other nominee.

401(k) PLAN PARTICIPANTS

Fidelity Management Trust Company (Fidelity), as plan trustee, is the holder of record of the shares of Common Stock held in our 401(k) plans — the General Dynamics Corporation 401(k) Plan and the General Dynamics Corporation 401(k) Plan for Represented Employees. If you are a participant in one of these plans and in the fund that invests in shares of Common Stock, you are the beneficial owner of the shares of Common Stock credited to your plan account. As the beneficial owner and named fiduciary, you have the right to instruct Fidelity, as plan trustee, how to vote your shares. If you do not provide Fidelity with timely voting instructions then, consistent with the terms of the plans, Newport Trust Company, LLC (Newport) will direct Fidelity, at Newport’s discretion, how to vote your shares. Newport serves as the independent fiduciary and investment manager for the General Dynamics Stock Fund of the 401(k) plans.

Broadridge provides proxy materials to participants in these plans on behalf of Fidelity. If you are a plan participant and also a shareholder of record, Broadridge may combine the shares registered directly in your name and the shares credited to your 401(k) plan account onto one proxy card. If Broadridge does not combine your shares, you will receive more than one set of proxy materials. In that case, you will need to submit a vote for each set of shares. The vote you submit via the proxy card or the telephone or internet voting systems will serve as your voting instructions to Fidelity. To allow sufficient time for Fidelity to vote your 401(k) plan shares, your vote, or any re-vote, must be received by 11:59 p.m. ET on April 28, 2024.

Can I change or revoke my proxy vote?

A shareholder of record may change or revoke a proxy at any time before it is voted at the Annual Meeting. A proxy may be revoked using any of the methods listed below.

Sending written notice of revocation to our Corporate Secretary,
Submitting another proxy card that is dated later than the original proxy card, or
Re-voting via the telephone or internet voting systems, or by attending the Annual Meeting.

Our Corporate Secretary must receive a notice of revocation, or a subsequent proxy card, before the vote at the Annual Meeting for a revocation to be valid. Except as described above for participants in our 401(k) plans, a re-vote by the telephone or internet voting systems must occur before 11:59 p.m. ET on April 30, 2024. If you are a beneficial owner, you must revoke your proxy through the appropriate bank, broker or other nominee.

Who will count the votes?

A representative from American Election Services, LLC, an independent entity, will tabulate the votes and act as our independent Inspector of Elections at the Annual Meeting.

Who is soliciting votes for the Annual Meeting?

The Board is soliciting proxies from shareholders. Directors, officers and other employees of General Dynamics may solicit proxies from our shareholders by mail, e-mail, telephone, facsimile or in person. In addition, Innisfree M&A Incorporated (Innisfree), 501 Madison Avenue, New York, New York 10022, is soliciting brokerage firms, dealers, banks, voting trustees and their nominees.

We anticipate paying Innisfree approximately $15,000 for soliciting proxies for the Annual Meeting and we will reimburse brokerage firms, dealers, banks, voting trustees, their nominees and other record holders for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of our Common Stock. We will not provide additional compensation to our directors, officers and other employees who solicit proxies.

GENERAL DYNAMICS / 2024 PROXY STATEMENT	95

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What is a broker non-vote?

A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner. Banks, brokers and other nominees have discretionary authority to vote shares without instructions from beneficial owners only on matters considered “routine” by the New York Stock Exchange (NYSE), such as the advisory vote on the selection of the company’s independent auditors. On non-routine matters, such as the election of directors, executive compensation matters and shareholder proposals, these banks, brokers and other nominees do not have discretion to vote uninstructed shares and thus are not “entitled to vote” on such proposals, resulting in a broker non-vote for those shares. We encourage shareholders that hold shares through a bank, broker or other nominee to provide voting instructions to those banks, brokers or other nominees to ensure that their shares are voted at the Annual Meeting.

What is the vote required for approval of each proposal, and what is the effect of abstentions or broker non-votes on voting?

Proposal	Vote Required for Approval	Effect of Abstentions or Broker Non-Votes
Proposal 1: Election of the Board of Directors	Directors will be elected by a majority of the votes cast and entitled to vote at the Annual Meeting. A “majority of the votes cast” means the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election.	Abstentions and broker non-votes will not be counted as votes cast “for” or “against” a director’s election.
Proposal 2: Advisory Vote on the Selection of Independent Auditors	An affirmative vote of a majority of shares present virtually, in person or represented by proxy and entitled to vote.	Abstentions will have the effect of a vote “against” this proposal. Brokers will have discretion to vote on this proposal under applicable NYSE rules.
Proposal 3: Advisory Vote to Approve Executive Compensation	An affirmative vote of a majority of shares present virtually, in person or represented by proxy and entitled to vote.	Abstentions will have the effect of a vote “against” this proposal. Broker non-votes will have no effect on this proposal.
Proposal 4: Shareholder Proposal—Shareholder Opportunity to Vote on Excessive Golden Parachutes	An affirmative vote of a majority of shares present virtually, in person or represented by proxy and entitled to vote.	Abstentions will have the effect of a vote “against” this proposal. Broker non-votes will have no effect on this proposal.

GENERAL DYNAMICS / 2024 PROXY STATEMENT	96

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OTHER IMPORTANT INFORMATION

Additional Shareholder Matters

If any other matters are properly presented at the Annual Meeting, the individuals named in the proxy card or their designees will have discretionary authority to vote the shares they represent on those matters, except to the extent that their discretion may be limited under Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended.

Shareholder Proposals and Director Nominees for the 2025 Annual Meeting of Shareholders

If you wish to submit a proposal for inclusion in our proxy materials to be distributed in connection with the 2025 Annual Meeting of Shareholders (the 2025 Annual Meeting), your written proposal must comply with applicable SEC rules and be received by us no later than November 22, 2024. The proposal should be sent to the Corporate Secretary, General Dynamics Corporation, 11011 Sunset Hills Road, Reston, Virginia 20190.

If you intend to present a proposal at the 2025 Annual Meeting that is not to be included in our proxy materials, including director nominations, you must comply with the requirements set forth in our Bylaws. Among other things, the Bylaws require that a shareholder submit a written notice to our Corporate Secretary at the address in the preceding paragraph no earlier than January 1, 2025, and no later than January 31, 2025.

In addition, our Bylaws permit a shareholder or a group of up to 20 shareholders who have owned 3% or more of the company’s outstanding capital stock continuously for at least three years to submit director nominees for inclusion in our proxy statement if the shareholder(s) and nominee(s) satisfy the requirements specified in our Bylaws. These requirements can be found in Article II, Section 10 of our Bylaws. The applicable notice must be received by the company no earlier than October 23, 2024, and no later than November 22, 2024.

2023 Annual Report on Form 10-K

We will furnish to any shareholder, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2023 (the 2023 Annual Report), as filed with the SEC. A request for the report can be made verbally or in writing to Investor Relations, General Dynamics Corporation, 11011 Sunset Hills Road, Reston, Virginia 20190, 1-703-876-3000 or through our website www.gd.com. Our 2023 Annual Report and other public filings are also available through the SEC’s website at www.sec.gov and on our website at www.gd.com/SECFilings.

Delivery of Documents to Shareholders Sharing an Address

We will deliver only one 2023 Annual Report and Proxy Statement to shareholders who share a single address unless we have received contrary instructions from any shareholder at the address. If we have received contrary instructions, we will deliver promptly a separate copy of the 2023 Annual Report and Proxy Statement. For future deliveries, shareholders who share a single address can request a separate copy of our 2023 Annual Report and Proxy Statement. Similarly, if multiple copies of the 2023 Annual Report and Proxy Statement are being delivered to a single address, shareholders can request a single copy of the 2023 Annual Report and Proxy Statement for future deliveries. To make a request, please call 1-703-876-3000 or write to the Corporate Secretary, General Dynamics Corporation, 11011 Sunset Hills Road, Reston, Virginia 20190.

Websites

Information contained on or made available through our website or other websites mentioned in this Proxy Statement is not incorporated into and is not a part of these proxy materials, unless otherwise specified.

GENERAL DYNAMICS / 2024 PROXY STATEMENT	97

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Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements that are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “forecasts,” “scheduled,” “outlook,” “estimates,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. Examples include projections of revenue, earnings, operating margin, segment performance, cash flows, contract awards, aircraft production, deliveries and backlog. In making these statements, we rely on assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe our estimates and judgments are reasonable based on information available to us at the time. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.

In addition, our 2023 Annual Report and subsequent filings with the SEC include important information as to risks, uncertainties and other factors that may cause actual future results and trends to differ materially from those forecast in forward-looking statements, and all subsequent written and oral forward-looking statements attributable to General Dynamics or any person acting on our behalf are qualified by the cautionary statements in this section and such forward-looking statements and information as to risks, uncertainties and other factors contained in our filings with the SEC. Forward-looking statements contained in this Proxy Statement speak only as of the date of its filing or, in the case of any document incorporated by reference, the date of that document. These factors may be revised or supplemented in future filings with the SEC. However, General Dynamics does not undertake any obligation to update or publicly release revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Proxy Statement, unless required by applicable law.

GENERAL DYNAMICS / 2024 PROXY STATEMENT	98

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APPENDIX A: USE OF NON-GAAP FINANCIAL MEASURES

This Proxy Statement contains non-U.S. generally accepted accounting principles (GAAP) financial measures, as defined by Regulation G of the SEC.

We emphasize the efficient conversion of net earnings into cash and the deployment of that cash to maximize shareholder returns. As described below, we use free cash flow (FCF) and return on invested capital (ROIC) to measure our performance in these areas. While we believe these metrics provide useful information, they are not defined operating measures under GAAP and there are limitations associated with their use. Our calculation of these metrics may not be completely comparable to similarly titled measures of other companies due to potential differences in the method of calculation. As a result, the use of these metrics should not be considered in isolation from, or as a substitute for, other GAAP measures.

Free Cash Flow. We define FCF as net cash provided by operating activities less capital expenditures. We believe FCF is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying debt, funding business acquisitions, repurchasing our Common Stock and paying dividends. We use FCF to assess the quality of our earnings and as a key performance measure in evaluating management. The following table reconciles FCF with net cash provided by operating activities and provides a calculation of our cash conversion rate:

(dollars in millions)

Year Ended December 31	2023 ($)	2022 ($)	2021 ($)
Net cash provided by operating activities	4,710	4,579	4,271
Capital expenditures	904	(1,114)	(887)
FCF	3,806	3,465	3,384
Cash flows as a percentage of net earnings:
Net cash provided by operating activities:	142%	135%	131%
Free cash flow:	115%	102%	104%

Return on Invested Capital. We believe ROIC is a useful measure for investors because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes divided by average invested capital. Net operating profit after taxes is defined as net earnings plus after-tax interest and amortization expense, calculated using the statutory federal income tax rate. Average invested capital is defined as the sum of the average debt and average shareholders’ equity excluding accumulated other comprehensive loss (AOCL). Average debt and average shareholders’ equity excluding AOCL are calculated using the respective balances at the end of the preceding year and the respective balances at the end of each of the four quarters of the year presented. ROIC excludes goodwill impairments and non-economic accounting changes as they are not reflective of company performance. ROIC is calculated as follows:

(dollars in millions, except percentages)

Year Ended December 31	2023 ($)	2022 ($)	2021 ($)
Net earnings	3,315	3,390	3,257
After-tax interest expense	315	309	340
After-tax amortization expense	201	235	254
Net operating profit after taxes	3,831	3,934	3,851
Average invested capital	31,258	31,260	32,270
ROIC	12.3%	12.6%	11.9%

GENERAL DYNAMICS / 2024 PROXY STATEMENT	99

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GENERAL DYNAMICS CORPORATION
11011 SUNSET HILLS ROAD
RESTON, VA 20190

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - Go to www.ProxyVote.com or **scan the QR Barcode above.**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 30, 2024, for shares held directly, and by 11:59 p.m. Eastern Time on April 28, 2024, for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 30, 2024, for shares held directly, and by 11:59 p.m. Eastern Time on April 28, 2024, for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ATTEND AND VOTE AT THE VIRTUAL MEETING

You must register by Friday, April 26, 2024, at 11:59 p.m. Eastern Time if you wish to attend the meeting via the Internet and vote during the meeting. Please follow the steps below:

1. Go to www.ProxyVote.com by the deadline noted above to register to attend the meeting.
Have the information that is printed in the box marked by the arrow available and follow the instructions.

2. Go to www.VirtualShareholderMeeting.com/GD2024
Have your Control Number available and follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V38220-P02195-Z86668 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

GENERAL DYNAMICS CORPORATION

The Board of Directors recommends you vote FOR the following proposal:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Richard D. Clarke	☐	☐	☐
1b. Rudy F. deLeon	☐	☐	☐
1c. Cecil D. Haney	☐	☐	☐
1d. Charles W. Hooper	☐	☐	☐
1e. Mark M. Malcolm	☐	☐	☐
1f. James N. Mattis	☐	☐	☐
1g. Phebe N. Novakovic	☐	☐	☐
1h. C. Howard Nye	☐	☐	☐
1i. Catherine B. Reynolds	☐	☐	☐
1j. Laura J. Schumacher	☐	☐	☐
1k. Robert K. Steel	☐	☐	☐
1l. John G. Stratton	☐	☐	☐
1m. Peter A. Wall	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. Advisory Vote on the Selection of Independent Auditors	☐	☐	☐
3. Advisory Vote to Approve Executive Compensation	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:	**For**	**Against**	**Abstain**
4. Shareholder Proposal – Shareholder Opportunity to Vote on Excessive Golden Parachutes	☐	☐	☐

NOTE: The proxies are authorized to vote, in their discretion, on such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as an attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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DIRECT DEPOSIT NOTICE

General Dynamics Corporation and Computershare remind you of the opportunity to have your quarterly dividends electronically deposited into your checking or savings account. The main benefit of direct deposit to you is knowing that your dividends are in the account on the payable date.

Telephone inquiries regarding stock, including registration for direct deposit of dividends, should be made to Computershare's automated Toll-Free Telephone Response Center at 1-800-519-3111 or manage the account online at www.us.computershare.com/investor/.

General Dynamics Corporation encourages you to take advantage of one of the convenient ways by which you can vote for matters to be covered at the 2024 Annual Meeting of Shareholders. You can vote the shares electronically through the Internet or by telephone, either of which eliminates the need to return the proxy card. If you do not wish to vote through the Internet or by telephone, you can vote by mail by following the instructions on the proxy card on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.ProxyVote.com.

V38221-P02195-Z86668

Proxy — GENERAL DYNAMICS CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 1, 2024
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

The undersigned hereby appoints PHEBE N. NOVAKOVIC, GREGORY S. GALLOPOULOS and KIMBERLY A. KURYEA, and each of them, as proxy or proxies, with full power of substitution, to vote all shares of common stock, par value $1.00 per share, of GENERAL DYNAMICS CORPORATION, a Delaware corporation, that the undersigned is entitled to vote at the 2024 Annual Meeting of Shareholders, and at any adjournment or postponement thereof, upon the matters set forth on the proxy card and upon such other matters as may properly come before the annual meeting, all as more fully described in the Proxy Statement for the 2024 Annual Meeting of Shareholders.

THIS PROXY WHEN PROPERLY EXECUTED AND TIMELY RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXIES NAMED ABOVE, AS DESCRIBED IN THE PROXY STATEMENT. IF THIS PROXY IS PROPERLY EXECUTED AND TIMELY RETURNED BUT NO DIRECTION IS MADE HEREON, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS FOLLOWS: FOR PROPOSALS 1, 2 AND 3; AND AGAINST PROPOSAL 4.

If you are a participant in the Corporation's 401(k) plans, this proxy card constitutes your instructions to Fidelity, the trustee of the plans, as to the vote of the shares of the Corporation's common stock in the plan accounts. If you do not submit valid and timely voting instructions, Newport Trust Company, LLC, the independent fiduciary and investment manager for the Corporation's common stock in the plan accounts, will direct the vote of the plan shares in its discretion.

PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.